UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Halifax Corporation of Virginia

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $.24 per share

(2)	Aggregate number of securities to which transaction applies:

3,175,206 shares of common stock outstanding as of January 19, 2010

24,000 shares of underlying options outstanding as of January 19, 2010

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by adding (1) the product of 3,175,206 shares of common stock and the merger consideration of $1.20 in cash per share of common stock (which product is equal to $3,810,247), plus (2) the difference between $1.20 and the exercise price of each of the 24,000 shares of common stock subject to options to purchase shares of common stock at an exercise price less than $1.20 per share (which in the aggregate is equal to $17,040)

(4)	Proposed maximum aggregate value of transaction:

$3,827,287

(5)	Total fee paid:

$273

☑	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HALIFAX CORPORATION OF VIRGINIA
5250 Cherokee Avenue
Alexandria, Virginia 22312

ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of Halifax Corporation of Virginia (“Halifax,” “we,” or the “Company”) to be held at 5250 Cherokee Avenue, Alexandria, Virginia 22312, on Tuesday, March 2, 2010, at 10:00 a.m. local time. The Board of Directors has fixed the close of business on January 25, 2010 as the record date for the purpose of determining the shareholders entitled to receive notice of and vote at the annual meeting and any adjournment or postponement of the annual meeting.

At the annual meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger by and among Global Iron Holdings, LLC, a Delaware limited liability company, Global Iron Acquisition, LLC, a Delaware limited liability company and Halifax, dated January 6, 2010 and the transactions contemplated thereby, as the same may be amended from time to time. If the merger is completed, the Company’s shareholders will have the right to receive, for each share of the Company’s common stock they hold at the time of the merger, $1.20 in cash.

After careful consideration, the Halifax Board of Directors has determined that the merger agreement and the proposed merger are in the best interests of the shareholders of the Company and has therefore approved the merger agreement and the transactions contemplated thereby, including the merger. Accordingly, the Halifax Board of Directors recommends that you vote “FOR” approval of the merger agreement and the transactions contemplated thereby.

In addition, you are being asked at the annual meeting to elect seven (7) directors, each for a one (1) year term, until his successor is duly elected and qualified. The Halifax Board of Directors unanimously recommends (with each nominee abstaining with respect to his election) that you vote “FOR” the election of each nominee for director as proposed. The accompanying notice of annual meeting and proxy statement provide information regarding the matters to be acted on at the annual meeting, including any adjournment or postponement of the annual meeting. Please read these materials carefully.

YOUR VOTE IS VERY IMPORTANT, regardless of the number of shares you own. Once you have read the accompanying materials, please take the time to vote on the matters submitted to shareholders at the annual meeting, whether or not you plan to attend the annual meeting. I urge you to vote your shares promptly by using the Internet or by signing and returning a proxy card. Voting by proxy will not prevent you from voting your Halifax shares in person if you subsequently choose to attend the annual meeting in person. Your vote in person will revoke any proxy previously submitted.

If your shares are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares on the merger proposal without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares by following the procedures provided by your bank, brokerage firm or other nominee.

Thank you for your support of Halifax Corporation of Virginia.

Sincerely,

Charles L. McNew
President and Chief Executive Officer

HALIFAX CORPORATION OF VIRGINIA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 2, 2010
To the Shareholders of Halifax Corporation of Virginia:

NOTICE IS HEREBY GIVEN THAT our annual meeting of shareholders will be held at our executive offices located at 5250 Cherokee Avenue, Alexandria, VA 22312 on March 2, 2010, at 10:00 a.m., local time.

We are holding the annual meeting for the following purposes:

1. To consider and vote on a proposal to approve the Agreement and Plan of Merger by and among Global Iron Holdings, LLC, a Delaware limited liability company, Global Iron Acquisition, LLC, a Delaware limited liability company and Halifax Corporation of Virginia, dated January 6, 2010 and the transactions contemplated thereby, as the same may be amended from time to time (the “Merger Proposal”);

2. To elect seven (7) directors, each for a one (1) year term, until his successor is duly elected and qualified;

3. To consider and vote on a proposal to adjourn the annual meeting, if necessary or appropriate to solicit additional proxies, if there are insufficient votes at the time of the meeting to achieve a quorum or approve the Merger Proposal; and

4. The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our Board of Directors is not aware of any other matters to be brought before the annual meeting.

Under Virginia law, shareholders have the right to assert appraisal rights with respect to the merger and demand in writing that we pay the fair value of your shares of our common stock. In order to exercise and perfect appraisal rights, generally you must:

•	not vote any of the shares of our common stock owned by you in favor of the Merger Proposal;

•	deliver written notice of your intent to demand payment for your shares to us before the vote is taken on the Merger Proposal at the annual meeting;

•	complete, sign and return the form to be sent to you pursuant to Section 13.1-734 of the Virginia Stock Corporation Act; and

•	if you hold certificated shares, deposit your shares of our common stock certificates in accordance with the instructions in such form.

A copy of the applicable Virginia statutory provisions is included in the joint proxy statement as Annex C, and a more detailed description of the procedures to demand and perfect appraisal rights is included in the section entitled “Proposal I — Approval of the Merger and Related Matters — Rights of Appraisal or Dissenter’s Rights.”

The accompanying proxy statement further describes the matters to be considered at the annual meeting. A copy of the Agreement and Plan of Merger has been included as Annex A to the accompanying proxy statement.

A copy of our 2009 Annual Report to Shareholders and quarterly report on Form 10-Q for the quarter ended September 30, 2009, which is not part of the proxy soliciting materials, is also enclosed.

Our Board of Directors has fixed the close of business on January 25, 2010, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Your vote is important, regardless of the number of shares of our common stock you own. Approval of the merger agreement requires the affirmative vote of two-thirds of the votes entitled to be cast by our shareholders. The election of directors will be determined by a plurality of the votes cast by our shareholders present in person or by proxy at the annual meeting who are entitled to vote. Even if you plan to attend the annual meeting in person, you are encouraged to vote your shares by using the Internet or complete, sign, date and return the enclosed proxy card according to the instructions on the enclosed proxy card, to ensure that your shares will be represented at the annual meeting. If you do attend the annual meeting and wish to vote in person, your vote in person will revoke any proxy previously submitted.

If you provide your proxy without indicating how you wish to vote, your proxy will be voted in favor of the approval of the Merger Proposal, in favor of each nominee for director, in favor of the adjournment proposal and in accordance with the recommendation of the Halifax Board of Directors on any other matters properly brought before the annual meeting for a shareholder vote.

Attendance at the annual meeting is limited to shareholders. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the special meeting, you will need to bring an account statement or other acceptable evidence of ownership of the Company’s common stock as of the close of business on January 25, 2010, the record date. In addition, if you would like to attend the special meeting and vote in person, in order to vote, you must contact the person in whose name your shares are registered, obtain a proxy from that person and bring it to the special meeting. The use of cell phones, PDAs, pagers, recording and photographic equipment, camera phones and/or computers is not permitted in the meeting rooms at the annual meeting.

If you have any questions about the Merger Proposal or require assistance in submitting your proxy, please contact Regan & Associates, Inc., the firm assisting us in the solicitation of proxies, toll-free at (800) 737-3426. Banks and brokerage firms can call collect at (212) 587-3005.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 2, 2010.

Our proxy statement is attached. Financial and other information concerning the Company is contained in our Annual Report to Shareholders for the fiscal year ended March 31, 2009 and quarterly report for the quarter ended September 30, 2009. Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement and our 2009 Annual Report to Shareholders (including the Annual Report on Form 10-K) and quarterly report on Form 10-Q for the quarter ended September 30, 2009 are available at www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07821.

By Order of the Board of Directors

Ernest L. Ruffner
Secretary

Alexandria, Virginia
February 3, 2010

The proxy statement and the accompanying proxy card will first be sent or given to shareholders on or about February 3, 2010.

SUMMARY MERGER TERM SHEET

The following summary, together with “Questions and Answers About the Annual Meeting of Shareholders” highlights selected information contained in this proxy statement. It may not contain all of the information that may be important in your consideration of the proposals. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this Summary Merger Term Sheet includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (Page 24)

The Company

Halifax Corporation of Virginia
5250 Cherokee Ave.
Alexandria, VA 22312
(703) 750-2202

Founded in 1967, Halifax Corporation of Virginia, a Virginia Corporation (the “Company,” “Halifax,” “we,” “us” or “our”), provides a comprehensive range of enterprise maintenance services and solutions to a broad base of clients throughout the United States. We provide 7x24x365 technology solutions that can meet stringent enterprise service requirements. The Company is a nation-wide, high-availability, multi-vendor enterprise maintenance services and solutions provider for enterprises, including businesses, global service providers, governmental agencies and other organizations. The Company is headquartered in Alexandria, Virginia with additional facilities in Richmond, Virginia, Harrisburg, Pennsylvania, Trenton, New Jersey, Charleston, South Carolina and Kent, Washington.

Parent

Global Iron Holdings, LLC
c/o Global Equity Capital, LLC
6260 Lookout Road
Boulder, CO 80301
(303) 531-1000

Global Iron Holdings, LLC is a Delaware limited liability company (“Parent”) that was formed for the purpose of acquiring Halifax and similar IT services businesses and has not engaged in any business except for activities incidental to its formation, exploration of possible transactions and as contemplated by the Merger Agreement.

Parent is, and upon the consummation of the Merger will be, owned by affiliates of the private equity firm, Global Equity Capital, LLC, which is the entity organizing equity and other financing for the Merger.

Merger Sub

Global Iron Acquisition, LLC
c/o Global Equity Capital, LLC
6260 Lookout Road
Boulder, CO 80301
(303) 531-1000

Global Iron Acquisition, LLC is a Delaware limited liability company (“Merger Sub”) that was organized solely for the purpose of acquiring Halifax. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon consummation of the proposed Merger, Halifax will merge with and into Merger Sub and Merger Sub will continue as the Surviving Entity (as defined below). It is expected that Merger Sub will be renamed “Halifax Technology LLC.” after the consummation of the Merger.

The Merger (Page 24)

The Agreement and Plan of Merger, dated as of January 6, 2010, by and among Parent, Merger Sub and the Company, as it may be amended from time to time (the “Merger Agreement”), provides that the Company will merge with and into Merger Sub (the “Merger”) with Merger Sub continuing as the surviving Company (the “Surviving Entity”). In the Merger, each share of common stock, par value $.24 per share, of the Company, issued and outstanding immediately prior to the effective time of the Merger (other than shares as to which appraisal rights are properly asserted under Virginia law and shares owned by the Company, Merger Sub, Parent or any affiliate of Parent) will be converted into the right to receive a cash amount of $1.20 (the “Merger Consideration”).

Effects of the Merger (Page 24)

If the Merger is completed, you will be entitled to receive $1.20 in cash for each share of the Company’s common stock owned by you. As a result of the Merger, the Company will be merged with and into Merger Sub, a wholly owned subsidiary of Parent. You will not own any shares of the Surviving Entity.

Treatment of Outstanding Options (Page 24)

Upon consummation of the Merger, each outstanding in-the-money option to purchase the Company’s common stock will be converted into the right to receive a cash amount equal to the excess, if any, of the Merger Consideration over the exercise price per share for each share subject to the option, less any applicable withholding taxes. In-the-money options are options that have an exercise price per share less than $1.20 per share. Each outstanding out-of-the-money option immediately prior to consummation of the Merger will be cancelled without consideration.

Interests of Certain Persons in the Merger (Page 21)

In considering the recommendation of the Company’s Board of Directors, you should be aware that some members of our management and Board of Directors have interests in the Merger that are different from, or in addition to, your interests as a shareholder generally, and that may present actual or potential conflicts of interest. These interests may include rights of the executive officers under severance agreements and rights to continued indemnification and directors and officers liability insurance to be provided to current and former directors and officers for acts or omissions occurring prior to the Merger. It is currently contemplated that the Company’s officers will retain their existing positions in the Surviving Entity. The special committee and the Board of Directors considered these interests, among other matters, in approving the Merger.

Required Vote of Merger (Page 23)

Under Virginia law, the affirmative vote of shareholders representing at least two-thirds of the votes entitled to be cast by shareholders at the annual meeting is required to approve the Merger Proposal (as defined under “Questions and Answers about the Annual Meeting of Shareholders — Q: What matters will be voted on at the annual meeting?” if a quorum is present. Abstentions and broker non-votes will not count as votes cast. Because, however, approval of the Merger Proposal requires the affirmative vote of at least two-thirds of the shares of the Company’s common stock outstanding on the Record Date, abstentions and broker non-votes will have the same effect as votes against the Merger Proposal.

Our directors, executive officers and certain significant shareholders, which in the aggregate hold approximately 31.1% of the Company’s outstanding shares of common stock, have agreed to vote such shares in favor of the Merger. See “Proposal 1 — Approval of the Merger and Related Matters — The Voting Agreement.”

Approval of any motion to adjourn or postpone the annual meeting to permit further solicitation of proxies to achieve a quorum or approval of the Merger Proposal requires that the votes cast for the proposal exceed the votes cast against the proposal, whether or not a quorum is present. Abstentions and broker non-

votes will not count as votes cast for this purpose and will have no effect for purposes of determining whether a proposal to adjourn or postpone the annual meeting is approved.

Rights of Appraisal or Dissenters’ Rights (Page 33)

Under the Virginia Stock Corporation Act, shareholders who follow the procedures set forth in Article 15 of the Virginia Stock Corporation Act will be entitled to appraisal rights and to receive payment of the “fair value” of their shares of the Company’s common stock. Any shareholder who wishes to exercise appraisal rights should review the discussion in “Proposal I — Approval of the Merger and Related Matters — Rights of Appraisal or Dissenter’s Rights” and Annex C carefully because failure to comply in a timely and proper manner with the procedures specified may result in the loss of appraisal rights under the Virginia Stock Corporation Act.

A vote in favor of the Merger Proposal by a shareholder will result in a waiver of such shareholder’s appraisal rights.

Share Ownership of Directors and Executive Officers (Page 24)

As of the record date, executive officers and directors beneficially owned approximately 5.8% of the Company’s common stock (exclusive of outstanding options).

Recommendation of the Company’s Board of Directors (Page 16)

The Company’s Board of Directors unanimously recommends that you vote “FOR” approval of the Merger Proposal and “FOR” the Adjournment Proposal if necessary or appropriate to solicit additional proxies, if there are not sufficient votes in favor of approval of the Merger Proposal. For a discussion of the material factors considered by the Company’s Board of Directors in reaching its conclusions, see “Proposal I — Approval of the Merger and Related Matters — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 19.

Opinion of Woodward Group (Page 16 and Annex B)

The Woodward Group, Ltd (“Woodward Group”) delivered a written opinion, dated January 5, 2010, to the Company’s Board of Directors that, as of December 28, 2009 and based upon the assumptions and limitations set forth therein, the Merger Consideration to be offered in the Merger to the holders of the Company’s common stock (other than shares as to which appraisal rights are properly asserted under Virginia law and shares owned by the Company, Merger Sub, Parent or any affiliate of Parent) was fair from a financial point of view to such holders.

The full text of the written opinion of Woodward Group, dated January 5, 2010, is attached as Annex B to this proxy statement. The written opinion of Woodward Group sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken in connection with rendering the opinion. Woodward Group provided its opinion for information and assistance to the Company’s Board of Directors in connection with its consideration of the Merger. The Woodward Group opinion is not a recommendation as to how any holder of the Company’s common stock should vote with respect to the Merger.

When will the Merger be Completed (Page 33)

Subject to adoption of the Merger Agreement by the Company’s shareholders and the satisfaction of the other closing conditions set forth in the Merger Agreement, the Company anticipates completing the Merger during the fourth quarter of the fiscal year ending March 31, 2010.

Conditions to the Merger (Page 28)

The obligations of the Company, Parent and Merger Sub to complete the merger depend on a number of conditions being met. These conditions include, without limitation:

•	approval of the Merger Proposal by the Company’s shareholders;

•	holders of not more than 5% of the issued and outstanding shares of the Company’s common stock entitled to vote at the annual meeting of shareholders have not properly made or withdrawn a demand for appraisal;

•	holders of the Company’s 8% promissory notes due July 1, 2010 entered into an agreement with Parent and Merger Sub to exchange at the effective time of the Merger all of the Company’s 8% promissory notes for notes issued by Surviving Company (At September 30, 2009, such notes had an aggregate principal amount of $1.0 million and accrued interest of $322,000); and

•	the voting agreement (discussed below) has not been amended, modified or terminated.

Where the law permits, the parties to the Merger Agreement could choose to waive a condition to its obligation to complete the Merger, although that condition has not been satisfied. We cannot be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

No Solicitation of Other Offers (Page 27)

The Company may not directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined under “Proposal I — Approval of the Merger and Related Matters-The Merger Agreement — Conduct Pending the Merger-No Solicitation of Other Offers”) or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate any acquisition proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Merger Agreement does, however, permit the Company’s Board of Directors to take the above described actions in connection with a bona fide Acquisition Proposal that is or would reasonably be expected to result in a Superior Proposal (as defined under “Proposal I — Approval of the Merger and Related Matters-The Merger Agreement — Conduct Pending the Merger-No Solicitation of Other Offers”).

Termination of the Merger Agreement (Page 29)

The Merger Agreement may be terminated before consummation under a number of specified circumstances. The Merger Agreement may generally be terminated at any time before the effective time of the Merger in any of the following ways, among others:

•	by mutual written consent of the Company, Parent and Merger Sub;

•	by either the Company or Parent if:

•	a governmental entity issues a final, non-appealable order or takes action that permanently restrains, enjoins or otherwise prohibits the payment for shares pursuant to the Merger provided that the party terminating the Merger Agreement used its commercially reasonable efforts to remove or lift such order or action;

•	the Merger is not consummated on or before July 5, 2010 provided the terminating party was not the principal cause of the resulted event and the action or failure to act did not constitute a material breach of the Merger Agreement; or

•	the Company’s shareholders did not approve the Merger Proposal provided the terminating party was not the principal cause of the resulted event and the action or failure to act did not constitute a material breach of the Merger Agreement.

•	by the Company if:

•	the Company’s Board of Directors approves the Company entering into an agreement constituting a Superior Proposal provided, certain conditions are met; or

•	any of Parent’s or Merger Sub’s representations and warranties are not true and correct, or Parent failed to perform its covenants or other agreements contained in the Merger Agreement and such breach or failure is not cured in all material respects within ten (10) business days following receipt of written notice from the Company of such breach; and

•	By Parent, if

•	the Company’s Board of Directors withdraws, modifies or changes its recommendation to the Company’s shareholders of the Merger Agreement or takes action to recommend to the Company’s shareholders an Acquisition Proposal;

•	the Company’s Board of Directors approves or recommends a Superior Proposal;

•	the Merger Agreement is not approved and adopted by the Company’s shareholders at least three business days prior to July 5, 2010; or

•	any of the Company’s representations and warranties are not true and correct, or the Company fails to perform its covenants or other agreements contained in the Merger Agreement and such breach or failure is not cured in all material respects within ten (10) business days following receipt of written notice from Parent of such breach.

Termination Fees and Expenses (Page 31)

Upon termination of the Merger Agreement under specified circumstances, including failure to obtain the requisite shareholder vote in favor of the Merger, failure to timely hold a shareholder meeting or the Company accepting a Superior Proposal, the Company is required to pay Parent a termination fee of $240,000 and up to $200,000 of the reasonable expenses incurred by Parent in connection with the transactions contemplated by the Merger Agreement.

Upon termination of the Merger Agreement by the Company due to Parent’s or Merger Sub’s representations and warranties not being correct or Parent’s or Merger Sub’s failure to perform covenants contained in the Merger Agreement where such failure was not cured in all material respects within ten business days following receipt of written notice of such breach by the Company, Parent is required to pay the Company up to $120,000 of the reasonable expenses incurred by Parent in connection with the transactions contemplated by the Merger Agreement.

Specific Performance (Page 32)

The Company, Parent and Merger Sub are each entitled to seek an injunction to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other legal or equitable remedy to which they are entitled.

Financing (Page 32)

Parent and Merger Sub estimate that the total amount of funds necessary to consummate the Merger, refinance certain indebtedness and pay fees and expenses (including Company expenses) associated with the Merger and related transactions will be approximately $6.2 million, which Parent and Merger Sub expect will be funded by equity and debt financing arranged by Global Equity Capital, LLC. In addition, the Company’s $1.0 million in subordinated notes will remain outstanding. Notwithstanding the financing arrangements that Parent has in place, the consummation of the Merger is not subject to any financing conditions.

As of the date of this proxy statement, we have been advised by Parent and Merger Sub that they are not relying on third party debt financing to consummate the Merger. In the event no third party financing is available, or is not available on commercially reasonable terms, Parent will have at closing, subject to the satisfaction of all closing conditions set forth in the Merger Agreement, equity and other funding commitments from investors and their affiliates in an amount required to pay in full the Merger Consideration, retire any indebtedness accelerated as a result of the Merger, and to pay all Company expenses.

The Voting Agreement (Page 33)

All of the Company’s directors and executive officers and certain significant shareholders have entered into a voting agreement pursuant to which they agreed to, among other things, (i) vote all shares of the Company’s common stock they own in favor of the adoption of the Merger Agreement and approval of the Merger at the annual meeting and (ii) not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of their shares, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on their voting rights, charge or other encumbrance of any nature whatsoever with respect to their shares of the Company’s common stock during the term of the voting agreement. The voting agreement covers approximately 31.1% of the Company’s outstanding shares of common stock.

Material United States Federal Income Tax Consequences (Page 21)

The exchange of shares of the Company’s common stock for cash in the Merger by a U.S. person will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a shareholder will recognize capital gain or loss equal to the difference, if any, between the amount of cash received with respect to the shares of the Company’s common stock exchanged and the shareholder’s adjusted tax basis in such shares. Shareholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the Merger.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

The following questions and answers address briefly some questions you may have regarding the annual meeting and the transactions. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	When and where is the annual meeting?

A:	The annual meeting of shareholders will be held on March 2, 2010, at 10:00 a.m., local time, at the Company’s executive offices located at 5250 Cherokee Avenue, Alexandria, VA 22312. The approximate date on which this proxy statement and the accompanying proxy card will first be sent or given to shareholders is February 3, 2010.

Q:	What matters will be voted on at the annual meeting?

A:	The enclosed proxy is being solicited on behalf of our Board of Directors for use in voting at the Annual Meeting, including any postponements or adjournments thereof. You will be asked to consider and vote on the following proposals:

• To consider and vote on a proposal to approve the Agreement and Plan of Merger by and among Parent, Merger Sub and the Company, dated January 6, 2010, and the transactions contemplated thereby, as the same may be amended from time to time (the “Merger Proposal”);

• To elect seven (7) directors, each for a one (1) year term, until his successor is duly elected and qualified; and

• To consider and vote on a proposal to adjourn the annual meeting, if necessary or appropriate to solicit additional proxies, if there are insufficient votes at the time of the meeting to achieve a quorum or to approve the Merger Proposal (the “Adjournment Proposal”).

Our Board of Directors is not aware of any other matter to be brought before the annual meeting.

Q:	How does the Board of Directors recommend that I vote on the proposals?

A:	The Company’s Board of Directors unanimously recommends that you vote “FOR” the approval of the Merger Proposal, “FOR” all of the nominees for director and “FOR” the Adjournment Proposal, if necessary or appropriate to solicit additional proxies, if there are not sufficient votes in favor of approval of the Merger Proposal.

Q:	Who is entitled to attend and vote at the annual meeting?

A:	The record date for the annual meeting is January 25, 2010. Only holders of shares of our common stock, par value $0.24 per share, as of the close of business on the record date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. As of the record date, there were 3,175,206 shares of our common stock outstanding.

If you want to attend the annual meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you must bring to the annual meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the annual meeting.

Q:	What constitutes a quorum for the annual meeting?

A:	In order for a quorum to be present at the annual meeting, one-third (1/3) of the common stock issued and outstanding at the close of business on the record date entitled to vote at the annual meeting must be present in person or represented by proxy at the annual meeting. All such shares that are present in person or represented by proxy at the annual meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

Broker non-votes (i.e., when a nominee holding shares of common stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) are counted in determining whether a quorum is present. Abstentions and shares held of record by a broker or nominee that are voted on any matter are counted in determining whether a quorum is present.

Q:	What vote is required to approve the Merger and Adjournment Proposal?

A:	Under Virginia law, the affirmative vote of shareholders representing at least two-thirds of the votes entitled to be cast by shareholders at the annual meeting is required to approve the Merger Proposal if a quorum is present. Abstentions and broker non-votes will not count as votes cast. Because, however, approval of the Merger Proposal requires the affirmative vote of at least two-thirds of the shares of the Company’s common stock outstanding on the Record Date, abstentions and broker non-votes will have the same effect as votes against the Merger Proposal.

Our directors, executive officers and certain significant shareholders, which in the aggregate hold approximately 31.1% of the Company’s outstanding shares of common stock, have agreed to vote such shares in favor of the Merger. See “Proposal 1 — Approval of the Merger and Related Matters — The Voting Agreement.”

Approval of any motion to adjourn or postpone the annual meeting to permit further solicitation of proxies to achieve a quorum or approval of the Merger Proposal requires that the votes cast for the proposal exceed the votes cast against the proposal, whether or not a quorum is present. Abstentions and broker non-votes will not count as votes cast for this purpose and will have no effect for purposes of determining whether a proposal to adjourn or postpone the annual meeting is approved.

Q:	What vote is required for the election of directors?

A:	Directors are elected by a plurality of the votes cast by shareholders present in person or by proxy at the annual meeting who are entitled to vote if a quorum is present. Accordingly, the seven nominees receiving the most “FOR” votes will be elected.

Q:	How many votes do I have?

A:	You have one vote for each share of our common stock you own as of the record date per proposal.

Q:	How do I vote?

A:	In order to vote your shares, you may attend the Annual Meeting and vote in person or you may vote by proxy.

You may vote by proxy by either (i) via the Internet at: www.voteproxy.com (using the 12-digit number included on your proxy card or notice of annual meeting) or (ii) completing and signing the enclosed proxy card and returning the card in the postage-paid envelope the Company has provided you. The deadline for voting by Internet is 11:59 p.m. (EST) on March 1, 2010 (the day before the annual meeting). If you receive more than one control number, in order for all of your shares to be voted, you must vote using all control numbers you receive.

Please review the voting instructions on the proxy card and read the entire text of each proposal prior to voting. If you submit a proxy and do not indicate how you want to vote, your proxy will be counted as a vote for approval of the Merger Proposal, for all of the director nominees and for the Adjournment Proposal, if necessary or appropriate to solicit additional proxies, if there are not sufficient votes in favor of approval of the Merger Proposal, and in accordance with the recommendation of our board of directors on any other matters properly brought before the annual meeting for a shareholder vote.

If your shares are held by your brokerage firm, bank or other nominee, see “If my shares are held by my brokerage firm, bank or other nominee, how do I vote my shares?” below.

Q:	Can I change my vote?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by:

• properly submitting a later-dated proxy by Internet or mail;

• sending a written notice stating that you would like to revoke your proxy to Corporate Secretary, 5250 Cherokee Avenue, Alexandria, VA 22312; or

• attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Annual Meeting.

The last vote received chronologically will supersede any prior vote. The deadline for voting by Internet is 11:59 p.m. (EST) on March 1, 2010 (the day before the annual meeting).

If you hold your shares in street name, you must contact your broker, bank or other nominee regarding how to change your vote.

Q:	If my shares are held by my brokerage firm, bank or other nominee, how do I vote my shares?

A:	If your shares are held in a stock brokerage account or by another nominee, such as a bank or trust, then the brokerage firm or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank or other nominee will only be permitted to vote your shares for you only if you instruct them how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm regarding how to instruct them to vote your shares.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, shares held in street name will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank or other nominee to vote your shares. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What if I fail to instruct my brokerage firm, bank or other nominee how to vote?

A:	Without instructions, your bank, brokerage firm or other nominee will not vote any of your shares held in “street name” on any of the proposals. For your shares to be voted, you must instruct your bank, broker or other nominee to vote your shares. When a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner, this is called a “broker non-vote.”

Q:	What does it mean if I receive more than one proxy?

A:	If you receive more than one proxy, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are voted, you will need to sign and return each proxy you receive.

Q:	What happens if I do not vote or abstain from voting?

A:	Abstentions and broker non-votes will have the same legal effect as a vote against the Merger Proposal. Abstentions and broker non-votes are not counted as votes cast in the election of directors or with respect to the Adjournment Proposal. Accordingly, abstentions and broker non-votes will not have an effect on whether a director is elected or the Adjournment Proposal is approved.

Q:	What will a Halifax shareholder receive when the Merger occurs?

A:	If the Merger is completed, you will receive $1.20 in cash for each share of the Company’s common stock that you own immediately prior to the effective time of the Merger, unless you exercise and perfect your appraisal rights under Virginia law.

Q:	What do I need to do now?

A:	After you carefully read this proxy statement in its entirety, consider how the Merger affects you and then vote or provide voting instructions as described in this proxy statement.

Q:	Should I send my stock certificates now?

A:	No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of the Company’s common stock for Merger Consideration. If your shares are held in “street name” by your brokerage firm, bank or other nominee you will receive instructions from your brokerage firm, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Please do not send your certificates now.

Q:	Do I have dissenter or appraisal rights?

A:	Yes. If you have not voted in favor of the Merger Proposal and have demanded appraisal for your shares in accordance with the Virginia Stock Corporation Act, your shares will not be converted into a right to receive the Merger Consideration. Instead, you will have only the rights given to dissenting shareholders pursuant to Article 15 of the Virginia Stock Corporation Act, unless you later fail to perfect your right to appraisal or otherwise withdraw or lose your right to appraisal. If you fail to perfect, withdraw or otherwise lose your right to appraisal, your shares will be treated as if they had converted into the right to receive the Merger Consideration that you are entitled to receive under the Merger Agreement. You are urged to consult Article 15 of the Virginia Stock Corporation Act, which is reprinted in its entirety as Annex C to this proxy statement.

Q:	What will happen to our Board of Directors if the Merger is completed?

A:	If the Merger is completed, the directors elected at the annual meeting will resign.

Q:	Who will bear the costs of proxy solicitation?

A:	We will bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy card and miscellaneous costs with respect to the same. We may, in addition, use the services of our officers, directors and employees to solicit proxies personally or by telephone and telegraph, but at no additional salary or compensation. We intend to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. We will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

The Company has retained Regan & Associates, Inc. (“Regan”) to solicit proxies on the Board’s behalf. We estimate that Regan will receive a fee of approximately $9,000. Regan has advised the Company that approximately eight of its employees will be involved in the solicitation of proxies by Regan on our behalf.

As of the date of this proxy statement, we have spent approximately $29,500 in connection with this solicitation.

Q	Who can answer further questions?

A:	If you would like additional copies of this proxy statement or a new proxy card or if you have questions about the Merger Proposal, or require assistance in submitting your proxy, please contact Regan, the firm assisting us in the solicitation of proxies, toll-free at (800) 737-3426. Banks and brokerage firms can call collect at (212) 587-3005.

Q	How can I obtain directions to the annual meeting?

A:	Directions to the annual meeting are available by calling our executive offices at (703) 658-2400.

CAUTIONARY STATEMENTS CONCERNING
FORWARD LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. These forward-looking statements are subject to risks and uncertainties, including, among others, approval of the Merger by the Company’s shareholders, the timing of the shareholders meeting, satisfaction of various other conditions to the closing of the Merger, termination of the Merger Agreement pursuant to its terms and risks faced by the Company described in the Company’s Form 10-K for its fiscal year ended March 31, 2009. The Company undertakes no obligation to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements.

PROPOSAL I — APPROVAL OF THE MERGER AND RELATED MATTERS

Background of the Merger

Our Board of Directors continually reviews the Company’s business, strategic direction, performance and prospects in the context of developments in the enterprise maintenance solutions industry and the competitive landscape in the markets in which the Company operates. The Board of Directors and senior management of Halifax have regularly discussed various potential strategic alternatives, including possible acquisitions, raising additional equity, and other transactions that could complement and enhance the Company’s competitive strengths and strategic outlook. Halifax’ senior management also has had informal conversations from time to time with other industry participants and with investment bankers covering the enterprise maintenance solutions industry regarding prospects for the industry and strategic alternatives for the Company in light of current market conditions.

With the view towards enhancing shareholder value, Halifax’s Board of Directors and management held discussions from time to time with various companies that expressed preliminary interest in potentially pursuing an acquisition of Halifax or another strategic transaction. In addition, on September 11, 2008, the Board of Directors had retained an investment banking firm to solicit potential merger candidates for the Company. As a result of these discussions and activities by the Company’s investment banker, between September 2008 and June 2009, the Company entered into non-disclosure agreements and pursued transactions with several entities. However, none of these discussions or other activities on the part of the Company resulted in a transaction.

In September 2009, Blumberg Advisory Group was in communication with the Company regarding a potential acquisition target for the Company. Blumberg suggested to the Company’s management that he refer the Company to another of their clients, Global Equity Capital, LLC (“Global”), to discuss either potential financing for the Company’s proposed acquisition or a business combination involving the Company.

On September 3, 2009, a representative of Global, a private equity firm located in Boulder, Colorado, contacted Charles McNew, the Company’s President and Chief Executive Officer, at Blumberg’s suggestion, concerning a possible acquisition of the Company or providing financing for the acquisition the Company was considering. Intermittent preliminary discussions with Global continued for several days.

On September 11, 2009, the Company and Global executed a non-disclosure agreement.

The Board of Directors had previously established the special committee, consisting of three (3) of the Company’s independent, non-management directors, should developments require, to respond to any indication of interest by Global in acquiring the Company and to design and oversee a process for evaluating the Company’s other strategic alternatives.

On September 14, 2009, Mr. McNew informed the special committee, that he had been in contact with Global regarding a possible transaction involving the Company and his plans to travel to Colorado to meet with representatives of Global.

Donald Ervine, chair of the special committee, suggested that Mr. McNew report back to the special committee and to the Company’s Board of Directors should discussions progress to the point where Mr. McNew believed it likely that Global would seek to make a transaction proposal to the Company. Thereafter, Global and the Company commenced exchanging confidential, non-public information.

On September 16, 2009, Mr. McNew traveled to Global’s offices in Boulder, Colorado to discuss a possible transaction. Mr. McNew met with Global’s Managing Director of M&A and Executive Vice President of Operations. The discussion focused on the Company’s operating results and growth plans, the strategic benefits of the Company’s proposed acquisition, and possible benefits to affiliates of Global Equity Capital should the Company be part of its portfolio. These conversations continued for several days following the in-person meeting.

On September 25, 2009, the special committee met telephonically to be updated by management regarding the meeting with Global. Following management presentations and discussion by the Company’s management, the special committee determined to engage in a more extensive review of the Company’s future outlook and strategic alternatives, including an analysis of the drivers of the Company’s current stock market valuation. The special committee also authorized Mr. McNew to continue working with Global with a view toward obtaining from Global a firm proposal for an acquisition of the Company.

Global then informed us that it would not be interested in providing acquisition financing for the Company’s potential acquisition target, but suggested that Global could acquire both the target and the Company and combine them. However, Global was not yet prepared to make an offer for the Company. As discussions continued, Global and the Company agreed that Global would pursue the acquisition target with limited involvement by the Company, but if the businesses were not combined the Company would have the option to purchase the acquisition target from Global, or collect a fee for referring the target to Global. An agreement to this effect was executed by the Company and Global on September 30, 2009.

On October 9, 2009, the Company completed its previously announced delisting from NYSE AMEX, part of its initiative to eventually deregister from SEC reporting in order to reduce the costs involved in being a public company.

On October 12, 2009, Global sent the Company a letter outlining potential terms of an acquisition of the Company at an indicated price of approximately $1.30 per share in cash, subject to confirmatory due diligence, examination of certain metrics impacting value, and other conditions. On October 13, 2009, Mr. McNew notified the special committee of the details of the Global offer and the special committee requested certain changes. On October 14, 2009, Mr. McNew advised the special committee of the revised letter of intent, dated October 14, 2009, received from Global. The revised letter of intent provided for an all cash merger with a newly created subsidiary of Parent. It also provided for a 45 day exclusivity period to permit for due diligence and the negotiation of a merger agreement. On October 14, 2009, the special committee met to review the proposal of Global and to discuss further the outlook for, and the strategic alternatives available to, the Company. At this meeting, the special committee unanimously determined to accept Global’s letter of intent.

Additionally, on October 14, 2009, our Board of Directors met telephonically to be briefed on Global’s interest in the Company. At this meeting, Mr. McNew summarized senior management’s contacts with Global to date, reviewed reasons why he believed that pursuing a transaction with Global might be in the best interests of the Company at this time, and asked for the Board of Directors’ support in pursuing a potential transaction with Global. Subsequent to this meeting, the special committee had a meeting, in which it confirmed Mr. Ervine’s continued service as chairman of the special committee and retained Durrette Bradshaw LLC as the Company’s special Virginia legal advisor.

The letter of intent was executed by the Company on October 15, 2009.

On October 21, 2009, the Company’s Board of Directors held an in person meeting. At this meeting, the Company’s Chief Executive Officer updated the Board of Directors on the status of the potential transaction with Global, including a discussion of the expiration of letter of intent on November 30, 2009. The Company’s Chief Executive Officer informed the Board of Directors that due diligence, including facility visits, was continuing. The Board of Directors discussed the offered price and that they want a fairness opinion regarding the potential transaction with Global.

On October 26, 2009, the Company’s Chief Executive Officer and Chief Financial Officer attended a due diligence review meeting at Global’s offices in Boulder, Colorado. At this meeting, representatives of the Global acquisition team discussed with the Halifax officers the Company’s historical performance and the long term strategy of Halifax. On October 28, 2009, Mr McNew updated the special committee on his meeting with Global.

On November 10 and 11, 2009, members of the Global acquisition team and its advisors engaged in further due diligence at Halifax’s Harrisburg offices. Further conversations and the exchange of materials continued among the two parties and their advisors over the next several weeks.

On November 25, 2009, Mr. McNew updated the Board on the due diligence process with Global and indicated that Global intended to provide a draft purchase agreement shortly. On December 1, 2009, Global’s consultants and senior management visited Halifax’s officers in Harrisburg, Pennsylvania. The consultants reviewed the IT and logistics platform. On December 2, 2009, Mr. McNew updated the board on the meetings with Global and Global’s request for an extension on the exclusivity provisions of the letter of intent. The extension was approved on December 2, 2009.

Negotiations with Global, on behalf of Parent, continued daily from December 2, 2009 through December 17, 2009. On December 7, and December 14, 2009, Mr. McNew provided the Board with further updates on the negotiations with Parent.

After indicating that its due diligence was substantially complete, and following detailed negotiations, Parent, through Global, proposed paying a price per share of common stock of $1.10. The Company rejected this proposal but recommended that negotiations continue.

On December 17, 2009, Parent, through Global, verbally revised the previous offer to $1.20 per share in cash, conditioned upon reaching agreement with the holders of our $1,000,000 subordinated notes to extend, assuming the Merger occurs, the maturity date of the notes. Mr. McNew notified the special committee of the revised offer on December 17, 2009 and the special committee considered the revised offer on December 18, 2009.

On December 18, 2009, the special committee of the Company held a telephonic meeting to consider Parent’s revised offer. All directors of the Company were present at this meeting at the invitation of the special committee. Mr. McNew described the details of the offer and the steps involved in consummating a merger transaction with Parent and its subsidiary. The special committee also determined to engage Woodward Group to act as financial advisor to the special committee and instructed management to work with the Woodward Group to prepare for the special committee financial analyses to assist the committee in evaluating this transaction and executed an engagement letter with Woodward Group on December 18, 2009 with respect to the preparation of a fairness opinion. The special committee retained Woodward Group after considering Woodward Group’s qualifications and prior services provided to Halifax in the past. Following a thorough discussion, the special committee determined to pursue a transaction with Parent. On December 21, 2009, Global and we agreed to another extension of the exclusivity provisions of the letter of intent.

Between December 18, 2009 and January 4, 2010, Parent and we continued to negotiate terms of the merger agreement and Parent proposed that certain directors, officers and key shareholders execute a voting agreement. Global conducted these negotiations on behalf of Parent. The terms of the voting agreement were negotiated between Parent and the signatories. Parent, through Global, also entered into and then finalized negotiations with the holders of our senior subordinated notes. See “— 8% Promissory Notes.” On December 28, 2009, Global and we agreed to a further extension of the exclusivity provisions of the letter of intent.

On January 4, 2010, the special committee met with its financial advisors. Mr. McNew walked the committee through he essential elements of the merger agreement. At this meeting, Woodward Group rendered its oral opinion, subsequently confirmed in writing on January 5, 2010, to the special committee that, as of December 28, 2009, the $1.20 per share cash merger consideration offered by Parent, is fair to shareholders, from a financial point of view, based on market and economic information as of December 28, 2009. The special committee discussed the proposed transaction. The special committee unanimously concluded that entering into a transaction with Parent would be in the best interests of the Company and recommended approval of the merger agreement.

The Board of Directors of Halifax met on January 6, 2010, immediately after the special committee meeting, to consider and vote upon the merger agreement. The counsel to the special committee described the terms of the Merger Agreement and indicated that there were no substantial changes to the terms since the last board meeting. The Board of Directors received the special committee’s recommendation and the Woodward Group opinion dated January 5, 2010, to the effect that, the $1.20 per share cash merger consideration offered by Parent is fair to shareholders, from a financial point of view, based on market and economic information, as of December 28, 2009. Following further discussion, the Board of Directors adopted resolutions approving the execution, delivery and performance of the merger agreement and resolved to recommend that the shareholders of the Company vote to approve the merger agreement. With respect to approval of the transaction with Parent, all of directors voted in favor of the transaction with Parent. With respect to recommending that shareholders vote to approve the Merger Agreement with Parent all of the directors voted in favor of recommending shareholders vote in favor of the transaction.

Following the conclusion of the board meeting, our counsel finalized the transaction documentation, and the parties executed the merger agreement on January 6, 2010. All of our directors and officers, as well as Nancy Scurlock and the Arch C. Scurlock Children’s Trust, also executed a voting agreement with Parent. See “— Voting Agreement.” Additionally, our note holders and Parent reached agreement on the terms of modification of our subordinated notes, including an extension of the maturity date. On the morning of January 7, 2010, the Company issued a press release announcing the transaction.

From the date of the announcement of the merger agreement with Parent through the date of this proxy statement, no third party, other than a representative of Barrister Global Services Network (“Barrister”), has contacted the Company or any of its representatives in connection with any potential competing proposal.

Following the release of the announcement of the merger agreement with Parent, Mr. McNew was contacted by the representative of Barrister. The Barrister representative advised Mr. McNew that Barrister would be willing to consider providing an offer of 5 to 10% above the per share merger agreement price of $1.20. This phone conversation was followed by a letter from Barrister indicating a willingness to make an offer to pay 5 to 10% above the $1.20 per share Merger Consideration, subject to due diligence and requesting a meeting with the Company. Mr. McNew immediately notified Mr. Grover, the chairman of Halifax, of the Barrister acquisition proposal.

Pursuant to Section 5.4 of the Merger Agreement, Mr. McNew advised Parent orally and in writing of the receipt of the Barrister proposal, and its terms and conditions. Mr. McNew advised Parent that he would keep them informed of the status of the Barrister proposal. Pursuant to the terms of the Merger Agreement with Parent and Merger Sub, the Company and its management may not engage in negotiations with any party regarding a possible acquisition transaction, except if a determination is made by the Board of Directors in good faith that the acquisition proposal would reasonably be expected to result in a Superior Proposal and, after consulting with counsel, the Board determines such negotiation is required to discharge the Board’s fiduciary duties (See “— The Merger Agreement — Conduct Pending the Merger-No Solicitation of Other Offers” for a definition of Superior Proposal). Following the filing of the current report on Form 8-K, Mr. McNew contacted Barrister on January 14, 2010 to obtain the information necessary to enable the Halifax special committee to determine whether if Barrister was interested in providing an offer that would reasonably be expected to result in a Superior Proposal. Mr. McNew also contacted the Company’s securities counsel and Woodward Group. The special committee retained Woodward Group to assist the committee in determining whether the Barrister proposal was likely to result in a Superior Proposal as defined in the Merger Agreement. Woodward Group advised the Company that to determine if the Barrister proposal would reasonably be likely to result in a Superior Proposal, as defined in the Merger Agreement, financial information regarding Barrister and its funding sources to complete a transaction with the Company, among other information, was required. Mr. McNew subsequently spoke and corresponded with a Barrister officer to request Barrister’s audited financial statements and information on its financing sources for the Barrister proposal.

As requested by the Company, representatives of Woodward Group contacted Barrister for the purpose of obtaining additional information to assist the special committee in determining whether the Barrister proposal would reasonably be expected to result in a Superior Proposal as defined in the Merger Agreement. The Company is unable to predict whether or in what form the requested information will be provided to the special committee and Woodward Group by Barrister or whether additional information will need to be obtained from Barrister to make a determination regarding whether the Barrister offer would reasonably be expected to result in a Superior Proposal as defined in the Merger Agreement.

As of the date hereof, Barrister has not provided the Company with a definitive letter of intent related to its proposal and as a result, Woodward Group has not completed its analysis of the Barrister proposal and has not rendered its report to the special committee. There can be no assurance that Barrister will provide a definitive letter of intent or that it will ultimately be determined that the Barrister proposal constitutes a Superior Proposal as defined in the Merger Agreement. In the event a definitive letter of intent is not received by the Company, the special committee will take no action with regard to the Barrister proposal.

On February 1, 2010, the Company received an unsolicited acquisition proposal from DecisionOne Corporation (“DecisionOne”). The DecisionOne offer was $1.26 per share in cash, subject to possible improvement of such terms upon completion of satisfactory due diligence, and did not include a financing contingency. Mr. McNew immediately informed the Company’s Special Committee of the terms and conditions of the DecisionOne offer and contacted the Company’s counsel. The special committee requested that the Woodward Group assist the special committee in determining whether the DecisionOne offer was likely to result in a Superior Proposal as defined in the Merger Agreement (See “- The Merger Agreement — Conduct Pending the Merger — No Solicitation of Other Offers” for a definition of a Superior Proposal).

Again, pursuant to Section 5.4 of the Merger Agreement, Mr. McNew immediately advised Parent orally and in writing of the receipt of the DecisionOne proposal, and its terms and conditions. Mr. McNew advised Parent that he would keep them informed of the status of the DecisionOne proposal, as required by the Merger Agreement. As previously discussed, pursuant to the terms of the Merger Agreement with Parent and Merger Sub, the Company and its management may not engage in negotiations with any party regarding a possible acquisition transaction, except if a determination is made by the Board in good faith that the acquisition proposal would reasonably be expected to result in a Superior Proposal and, after consulting with counsel, the Board determines such negotiation is required to discharge the Board’s fiduciary duties (See “— The Merger Agreement — Conduct Pending the Merger-No Solicitation of Other Offers” for a definition of Superior Proposal).

On February 2, 2010, the special committee met and determined that, based on, among other things, the financial analysis provided by the Woodward Group, the DecisonOne offer was not reasonably likely to result in a Superior Proposal, as defined in the Merger Agreement. The Woodward Group reconfirmed to the special committee that the Merger Consideration of $1.20 per share offered by Parent is fair to shareholders, from a financial point of view, based on market and economic information as of December 28, 2009.

Subject to the receipt of shareholder approval at the annual meeting, the Merger shall proceed as planned pursuant to the terms in the Merger Agreement and contemplated by this proxy statement.

Reasons for the Merger; Recommendation of the Board of Directors

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that our shareholders vote to adopt the merger agreement and approve the merger, our Board of Directors, in consultation with its financial and legal advisors, considered the following substantive factors and potential benefits of the merger, each of which our Board of Directors believed supported its decision:

•	our Board of Directors’ familiarity with the business, operations, properties and assets, financial condition, business strategy, and prospects of the Company (as well as the risks involved in achieving those prospects), the nature of the industry in which the Company competes, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

•	the comprehensive process undertaken by the Company and its investment bankers to solicit interest in an acquisition of the Company;

•	our special committee’s unanimous determination and recommendation to the Board of Directors that entering into the transaction available to the Company would be in the best interest of our shareholders relative to the alternative of remaining independent and not entering into a transaction at this time;

•	our special committee’s and our Board of Directors’ belief that the merger is more favorable to the shareholders of the Company than the potential value that could be expected to be generated from remaining independent and pursuing the current strategic plan, taking into account the potential risks and uncertainties associated with such alternative;

•	the costs of remaining a public company, which we estimate to be approximately $450,000 per year;

•	the historical trading prices of our common stock, including the fact that the per share cash merger consideration of $1.20 represents a premium of approximately 155% over the closing price of our common stock on January 6, 2010, the last full trading day before the announcement of the execution of the merger agreement, and a premium of approximately 110% over the average closing price of our common stock over the 20 trading days ending on January 6, 2010;

•	information provided by Woodward Group concerning public market valuation measures for the Company’s common stock and for the common stock of other publicly traded companies in the Company’s industry; and

•	the financial presentation of Woodward Group, including its opinion dated January 5, 2010, to our Board of Directors that, as of the date of the opinion and subject to the various assumptions, qualifications and limitations set forth therein, the merger consideration to be received by holders of the Company’s common stock was fair, from a financial point of view, to such holders, as more fully described below in “— Opinion of Woodward Group.”

The Company’s Board of Directors unanimously recommends that you vote “FOR” the approval of the Merger Proposal.

Opinion of Woodward Group

Pursuant to an engagement letter dated December 18, 2009, the special committee of the Board of Directors of Halifax retained Woodward Group to assess the fairness, from a financial point of view, of the Merger Consideration and, if so requested, to render to the special committee an opinion as to the fairness, from a financial point of view, to the Company’s common shareholders.

At the meeting of the Halifax special committee on January 4, 2010 Woodward Group rendered its oral opinion, subsequently confirmed in writing, to the special committee that as of December 28, 2009 the Merger Consideration, from a financial point of view, is fair to shareholders, based on market and economic information as of December 28, 2009; materials provided to and reviewed by Woodward Group; the statement of assumptions and limitations included in Woodward Group’s opinion letter; and the analyses completed by Woodward Group.

Summary of Woodward Group’s Financial Analyses

In rendering its opinion, Woodward Group completed various financial analyses, some of which are summarized below and provided in tabular form. Woodward Group believes that selecting portions of its analyses or focusing on information in tabular form, without considering all analyses and factors, including the assumptions and limitations provided in Woodward Group’s opinion letter, could create misleading and/or incomplete views of the processes, reviews, considerations and analyses performed by Woodward Group. Woodward Group arrived at its opinion based on the results of all analyses completed and factors considered and assessed as a whole.

In performing its analyses, Woodward Group considered industry performance, general business and economic conditions and other matters, in addition to the business and prospects of Halifax. The analyses completed by Woodward Group were prepared solely to determine the fairness, from a financial point of view, of the Merger Consideration to shareholders as of December 28, 2009. In preparing its opinion, Woodward Group did not independently evaluate or appraise any of the assets or liabilities of Halifax. In addition, Woodward Group’s opinion does not speak to the merits of alternative corporate strategies or corporate finance transactions or the underlying business decisions to effect the Merger transaction.

The assumptions and limitations underlying Woodward Group’s opinion and materials reviewed by Woodward Group are indicated in its fairness opinion letter included as Annex B hereto. Woodward Group also completed analyses and held discussions with members of Halifax management with respect to certain aspects of the Merger transaction and Halifax’s business and prospects, including management’s forecasted financial results.

In rendering its opinion, Woodward Group relied upon and assumed the accuracy and completeness of all information that was provided by the Company and/or publicly available and Woodward Group did not independently verify and does not assume responsibility or liability for independently verifying any such information or its accuracy or completeness.

Provided below is a summary of the principal financial analyses performed by Woodward Group in connection with providing its fairness opinion as of December 28, 2009; this summary is not a complete description of the processes, reviews, considerations and analyses performed by Woodward Group.

Financial Analyses

Historical Stock Price Postings and Volume.  Woodward Group noted as of December 28, 2009, the posted per share value of Halifax common stock was $0.47 and the Merger Consideration per share offer price was $1.20 cash. Woodward Group also reviewed various stock information regarding Halifax, including its 52-week price postings/trading range of $0.30 to $1.90 per share.

Woodward Group noted that historical stock price postings do not provide reliable valuation metrics, given the illiquid market within which the Company’s shares are traded and/or prices posted.

Discounted Cash Flow Analyses.  Woodward Group completed discounted cash flow analyses (“DCF”) for the purpose of determining the implied equity value per share of Halifax common stock as the business is currently managed.

The DCF analyses valued Halifax first on an enterprise value basis with debt-free future cash flows generated by the business, net after expenses, taxes, and required reinvestment, plus depreciation and amortization. Woodward Group utilized the most likely forecasted financial results provided by Halifax management for fiscal years 2010 through 2014; management also provided a worst case forecast, upon which Woodward Group did not rely, given that the DCF results using this forecast implied a negative equity value.

After calculating free cash flows in each projected year, these amounts were discounted back to present value at a weighted average cost of capital of approximately 15.9%. Woodward Group also calculated and discounted to present value the terminal value at the same discount rate. In developing the terminal value, Woodward Group utilized a perpetuity calculation that incorporated a long-term growth rate of 3% in the terminal year cash flow, excluding working capital reinvestment, and in the calculation of the perpetuity.

Woodward Group also analyzed the Halifax net operating loss carry forward (“NOL”) of approximately $4.7 million and the potential impact of a change in control on the value of the NOL, including expected limitations on usage pursuant to US Internal Revenue Code (“IRC”) Section 382. Because the Company expects that a change of control would occur regardless of the Merger transaction, given that in 2009 Halifax actively sought an institutional equity investment which management believes would have resulted in a change of control, the value of the NOL on a net present value basis, using the above indicated weighted average cost of capital and taking into account expected annual usage restrictions, is reflected in the DCF analyses.

The sum of the discounted cash flows for each year and the present value of the terminal value plus the net present value of the Company’s NOL aggregated an enterprise value, from which debt outstanding as of December 28, 2009 was subtracted to determine implied equity value. The DCF analyses utilizing the most likely forecast and various assumptions, including the present value of the NOL utilization, imply an equity value per share of approximately $0.49, based on 3,175,206 common shares issued and outstanding.

Comparable Public Traded Company Analyses

Woodward Group developed a list of comparable companies through reviewing those companies listed by Halifax as competitors in its January 2009 equity placement memorandum and SEC reporting companies within standard industrial classification code 7370, within which Halifax is listed. Woodward Group also reviewed companies within SIC codes 5045, 7371 and 7389, to select companies, the shares of which were publicly traded, with operations, businesses and/or customers that could be considered similar to Halifax.

Based on these characteristics, Woodward Group selected the following publicly traded companies for these analyses: Analysts International Corporation; ePlus Inc.; Pinnacle Data Systems, Inc.; Pomeroy IT Solutions, Inc.; QSGI Inc.; SED International Holdings, Inc.; TechTeam Global Inc.; and Wayside Technology Group, Inc. Woodward Group compiled key financial statistics for these companies: latest twelve months revenues, earnings-before-interest-and-taxes (“EBIT”), earnings-before-interest-taxes-depreciation-and-amortization (“EBITDA”), net income and book value. Woodward Group then calculated the companies’ enterprise and equity values, as appropriate, relative to these key financial statistics to develop valuation ratios.

Woodward Group calculated the average, median and modified average valuation ratios from the pool of these public companies, which are indicated below:

				Market Value As a
				Multiple of:
	Enterprise Value As a Multiple of:			Net	Book
	Revenues	EBIT	EBITDA	Income	Value

Average	0.21	10.77	7.43	10.67	$0.65
Median	0.11	9.83	5.55	14.31	0.75
Modified Average	0.19	9.83	5.55	14.31	0.70

The modified average is equal to the average of the sample, less the high and low results.

Applying these ratios to the Halifax unaudited latest twelve months financial results as of September 30, 2009 results in the following implied values using the median and modified average ratios indicated above, in thousands:

	Low	Medium	High

Implied Enterprise Value	$2,736	$6,378	$10,020
Plus Control premium	36.5%	36.5%	36.5%
Implied Equity Value	$3,734	$8,706	$13,677

The medium value indicated above is the average of the low and high implied values. Debt is not subtracted from any of the above indicated enterprise values because the low and the high implied values are derived from multiples of book value and net income, respectively, and both of these financial measures include the effects of debt. Woodward Group did not rely on the Company’s forecasted 2010 results for this methodology, given that many of the comparable companies did not generate reliable forecasted data.

Woodward Group also applied to the indicated public company comparable implied values a control premium of 36.5% per MergerStat 2009, given that these data are derived from the prices of individual shares of stock and Woodward Group assessed the implied value of Halifax’s equity on an aggregate basis. Nonetheless, application of a control premium may overstate the implied value under this methodology, given that the shares of publicly traded firms comprising the control premium data tend to be highly liquid relative to the shares of Halifax.

Woodward Group focused on the low end of the implied values under this methodology for reasons that included the following: Halifax generated a latest twelve month gross profit margin of approximately 15%, whereas the comparable publicly traded companies generated a median gross profit margin of approximately 20% during the latest twelve month periods; Halifax generated declining profits on a latest twelve month basis; and during each of the previous five fiscal years, with the exception of fiscal year 2009, the Company generated negative EBITDA and/or net income.

Woodward Group noted that none of the publicly traded comparable companies is directly comparable to Halifax, including services offered, size, financial strength or business strategy. The low end of the public company comparable analyses imply an equity value per share of approximately $1.18, based on 3,175,206 common stock shares issued and outstanding.

Comparable Merger and Acquisition Transaction Analyses

Woodward Group developed a list of comparable merger and acquisition transactions announced and/or completed during the past three years through reviewing transactions completed by the publicly traded comparable companies indicated above, transactions compiled by MergerStat Review, and industry data, focusing on target companies that appeared to have operations, businesses and/or customers that, for purposes of Woodward Group’s analyses, may be considered similar to those of Halifax and for which either the target, the acquirer or an industry source disclosed the terms of the transaction and financial data regarding the target.

Based on these characteristics, Woodward Group selected the following merger and acquisition transactions for these analyses:

Date	Acquirer	Target

09.25.09	Platinum Equity, LLC	Pomeroy IT Solutions, Inc.
08.07.09	Din Global Corp.	En Pointe Technologies, Inc.
07.17.09	INX Inc.	AdvancedNetworX Inc.
05.20.09	Hebron LLC	Pomeroy IT Solutions, Inc.
12.29.08	Serco Group PLC	SI International, Inc.
10.31.08	Symphony Technology Group LLC	Teleca AB
07.08.08	QSGI, Inc.	Contemporary Computer Services, Inc.
08.26.08	Hewlett-Packard Co.	Electronic Data Systems Corp.
05.09.08	ePlus Inc.	Network Architects, Inc.
02.19.08	Williams Interactive Media, Inc.	Capital Growth Systems, Inc.
08.31.07	INX Inc.	Select, Inc.
04.26.07	Mitel Networks Corporation	Inter-Tel Incorporated

Woodward Group analyzed the above transactions to determine the purchase prices paid for these target companies relative to their revenues, EBITDA, net income and book values, to the extent disclosed. The resulting valuation ratios or multiples were applied to Halifax’s latest twelve month financial results through September 30, 2009. Woodward Group did not rely on the Company’s forecasted 2010 results for this methodology, given that many of the target companies did not disclose similar forecasted data.

Woodward Group calculated the average, median and modified average valuation ratios from the merger and acquisition transactions, which are indicated below:

	Consideration Paid As a Multiple of:
	Revenues	EBITDA	Net Income	Book Value

Average	0.41	12.20	21.11	2.20
Median	0.23	10.33	23.00	1.29
Modified Average	0.32	10.33	23.45	1.41

The modified average is equal to the average of the sample, less the high and low results. Applying these ratios to the Halifax unaudited latest twelve months financial results as of September 30, 2009 results in the following implied values, in thousands:

	Low	Medium	High

Implied Enterprise Value	$5,045	$11,247	$17,439
Less Debt		$2,878	$2,878
Implied Equity Value	$5,045	$8,369	$14,561

The medium value indicated above is the average of the low and high implied values. Debt is not subtracted from the low enterprise value because this value is derived from multiples of book value, which include the effects of debt. Woodward Group did not utilize the Company’s forecasted 2010 results for this methodology, given that the target companies did not disclose forecasted results.

Woodward Group focused on the low end of the implied values under this methodology for reasons that included the following: Halifax’s generated declining profits on a latest twelve month basis and during each of the previous five fiscal years, with the exception of fiscal year 2009, the Company generated negative EBITDA and/or net income.

Woodward Group noted that none of the merger and acquisition target companies analyzed is directly comparable to Halifax, including services offered, size, financial strength or business strategy. The low end of the merger and acquisition comparable analyses imply an equity value per share of approximately $1.59, based on 3,175,206 common stock shares issued and outstanding.

Other Factors

Woodward Group’s opinion is qualified in its entirety by the assumptions and limitations included in its written opinion.

Halifax does not publicly disclose internal management forecasts of the type provided to Woodward Group; these forecasts were prepared in connection with the Merger transaction and were not prepared with a view toward public disclosure. These forecasts, which were incorporated into Woodward Group’s DCF analyses, were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management. Accordingly, forecasts and analyses used or made by Woodward Group are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses.

None of the publicly traded companies or merger and acquisition target companies reviewed and described above is identical to Halifax or the Merger transaction. The companies selected were chosen because they are publicly traded companies with operations, businesses and/or customers that, for purposes of Woodward Group’s analyses, may be considered similar to those of Halifax. The merger and acquisition transactions selected were similarly chosen based on these criteria and the availability of disclosed information.

Pursuant to the terms of the engagement letter, Halifax has agreed to pay Woodward Group a fee of $31,000 in connection with rendering the opinion. In addition, Halifax has agreed to reimburse Woodward Group for its out-of-pocket expenses incurred in connection with its engagement and to indemnify Woodward

Group and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement.

Halifax previously engaged Woodward Group for financial advisory services as set forth below:

•	In September 2009, Halifax engaged Woodward Group to advise and issue an opinion to the special committee regarding the fairness of delisting Halifax common stock.

•	In July 2007, Halifax engaged Woodward Group to provide financial advisory services and issue an opinion to the special committee regarding a potential transaction which was not completed.

•	In October 2004, Halifax engaged Woodward Group to value the Halifax stock paid as consideration in the acquisition of Alpha National Technology Services, Inc.

•	In May 2004, Halifax engaged Woodard Group to value the Halifax stock paid as consideration in the acquisition of Microserv, Inc.

Woodward Group, as part of its financial advisory services, is engaged in the valuation of assets, securities and companies in various types of asset and security transactions, including the valuation of assets, securities and companies in mergers, acquisitions, divestitures, joint ventures and leveraged buyouts and in the determination of adequate consideration in such transactions. Woodward Group also provides, from time to time, expert witness consultation and testimony.

Interests of Certain Persons in the Merger

Some members of our management and Board of Directors have interests in the Merger that are different from, or in addition to, your interests as a shareholder generally, and that may present actual or potential conflicts of interest. These interests may include the right of an executive officer to payments under a severance agreement in the event of termination of employment and rights to continued directors and officers liability insurance for current and former directors and officers for acts or omissions occurring prior to the Merger. For example, if Charles L. McNew, our Chief Executive Officer, has his employment terminated with the Company within one year from the date of the Merger, he would be entitled to receive payments pursuant to his severance agreement. Under the terms of Mr. McNew’s severance agreement, a “change of control disposition” is generally deemed to occur if (i) 25% or more of the voting power of the Company’s stock is acquired by another entity or (ii) there is a sale of substantially all of our assets to another entity. In the event that Mr. McNew’s employment is terminated within one year of a change of control disposition, other than in connection with an excluded circumstance, Mr. McNew would be entitled to receive his then current salary for a period of twenty-four months. In the event that Mr. McNew’s employment is terminated for any reason within ninety days following a change of control disposition, Mr. McNew would be entitled to receive an amount equal to two times his then current salary. Based on either of the foregoing, if Mr. McNew’s employment was terminated on January 25, 2010 and the Merger occurred immediately prior to such date, Mr. McNew would have been entitled to receive a severance payment of $461,726. It is currently contemplated that the Company’s officers will retain their existing positions in the Surviving Entity. In addition, such officers may be offered opportunities or other business relationships with affiliates of the Surviving Entity. The special committee and the Board of Directors considered these interests, among other matters, in approving the Merger.

Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. Persons (as defined below) and Non-U.S. Persons (as defined below) whose shares of Common Stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders. For purposes of this discussion, we use the term “U.S. Person” to mean a beneficial owner of shares of Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. Persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, we use the term “Non-U.S. Person” to mean a beneficial owner, other than a partnership, of shares of Common Stock that is not a U.S. Person (as defined above).

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Common Stock should consult its tax advisor.

This discussion is based on current law, which is subject to change, possibly with retroactive effect. It applies only to beneficial owners that hold shares of Common Stock as capital assets, and may not apply to shares of Common Stock received in connection with the exercise of employee stock options or otherwise as compensation, shareholders that validly exercise their rights under Virginia law to object to the Merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, tax deferred or other retirement accounts, shareholders subject to the alternative minimum tax, U.S. Persons that have a functional currency other than the U.S. dollar, certain former citizens or residents of the United States or shareholders that hold Common Stock as part of a hedge, straddle, integration, constructive sale or conversion transaction). This discussion does not address (i) the assumption of or receipt of consideration in connection with restricted stock, stock appreciation rights, restricted stock units or options to purchase shares of Common Stock; (ii) the receipt of cash in connection with the cancellation of options to purchase shares of Common Stock; or (iii) any other matters relating to equity compensation or benefit plans. This discussion also does not address any aspect of state, local or non-U.S. tax laws.

U.S. Persons

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement.  The exchange of shares of Common Stock for cash in the Merger by a U.S. Person will be a taxable transaction for U.S. federal income tax purposes. In general, a shareholder whose shares of Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the shareholder’s adjusted tax basis in such shares. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a shareholder’s holding period for such shares is more than twelve (12) months at the time of the consummation of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

Backup Withholding and Information Reporting.  Backup withholding of tax may apply to cash payments to which a non-corporate shareholder is entitled under the Merger Agreement, unless the shareholder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Each of our shareholders should complete and sign the Form W-9 that will be included as part of the letter of transmittal and return it to the payment agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the payment agent. Cash received in the Merger also generally will be subject to information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowable as a refund or a credit against a shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Persons

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement.  The receipt of cash in exchange for shares of Common Stock in the Merger by a Non-U.S. Person generally will be exempt from U.S. federal income tax, unless:

•	the gain on shares of Common Stock, if any, is effectively connected with the conduct by the Non-U.S. Person of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. Person’s permanent establishment in the United States), in which event (i) the Non-U.S. Person will be subject to U.S. federal income tax as described under “— U.S. Persons” above, but such Non-U.S. Person should provide a Form W-8ECI instead of a Form W-9, and (ii) if the Non-U.S. Person is a corporation, it also may be subject to branch profits tax on such gain at a thirty percent (30%) rate (or such lower rate as may be specified under an applicable income tax treaty); or

•	the Non-U.S. Person is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met, in which event the Non-U.S. Person will be subject to tax at a flat rate of thirty percent (30%) (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of Common Stock net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year.

Backup Withholding and Information Reporting.  In general, if you are a Non-U.S. Person, you will not be subject to backup withholding and information reporting on a payment made with respect to shares of Common Stock exchanged for cash in the Merger if you have provided an IRS FormW-8BEN (or a FormW-8ECI if your gain is effectively connected with the conduct of a U.S. trade or business) as part of the letter of transmittal. If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Person’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each shareholder should consult with the shareholder’s own tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the Merger in light of such shareholder’s particular circumstances, the application of state, local and non-U.S. tax laws, and, if applicable, the tax consequences of the assumption of or receipt of consideration in connection with options to purchase Common Stock, restricted stock, stock appreciation rights or restricted stock units, and cash received in cancellation of options to acquire Common Stock including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Required Vote of Merger

Under Virginia law, the affirmative vote of shareholders representing at least two-thirds of the votes entitled to be cast by shareholders at the annual meeting is required to approve the Merger Proposal if a quorum is present. Abstentions and broker non-votes will not count as votes cast. Because, however, approval of the Merger Proposal requires the affirmative vote of at least two-thirds of the shares of the Company’s common stock outstanding on the Record Date, abstentions and broker non-votes will have the same effect as votes against the Merger Agreement.

Our directors, executive officers and certain significant shareholders, which in the aggregate hold approximately 31.1% of the Company’s outstanding shares of common stock, have agreed to vote such shares in favor of the Merger. See “Proposal 1 — Approval of the Merger and Related Matters — The Voting Agreement.”

Share Ownership of Directors and Executive Officers

As of the record date, executive officers and directors beneficially own approximately 5.8% of our common stock (exclusive of outstanding options).

The Merger Agreement

This section of the proxy statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement. We urge you to read the full text of the Merger Agreement because it is the legal document the governs the Merger. It is not intended to provide you with any other factual information about us.

The Merger

The Merger Agreement provides that the Company will merge with and into Merger Sub with Merger Sub continuing as the surviving company.

Consummation of the Merger

The Merger will be effective upon the filing of a certificate of merger with the Office of the Secretary of State of the State of Delaware and the State Corporation Commission of the Commonwealth of Virginia or at such time as the Company, Parent and Merger Sub agree provided in the certificate of merger. We expect to complete the Merger as promptly as practicable after shareholders adopt the Merger Proposal.

Unless otherwise agreed by the parties to the Merger Agreement, the parties are required to close the Merger two business days after the satisfaction or waiver of the last to be satisfied or waived of the conditions described under “-Conditions to the Merger.”

Effects of the Merger

If the Merger is completed, you will be entitled to receive $1.20 in cash for each share of the Company’s common stock owned by you. As a result of the Merger, the Company will be merged with and into Merger Sub, a wholly owned subsidiary of Parant. The Company will cease to exist, and you will not own any shares of the Surviving Entity.

Merger Consideration

In the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares as to which appraisal rights are properly asserted under Virginia law and shares owned by the Company, Merger Sub, Parent or any affiliate of Parent) will be converted into the right to receive a cash amount of $1.20.

After the Merger is effective, each holder of a certificate representing any shares of the Company’s common stock will no longer have any rights with respect to the shares, except for the right to receive the Merger Consideration.

Treatment of Outstanding Options

Upon consummation of the Merger, each outstanding in-the-money option to purchase the Company’s Common Stock will be converted into the right to receive a cash amount equal to the excess, if any, of the Merger Consideration over the exercise price per share for each share subject to the option, less any applicable withholding taxes (“Option Consideration”). In-the-money options are options that have an exercise price per share less than $1.20 per share. Each outstanding out-of-the-money option immediately prior to consummation of the Merger will be cancelled without consideration.

Payment for the Shares of the Company’s Common Stock and Options

Parent will designate a payment agent reasonably acceptable to the Company to make payment of the Merger Consideration as described above. Upon the consummation of the Merger, Parent will deposit with the payment agent the funds appropriate to pay the Merger Consideration to the shareholders.

The Surviving Company will have the funds necessary to pay the Option Consideration in cash to persons providing a notice of exercise of in-the-money options.

Promptly and in no event later than five business days following the consummation of the Merger, the Surviving Entity will cause the payment agent to send each holder of record immediately prior to the effective time of the Merger a letter of transmittal and written instructions advising you how to surrender your certificates and uncertificated shares in exchange for an amount in cash equal to the product obtained by multiplying the aggregate number of shares of the Company’s common stock represented by your certificate(s) or the uncertificated shares, as the case may be, and $1.20, without interest and less any applicable withholding taxes. The payment agent will pay you your merger consideration after you have surrendered your certificates for cancellation to the payment agent together with the letter of transmittal duly completed and validly executed, or upon receipt of an “agent’s message” by the payment agent in the case of a book-entry transfer or uncertificated shares. Interest will not be paid or accrue in respect of the merger consideration. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYMENT AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

If any portion of the cash deposited with the payment agent remains undistributed within twelve (12) months following the consummation of the Merger, this undistributed cash will be delivered to the Surviving Entity upon demand, subject to any applicable unclaimed property laws. Any holders of shares of the Company’s common stock that were outstanding immediately prior to the effective time of the Merger who have not previously exchanged such shares for the Merger Consideration will only be entitled to request payment of the Merger Consideration from the Surviving Entity, subject to abandoned property, escheat or other similar laws.

If you want the payment agent to pay some or all of your portion of the Merger Consideration to someone other than you, as the registered owner of a stock certificate or of uncertificated shares, you must have your certificate(s) properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the paying agent’s reasonable satisfaction that the taxes have been paid or are not required to be paid.

In the event that you have lost your certificate or option grant award or other instrument representing shares or options, or if it has been stolen or destroyed, the payment agent will only issue to you your portion of the Merger Consideration or Option Consideration in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact. Surviving Entity may, in its sole discretion and as a condition precedent to the payment of your portion of the Merger Consideration or Option Consideration, require that you deliver a bond in an amount that directs as indemnity against any claim that may be made against Surviving Entity, the Surviving Entity or the payment agent with respect of the lost, stolen or destroyed certificate or option grant award.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company. The representations and warranties of each party set forth in the Merger Agreement, which were made at the time of execution of the Merger Agreement, were made solely for purposes of risk allocation and to provide contractual remedies to the Company, Parent and Merger Sub. In addition, such representations and warranties, which were made at the time of execution of the Merger Agreement, (i) were qualified by disclosure schedules that the Company provided to Parent in connection with signing the Merger Agreement, (ii) provided that such representations and warranties would not survive the consummation of the Merger, (iii) were, at the time they were made, subject to materiality standards that may differ from what may be viewed as material by investors, and (iv) if applicable, were made only as of the dates specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

In the Merger Agreement, the Company, Parent and Merger Sub each made representations and warranties relating to, among other things:

•	corporate organization, existence and good standing;

•	corporate power and authority to enter into and perform its obligations under, and enforceability of, the Merger Agreement; and

•	required regulatory filings and consents and approvals of governmental entities.

In the Merger Agreement, Parent and Merger Sub also each made representations and warranties relating to the operations of Merger Sub.

The Company also made representations and warranties relating to among others:

•	consummation of the Merger will not result in a breach of organizational documents or material agreements;

•	capitalization of the Company;

•	Company subsidiaries;

•	financial statements;

•	documents filed with the SEC;

•	off-balance sheet arrangements;

•	internal controls;

•	undisclosed liabilities;

•	the absence of certain changes or events since March 31, 2009;

•	title to and condition of properties;

•	compliance with applicable laws and orders since January 1, 2006;

•	litigation;

•	minute books;

•	certain contracts;

•	customers, resellers and suppliers;

•	intellectual property;

•	employment matters and employee benefit plans;

•	permits;

•	accounts receivable and inventory;

•	taxes;

•	insurance;

•	requisite shareholder vote to approve the Merger Proposal;

•	affiliate transactions;

•	fairness opinion of Woodward Group;

•	brokers; and

•	Virginia anti-takeover statutes.

Conduct Pending the Merger

The Company has agreed in the Merger Agreement that, until the consummation of the Merger, and unless the Merger Agreement is terminated pursuant to the termination provisions described below, the Company will:

•	conduct its business in the ordinary course and use all commercially reasonable efforts to preserve advantageous business relationships

•	keep intact all existing insurance arrangements or comparable replacement or renewal policies and employee benefit plans;

•	take commercially reasonable action that may be necessary or advisable to protect and preserve the Company’s intellectual property;

•	use commercially reasonable efforts to cause any material contract that is expiring to be renewed;

•	provide full access to officers, employees, accountants, counsel and other representatives of Parent during normal business hours to the Company’s officers, employees, properties, books, contracts, and records; and

•	provide Parent with statement of net assets.

The Company has also agreed in the Merger Agreement that, until the consummation of the Merger, and unless the Merger Agreement is terminated pursuant to the termination provisions described below, the Company will not:

•	Without written consent of Parent, compromise or settle material litigation, accelerate collection of account receivables other than in the ordinary course of business, delay or fail to pay accounts payable other than in the ordinary course of business or contested in good faith, make a material election relating solely to the Company with respect to taxes, enter into any material affiliate transactions other than on an arm’s length basis

No Solicitation of Other Offers

The Company may not directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined under below) or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate any acquisition proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Merger Agreement does, however, permit the Company’s Board of Directors to take the above described actions in connection with a bona fide Acquisition Proposal that is or would reasonably be expected to result in a Superior Proposal (as defined below).

The Company may, however, furnish information concerning its businesses, properties or assets to any person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) and may negotiate and participate in discussions and negotiations with such person or group concerning a superior proposal (as defined below), provided (i) that such person or group shall have entered into a confidentiality agreement (which shall be no less restrictive than the confidentiality agreement executed by Parent in connection with this Agreement and the transactions contemplated hereby) and (ii) that:

•	such person or group has submitted an acquisition proposal that the Board has determined in good faith is or would reasonably be expected to result in a Superior Proposal;

•	in the good faith opinion of the Board, after consulting with independent legal counsel to the Company, such action is required to discharge the Board’s fiduciary duties to the Company shareholders under applicable law; and

•	the Company has notified Parent in writing of its intention to engage in such discussions or negotiations or to provide such confidential information not less than 24 hours prior to so doing.

Except after receipt by the Company of a superior proposal, the Board shall not, among other things, withdraw or modify the Board recommendation regarding the Merger, propose to approve or recommend, any other acquisition proposal or postpone, adjourn or cancel the shareholders meeting at which the Merger was to be considered by shareholders.

An “Acquisition Proposal’ as defined in the Merger Agreement means any offer, proposal or other indication of interest for a merger, consolidation, tender offer, exchange offer, acquisition or similar transaction or any other business combination involving the Company, any unsolicited proposal, offer or other indication of interest to acquire in any manner a substantial equity interest in, or a substantial portion of the business assets of the Company, any proposal, offer or other indication of interest with respect to any recapitalization or restructuring of the Company, or any proposal, offer or other indication of interest with respect to any other transaction similar to any of the foregoing with respect to the Company.

A “Superior Proposal” as defined in the Merger Agreement means any unsolicited Acquisition Proposal that the Board determines in good faith, taking into consideration such matters that it deems relevant to be more favorable to the Company shareholders than the Merger (based on advice of the Company’s financial advisor that the value of the consideration provided for in such proposal is superior to the value of the Merger Consideration), for which financing (which shall be no less certain than the financing secured or expected to be secured by Parent), to the extent required, is (based upon the advice of the Company’s financial advisor) capable of being obtained in a reasonable time period.

Conditions to the Merger

The obligations of the Company, Parent and Merger Sub to complete the Merger depend on a number of conditions being met. These conditions include, without limitation:

•	No law or order has been enacted, entered, issued or promulgated by a governmental entity which declares the Merger Agreement invalid or unenforceable in any material respect or which prohibits the consummation of the Merger;

•	Receipt of all consents and orders of any governmental entity required for the consummation of the Merger

•	approval of the Merger Proposal by the Company’s shareholders;

The obligations of Parent and Merger Sub to complete the Merger depend on the following conditions being met:

•	representation and warranties of the Company contained in the Merger Agreement are accurate on the closing date;

•	each material covenant agreement and condition contained in eh Merger Agreement to be performed by the Company on or before closing was performed or complied with in all material respects;

•	holders of not more than 5% of the issued and outstanding shares of the Company’s common stock entitled to vote at the annual meeting of shareholders have not made (and not properly) withdrawn a demand for appraisal;

•	holders of the Company’s 8% promissory notes due July 1, 2010 entered into an agreement with Parent and Merger Sub to exchange at the effective time of the Merger all of the Company’s 8% promissory notes for notes issued by Surviving Company (At September 30, 2009, such notes had an aggregate principal amount of $1.0 million and accrued interest of $322,000);

•	the voting agreement (discussed below) has not been amended, modified or terminated;

•	there is no pending or threatened action that could reasonably be expected to have a material adverse effect, or that could be reasonably expected to materially adversely affect the Surviving Entity’s cash balance or net working capital due to the costs involved in the defense or prosecution thereof, not otherwise covered by insurance;

•	there has not occurred and not continuing any event or occurrence, that would reasonably be expected to have material adverse effect; and

•	the Parent has received a certificate from the Company’s Chief Executive Officer and Chief Financial Officer making certain certifications set forth in the Merger Agreement.

The obligations of the Company to complete the Merger depends on the following conditions being met:

•	representation and warranties of Parent and Merger Sub contained in the Merger Agreement are accurate on the closing date;

•	each material covenant agreement and condition contained in the Merger Agreement to be performed by Parent or Merger Sub on or before closing was performed or complied with in all material respects; and

•	the Company has received a certificate from the Parent’s and Merger Sub’s manager or executive officer making certain certifications set forth in the Merger Agreement.

“Material Adverse Change (or Effect)” as defined in the Merger Agreement means an event, occurrence or change in facts or circumstances that has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Company, or a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby, or a Material Net Asset Decrease; provided, however that any reduction in the market price or trading volume of the Company Common Stock or changes in general economic conditions not disproportionately affecting the Company, in and of itself, shall not be deemed to constitute a Material Adverse Effect on the Company. “Material Net Asset Decrease” as defined in the Merger Agreement means the net assets of the Company as of a Measurement Date or immediately prior to the Effective Time are at least $400,000 less than the Net Assets at September 30, 2009, as reported in the Company’s Form 10-Q for the period then ended. “Measurement Date” as defined in the Merger Agreement means the last day of any month between the date of this Agreement and the Effective Time.

Where the law permits, the parties to the Merger Agreement could choose to waive a condition to its obligation to complete the Merger, although that condition has not been satisfied. We cannot be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

Cancellation of Equity Commitments

Prior to the consummation of the Merger, the Company must take all steps necessary to cancel all equity commitments (other than awards made under the Key Employee Stock Option Plan or the 2005 Stock Option and Stock Incentive Plan).

Officer and Director Liability Insurance

The Company must purchase a “tail” or similar insurance policy providing the Company’s present and former officers and directors liability insurance for a period following the consummation of the Merger of no less than three years.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time before the effective time of the Merger in any of the following ways:

•	by mutual written consent of the Company, Parent and Merger Sub;

•	by either the Company or Parent if:

•	any governmental entity issues a final, non-appealable order or takes any action which permanently restrains, enjoins or otherwise prohibits the payment for shares pursuant to the Merger provided that the party seeking to terminate the Merger Agreement used its commercially reasonable efforts to remove or lift such order or action;

•	the Merger is not consummated on or before July 5, 2010 (the “Termination Date”) provided the terminating party was not the principal cause of the resulted event and the action or failure to act did not constitute a material breach of the Merger Agreement; or

•	the annual meeting has not been held, the polls did not close at the annual meeting (or any adjournment or postponement thereof) and the Company’s shareholders did not approve the Merger Agreement and Merger provided the terminating party was not the principal cause of the resulted event and the action or failure to act did not constitute a material breach of the Merger Agreement.

•	by the Company if:

•	the Company’s Board of Directors approves the Company entering into or the Company enters into an agreement constituting a Superior Proposal or if the Company’s Board of Directors approves or recommends to the Company’s shareholders a Superior Proposal, provided, that:

•	the Superior Proposal did not result from any breach of the provisions of the Merger Agreement relating to other acquisition proposals in any material respect or from any action taken by the Company or any of its representatives with the intent of circumventing the provisions set forth in the Merger Agreement;

•	the Company’s Board of Directors, after satisfying all of the requirements set forth in the Merger Agreement authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Proposal (the “Specified Definitive Acquisition Agreement”),

•	the Company delivered to Parent a written notice (that includes a copy of the Specified Definitive Acquisition Agreement as an attachment) containing the Company’s representation and warranty that the Specified Definitive Acquisition Agreement has been duly executed and delivered to the Company by the other party thereto, that the Company’s Board of Directors has authorized the execution and delivery of the Specified Definitive Acquisition Agreement on behalf of the Company and that the Company will enter into the Specified Definitive Acquisition Agreement immediately upon termination of the Merger Agreement,

•	a period of at least five (5) business days elapsed since the receipt by Parent of the notice, and the Company has made its representatives fully available during such period for the purpose of engaging in negotiations with Parent regarding a possible amendment of the Merger Agreement or a possible alternative transaction,

•	any written proposal by Parent to amend the Merger Agreement or enter into an alternative transaction was considered by the Company’s Board of Directors in good faith, and the Company’s Board determined in good faith that the terms of the proposed amendment to the Merger Agreement (or other alternative transaction) were not as favorable to the Company’s shareholders, from a financial point of view, as the terms of the transaction contemplated by the Specified Definitive Acquisition Agreement, and

•	the Company pays to Parent the termination fee and expense reimbursement, required to be paid to Parent under the terms of the Merger Agreement; or

•	any of Parent’s or Merger Sub’s representations and warranties are not true and correct, or Parent failed to perform its covenants or other agreements contained in the Merger Agreement and such breach or failure is not cured in all material respects within ten (10) business days following receipt of written notice from the Company of such breach;

•	By Parent, if

•	the Company’s Board of Directors withdraws, modifies or changes its recommendation to the Company’s shareholders of the Merger Agreement or the Merger in a manner that is materially adverse to Parent, takes action to approve or recommend to the Company’s shareholders any acquisition proposal other than the Merger, or approves or recommends a Superior Proposal;

•	the Company enters into, or publicly announces its intention to enter into a definitive agreement or an agreement in principle with respect to a Superior Proposal;

•	the Merger Agreement is not approved and adopted by the Company’s shareholders at least three business days prior to the Termination Date; or

•	any of the Company’s representations and warranties are not true and correct, or the Company fails to perform its covenants or other agreements contained in the Merger Agreement and such breach or failure is not cured in all material respects within ten (10) business days following receipt of written notice from Parent of such breach.

Termination Fees and Expenses

Company Payments

Upon termination of the Merger Agreement under specified circumstances, described below, the Company is required to pay Parent a termination fee of $240,000 (“Termination Fee”) and up to $200,000 of the reasonable expenses incurred by Parent in connection with the transactions contemplated by the Merger Agreement (“Termination Expenses”). The Company agreed to pay to Parent Termination Expenses no later than 10 business days following termination of the Merger Agreement If prior to the termination of the Merger Agreement, an Acquisition Proposal is disclosed, announced, commenced, submitted or made and the grounds for termination were any of the following:

•	the Merger was not completed by July 5, 2010;

•	the shareholder meeting at which the Merger Proposal was submitted was held and the shareholders did not approve the Merger Proposal;

•	the Company entered into, or publicly announced its intention to enter into a definitive agreement or an agreement in principle with respect to a Superior Proposal;

•	the Merger Proposal was not approved by shareholders at least three business days prior to July 5, 2010;

•	the Company breached its representations and warranties or the Company failed to perform its covenants or other agreements contained in the Merger Agreement and such breach or failure was not cured in all material respects within ten (10) business days following receipt of written notice from Parent of such breach.

Additionally, the Company is required to pay to Parent the Termination Fee if within one year from the date of the termination of the Merger Agreement, the Company consummates or enters into a definitive agreement with respect to an Acquisition Proposal.

If the Merger Agreement is terminated and an Acquisition Proposal has not been disclosed, announced, commenced, submitted, or made and the grounds for termination were any of the following:

•	the shareholder meeting at which the Merger Proposal was submitted was held and the shareholders did not approve the Merger Proposal;

•	the Merger Proposal was not approved by shareholders at least three business days prior to July 5, 2010; or

•	the Company breached its representations and warranties or the Company failed to perform its covenants or other agreements contained in the Merger Agreement and such breach or failure was not cured in all material respects within ten (10) business days following receipt of written notice from Parent of such breach then, the Company agreed to pay Parent Termination Expenses.

If the Merger Agreement is terminated and an Acquisition Proposal has not been disclosed, announced, commenced, submitted, or made and the grounds for termination were any of the following:

•	the Company’s Board of Directors withdrew, modified or changed its recommendation to the Company’s shareholders of the Merger Agreement or the Merger in a manner that is materially adverse to Parent, took action to approve or recommend to the Company’s shareholders any acquisition proposal other than the Merger, or approved or recommends a Superior Proposal; or

•	the Company’s Board of Directors approved the Company entering into or the Company entered into an agreement constituting a Superior Proposal or if the Company’s Board of Directors approved or recommended to the Company’s shareholders a Superior Proposal then, the Company agreed to pay Parent Termination Expenses and Termination Fee.

Parent Payments

Upon termination of the Merger Agreement by the Company due to Parent’s or Merger Sub’s representations and warranties not being correct or Parent’s or Merger Sub’s failure to perform covenants contained in the Merger Agreement where such failure was not cured in all material respects within ten business days following receipt of written notice of such breach by the Company, Parent is required to pay the Company up to $120,000 of the reasonable expenses incurred by Parent in connection with the transactions contemplated by the Merger Agreement.

Specific Performance

The Company, Parent and Merger Sub are each entitled to seek an injunction to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other legal or equitable remedy to which they are entitled.

Amendment and Waiver

The Merger Agreement may not be amended, modified, replaced, terminated or cancelled unless agreed to in writing and signed by Parent and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

Financing

Parent and Merger Sub estimate that the total amount of funds necessary to consummate the Merger, refinance certain indebtedness and pay fees and expenses (including Company expenses) associated with the Merger and related transactions will be approximately $6.2 million, which Parent and Merger Sub expect will be funded by equity and debt financing arranged by Global Equity Capital, LLC. In addition, the Company’s $1.0 million in subordinated notes will remain outstanding. Notwithstanding the financing arrangements that Parent has in place, the consummation of the Merger is not subject to any financing conditions.

As of the date of this proxy statement, we have been advised by Parent and Merger Sub that they are not relying on third party debt financing to consummate the Merger. In the event no third party financing is available, or is not available on commercially reasonable terms, Parent will have at closing, subject to the satisfaction of all closing conditions set forth in the Merger Agreement, equity and other funding commitments from investors and their affiliates in an amount required to pay in full the Merger Consideration, retire any indebtedness accelerated as a result of the Merger, and to pay all Company expenses.

When will the Merger be Completed

Subject to adoption of the Merger Agreement by the Company’s shareholders and the satisfaction of the other closing conditions set forth in the Merger Agreement, the Company anticipates completing the Merger during the fourth quarter of the fiscal year ending March 31, 2010.

The Voting Agreement

All of the Company’s directors and executive officers and certain significant shareholders have entered into a voting agreement pursuant to which they agreed to, among other things, (i) vote all shares of the Company’s common stock they own in favor of the adoption of the Merger Agreement and approval of the Merger at the annual meeting and (ii) not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of their shares, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on their voting rights, charge or other encumbrance of any nature whatsoever with respect to their shares of the Company’s common stock during the term of the voting agreement. The voting agreement covers approximately 31.1% of the Company’s outstanding shares of common stock.

8% Promissory Notes

On January 6, 2010, Nancy Scurlock and the Arch C. Scurlock Children’s Trust, holders of the Company’s 8% promissory notes due July 1, 2010 entered into an agreement with Parent and Merger Sub to exchange at the effective time of the Merger all of the Company’s 8% promissory notes for notes of same principal amount issued by the entity surviving the Merger along with other modifications such as an extension of the maturity date. At September 30, 2009, such notes had an aggregate principal balance totaling $1.0 million and accrued interest of $322,000.

Rights of Appraisal or Dissenters’ Rights

Shareholders of record who comply with the procedures described below will be entitled to appraisal rights under Article 15 of the Virginia Stock Corporation Act. Where appropriate, shareholders are urged to consult with their legal counsel to determine the appropriate procedures for the making of a notice of intent to demand payment (as described below). No further notice of the events giving rise to appraisal rights or deadlines for related actions will be provided by the Company to you prior to its annual meeting.

A vote in favor of the merger by a shareholder will result in a waiver of such shareholder’s appraisal rights.

The following discussion is only a summary, does not purport to be a complete statement of the law pertaining to appraisal rights under the Virginia Stock Corporation Act and is qualified in its entirety by reference to Article 15 of the Virginia Stock Corporation Act. Shareholders are urged to consult Article 15 of the Virginia Stock Corporation Act, which is reprinted in its entirety as Annex D to this proxy statement.

Under the Virginia Stock Corporation Act, shareholders who follow the procedures set forth in Article 15 of the Virginia Stock Corporation Act will be entitled to receive payment of the “fair value” of their shares of the Company’s common stock. Any shareholder who wishes to exercise appraisal rights should review the following discussion and Annex D carefully because failure to comply in a timely and proper manner with the procedures specified may result in the loss of appraisal rights under the Virginia Stock Corporation Act.

A shareholder wishing to exercise appraisal rights must deliver to the Company, prior to or at the annual meeting (but in any event before the vote is taken), a written notice of intent to demand payment for such shareholder’s shares if the merger becomes effective. A shareholder delivering a notice of intent must not vote his or her shares in favor of the merger or he or she will lose his or her appraisal rights. All notices of intent should be sent or delivered to Corporate Secretary, Halifax Corporation of Virginia, 5250 Cherokee Avenue, Alexandria, VA 22312.

If the Merger is approved and becomes effective, within 10 days after the effective date of the Merger, the Surviving Entity will deliver an appraisal notice in writing to all shareholders who correctly and timely delivered a notice of intent and also did not vote for the Merger, as described above. Such shareholders are referred to herein as “dissenting shareholders.” The appraisal notice will (i) state where the dissenting shareholder’s payment demands should be sent and where and when stock certificates should be deposited; (ii) set a date by which the Surviving Entity must receive the payment demand; (iii) the Company’s estimate of the fair value of its shares; and (iv) include such other information as required by the Virginia Stock Corporation Act.

A dissenting shareholder to whom an appraisal notice is sent must demand payment within the time specified in the appraisal notice, deposit his or her stock certificates in accordance with the terms of the appraisal notice and make certain certifications required by the Virginia Stock Corporation Act. If a dissenting shareholder fails to take such actions, the dissenting shareholder loses his or her appraisal rights.

Within 30 days of the due date for receipt of payment demands, the Company must pay each dissenting shareholder the Company’s estimate of the fair value of each dissenting shareholder’s shares of the Company’s common stock plus accrued interest. With any payment, the Company must provide its most recent annual and quarterly financial statements, an explanation of how the Company calculated the fair value of the shares and interest, and a description of the procedure a dissenting shareholder may follow if he or she is not satisfied with the payment.

The Company may elect to deliver an appraisal notice after the effective time of the merger if a dissenting shareholder acquired, or is deemed to have acquired in accordance with Article 15 of the Virginia Stock Corporation Act, his or her shares after the Merger Agreement was announced or publicized. In theses circumstances, the Company will estimate the fair value of the dissenting shareholder’s shares of the Company’s common stock plus accrued interest and will offer to pay this amount to each dissenting shareholder who agrees to accept it in full satisfaction of his demand. With any such offer, the Company must provide its most recent annual and quarterly financial statements, an explanation of how the Company calculated the fair value of the shares and interest, and a description of the procedure a dissenting shareholder may follow if he or she is not satisfied with the offer.

A dissenting shareholder who is not satisfied with the amount paid or offered by the Company must notify the Company in writing of the dissenting shareholder’s own estimate of the fair value of his or her shares of the Company’s common stock and the amount of interest due (less any amount that may have been already received by the dissenting shareholder from the Company) and demand that the Company pay this estimated amount. This notice must be given in writing within 30 days of the date that the Company made or offered to make payment for the dissenting shareholder’s shares of the Company’s common stock.

If a dissenting shareholder’s demand for payment remains unsettled, the Company is obligated to commence a proceeding in a Virginia circuit court to determine the fair value of the shares of the Company’s common stock and accrued interest within 60 days of the receipt of the dissenting shareholder’s payment demand. If the Company fails to commence such proceeding in accordance with the Virginia Stock Corporation Act, the Company must pay the dissenting shareholder the amount demanded by the dissenting shareholder.

Dissenting shareholders considering seeking appraisal should be aware that the fair value of their shares of the Company’s common stock, as determined under Article 15 of the Virginia Stock Corporation Act, could be more than, the same as or less than the merger consideration that would be paid to them pursuant to the Merger Agreement. The costs and expenses of any appraisal proceeding will be determined by the court and assessed against the Company unless the court determines that the dissenting shareholder did not act in good faith in demanding payment of the fair value of their shares of the Company’s common stock, in which case such costs and expenses may be assessed against the dissenting shareholder.

If any shareholder who demands appraisal of his or her shares under Article 15 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, as provided in the Virginia Stock Corporation Act, such shareholder’s shares of the Company’s common stock will be converted into the right to receive the Merger Consideration in accordance with the Merger Agreement.

The cash received by dissenting shareholders for their shares of the Company’s common stock will be taxable to such dissenting shareholders.

PROPOSAL II — ELECTION OF DIRECTORS

Our bylaws, as amended, referred to as the Bylaws in this proxy statement, provide that we shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of directors is currently fixed at seven.

Each director is elected to serve until the next annual meeting of shareholders or until the election and qualification of his respective successor. Our Board of Directors, based upon recommendations from the Nominating and Corporate Governance Committee, has nominated the nominees named on the following page, which nominees are currently serving as directors and have indicated their willingness to continue serving as directors. Our Board of Directors knows of no reason why such nominees would be unable to serve as directors. We expect each nominee to be able to serve if elected, but if any nominee notifies us before the meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by our Board of Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board of Directors as equals the number of nominees who are able to serve.

In accordance with the merger agreement pursuant to which we acquired Microserv, Inc. (the Microserv agreement”), we agreed that the former shareholders of Microserv, Inc. shall have the right to nominate a director to our Board of Directors so long as such former shareholders collectively own greater than 50% of the number of shares of common stock issued to them pursuant to the Microserv agreement, referred to as the Microserv nominee in this document. As of February 16, 2000, the former shareholders of Microserv, Inc. collectively owned greater than 50% of the number of shares of common stock issued to them pursuant to the Microserv agreement. Pursuant to the Microserv agreement, we also agreed to recommend, consistent with the fiduciary duties of our Board of Directors, the Microserv nominee to our shareholders and to undertake our best efforts to secure the election of such nominee. In addition, pursuant to a voting agreement executed in connection with the Microserv agreement, Charles L. McNew, Joseph Sciacca, Hugh M. Foley and Thomas J. Basile, subject to certain limitations concerning the qualification of the Microserv nominee, are required to vote their respective shares of our voting capital stock in favor of the Microserv nominee. We were notified by the former shareholders of Microserv that they would not provide a nominee.

In addition, pursuant to a voting agreement executed in connection with the Microserv agreement, Charles L. McNew, Joseph Sciacca, Hugh M. Foley and Thomas J. Basile, subject to certain limitations concerning the qualification of the Microserv nominee, are required to vote their respective shares of our voting capital stock in favor of the Microserv nominee.

Directors

The following table sets forth the name of each of the nominees to our Board of Directors, together with their respective ages as of January 25, 2010, periods of service as directors, principal occupations or employment for the past five years and the names of other public companies in which such persons hold directorships, if any.

		Date First
Director	Age	Elected	Principal Occupation and Employment; Other Background

John H. Grover	82	1984	John H. Grover is the Chairman of our Board of Directors. From December 2002 until its liquidation in December 2003, Mr. Grover served as President of Research Industries Incorporated, a private investment company. He served as Executive Vice President, Treasurer and director of Research Industries Incorporated from 1968 until June 2003, and as a director of TransTechnology Corporation, an aerospace engineering company, from 1969 to 1992. He has been a general partner of Grofam, L.P., an investment Company, for over 10 years. In addition, he presently serves as a director of Westgate Partners, Inc., a real estate investment company, World Resources Co., a recycling company, Parkgate Group, LLC, a real estate investment Company, Aviation Facilities Company, Inc., a real estate investment Company, and Nano-C, Inc., a chemical manufacturing company.

		Date First
Director	Age	Elected	Principal Occupation and Employment; Other Background

Thomas L. Hewitt	71	2000	Thomas L. Hewitt has served as Chief Executive Officer of Global Governments LLC, a consulting firm, since June 2000. He founded Federal Sources, Inc., a market research and consulting firm, in December 1984, and served as Federal Sources, Inc.’s Chief Executive Officer until the sale of Federal Sources, Inc. in 2000. Prior to founding Federal Sources, Inc., Mr. Hewitt served as a Senior Vice President of Kentron, an information technology professional services company acquired by Planning Resource Corporation, a government IT service company, and held several senior level positions at Computer Science Corporation, an information technology systems integration company, including President of the Infonet Government Systems Division and Vice President of Program Development of the Systems Group. Mr. Hewitt is currently a director of GTSI Corp., a reseller of software and hardware.
Charles L. McNew	58	2000	Charles L. McNew joined the Company in July 1999 and was appointed President and Chief Executive Officer in May 2000. He was the Company’s acting President and Chief Executive Officer from April 2000 to May 2000 and prior to that was its Executive Vice President and Chief Financial Officer. Prior to joining the Company, from July 1994 through July 1999, Mr. McNew was Chief Financial Officer and later Chief Operating Officer of Numerex Corporation, a publicly traded wireless telecommunications solutions company. Mr. McNew serves as a member of the Board of Directors of the Services Industry Association, a trade association.
Arch C. Scurlock, Jr.	63	2003	Arch C. Scurlock, Jr. has served as a financial analyst consultant since June 2003. Prior to such time, he served as Vice President of Research Industries Incorporated from 1987 until December 2003 and as a director of Research Industries Incorporated from 1983 until December 2003. From 1977 to 1987, Mr. Scurlock was a chemical engineer at Atlantic Research Corporation, a government research company.
John M. Toups	84	1993	John M. Toups currently serves as a director of GTSI Corp. and NVR, Inc., a residential construction company. Mr. Toups is on the board of Willdan Group, Inc., an engineering company located in California, a position he has held since 2007. Mr. Toups served as President and Chief Executive Officer of Planning Resource Corporation, an engineering and services company, from 1978 to 1987. Prior to that he served in various executive positions with Planning Reserve Corporation. For a short period of time in 1990, he served as interim Chairman of the Board of Directors and Chief Executive Officer of the National Bank of Washington and Washington Bancorp.

		Date First
Director	Age	Elected	Principal Occupation and Employment; Other Background

Daniel R. Young	75	2001	Daniel R. Young has served as a managing partner for The Turnberry Group, an advisory practice to chief executive officers and other senior executives, since October 2000. He also serves as a director of GTSI Corp. and NCI, Inc., an information technology systems engineer and integration company. Mr. Young was formerly Vice Chairman and Chief Executive Officer of Federal Data Corporation, a government IT service company, until 2000. He joined Federal Data Corporation in 1976 as the Executive Vice President, and in 1985 was elected President and Chief Operating Officer. Following the 1995 acquisition of Federal Data Corporation by The Carlyle Group, a private investment group, Mr. Young assumed the position of President and Chief Executive Officer. In 1998, he was elected Vice Chairman of the Board of Directors. Before joining Federal Data Corporation, Mr. Young was an executive of Data Transmission Company, an information technology Company. He ultimately became Executive Vice President of Data Transmission Company, and, prior to that, held various engineering, sales and management positions at Texas Instruments, Inc., a computer equipment manufacturer. He also served in the U.S. Navy as a sea officer.
Donald M. Ervine	73	2009	Donald M. Ervine has served as Chairman of the Board of Directors of VSE Corporation, a company that provides diversified engineering and technical support services (“VSE”), since April 22, 2008. Prior thereto, he served as Chairman of the Board and Chief Executive Officer of VSE from 1992 to 2008 and in various other capacities since he joined VSE in 1983. Mr. Ervine completed a distinguished 27-year career of military service in 1983, including 24 years active-duty in the U.S. Navy achieving the rank of Captain. Mr. Ervine holds a Bachelor’s degree in Business Management from West Virginia Institute of Technology and a Master’s degree in International Affairs from George Washington University. He is also a graduate of the Naval War College and the Industrial College of the Armed Forces

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE NOMINEES FOR DIRECTOR.

Executive Officers

Below is a list of our executive officers, who are not also directors, together with their respective ages as of January 25, 2010, principal occupations or employment for the past five years.

Robert W. Drennen, age forty-two, is our Chief Financial Officer and Treasurer. Mr. Drennen was the Vice President of Finance and the Chief Financial Officer for Smooth Fitness, a fitness equipment E-retailer, from July 2008 to December 2009 where he assisted with the implementation of a pre-liquidation turnaround strategy of this company. From April 2007 to June 2008, he was employed by Unreal Marketing, an on-line marketing company, as Executive Vice President of Finance and Operations where he was involved in a restructuring strategy for this company. From September 2005 to April 2007, Mr. Drennen was the founder of and a principal in a financial consulting practice serving small businesses. From January 2002 to September 2005, he was Vice President of Finance for Puricore plc, an international products distributor. Mr. Drennen’s experience also includes over 5 years in the finance department of publicly traded companies and over 5 years with a regional CPA firm. Mr. Drennen attended Loyola College and is a certified public accountant.

Hugh Foley, age fifty-eight, is our Vice President of Operations. As Vice President of Operations, a position held since April 2002, Mr. Foley manages the service delivery operations for our seat management program, staff augmentation services, as well as IT professional services and product offerings. Mr. Foley joined us in November 1998, initially to manage and implement the Virginia Department of Transportation / Virginia Retirement Systems seat management contract. Prior to joining us, Mr. Foley spent 16 years in the computer service industry in various sales, operations and financial management positions with Sorbus, Bell Atlantic Business Systems, and DecisionOne. Mr. Foley has a Master Degree in Business Administration from Drexel University and a Bachelor of Science Degree in Business Administration from Villanova University.

Douglas H. Reece, age forty, is our Vice President of Sales. Mr. Reece has been with us since November 2001 as Director of Sales and Marketing, and was promoted to Vice President of Sales on April 3, 2006. From October 1999 through November 2001, Mr. Reece worked for Veritas Corporation, a software company, and from August 1999 through September 1999, he was employed by Ernst & Young, LLP where he held various service, sales and operating positions. Mr. Reece has a Master Degree in International Transactions from George Mason University and a Bachelor of Arts in Political Science Degree from West Virginia University.

Governance of the Company

Our business is managed under the direction of our Board of Directors. Our Board of Directors has the responsibility of establishing corporate policies for our overall performance. Our Board of Directors meets at least quarterly during the year to review significant developments affecting our business and to act upon matters requiring Board of Directors approval. In addition, our Board of Directors receives monthly reports of significant activities that occur between meetings. Our Board of Directors also may hold special meetings when important matters require action between scheduled quarterly meetings. Members of senior management attend Board of Directors meetings to report on and discuss their areas of responsibility. During fiscal year 2009, we held eight meetings of our Board of Directors.

During fiscal 2009, all of our directors attended 75% or more of all of the meetings of our Board of Directors (held during the period for which he was a director) and the meetings of all committees of our Board of Directors on which such director served.

Committees of the Board of Directors and Their Functions

Our Board of Directors has established an Audit Committee, Compensation and Employee Benefits Committee, and Nominating and Corporate Governance Committee, each of which is briefly described below.

For purposes of SEC disclosure, our Board of Directors has chosen to use the definition of independence set forth in the NYSE Amex LLC Company Guide, referred to as the NYSE Amex Company Guide.

Audit Committee.  The Board of Directors has established a standing Audit Committee. The Audit Committee assists our Board of Directors in maintaining the integrity of our financial statements and financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting. The Audit Committee also meets with the independent registered public accounting firm and with appropriate financial personnel concerning these matters. The Audit Committee selects, compensates, appoints and oversees our independent registered public accounting firm. The independent registered public accounting firm periodically meet alone with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee also approves related party transactions. The Audit Committee currently consists of Messrs. Toups (Chairman), Young and Hewitt and met four times in fiscal 2009. Our Board of Directors has determined that each of Messrs. Toups, Young and Hewitt is independent as defined in the NYSE Amex Company Guide and Rule 10A-3 of the Exchange Act and that each of Messrs. Toups and Young qualifies as an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K.

The Audit Committee has adopted a charter. A copy of the Audit Committee’s charter is included as Annex E to this proxy statement.

Compensation and Employee Benefits Committee.  The Compensation and Employee Benefits Committee, also referred to as the Compensation Committee in this proxy statement, administers incentive compensation plans, including stock option plans, and advises our Board of Directors regarding employee benefit plans. The Compensation Committee establishes the compensation structure for our senior managers and approves the compensation of our senior executives. Our Chief Executive Officer assists in this process by offering salary recommendations to the Compensation Committee for senior executives, other than himself. The Compensation Committee also makes recommendations to the independent directors of our Board of Directors with respect to the compensation of our Chief Executive Officer and periodically reviews the compensation for outside directors and is responsible for recommending to our Board of Directors changes in director compensation. The Compensation Committee, which currently consists of Messrs. Grover (Chairman), Toups and Hewitt, met one time in fiscal 2009. Each member is independent as defined in the applicable rules of the NYSE Amex Company Guide. In addition, each member is a non-employee director as defined in Rule 16b-3(b)(3) of the Exchange Act.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee advises and makes recommendations to our Board of Directors on all matters concerning directorships, including the selection of candidates as nominees for election as directors and committee membership. The Nominating and Corporate Governance Committee is responsible for developing corporate governance policies and administering our Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee also recommends potential successors for key management positions. The Nominating and Corporate Governance Committee, which currently consists of Messrs. Grover (Chairman), Toups and Young, met two times in fiscal 2009. Each member is independent as defined in the applicable rules of the NYSE Amex Company Guide. On January 19, 2010, the Nominating and Corporate Governance Committee recommended to the Board of Directors the slate of director nominees for election at the Annual Meeting.

Director Nomination Process

General Information.  Our standing Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other matters, determining the types of backgrounds needed to strengthen and balance our Board of Directors, establishing criteria for selecting new directors, recommending nominees for director and recommending directors for membership on various Board of Directors committees for consideration of the full Board of Directors.

A copy of the Nominating and Corporate Governance Committee’s charter is available on our website, www.hxcorp.com, via the Investors page. None of the information on our website or any other website identified herein is part of this proxy statement. All website addresses in this proxy statement are intended to be inactive textual references only. A copy of the Nominating and Corporate Governance Committee’s charter is also available in print to any shareholder on request to the Corporate Secretary at Halifax Corporation of Virginia, 5250 Cherokee Avenue, Alexandria, VA 22312.

In addition, the Nominating and Corporate Governance Committee provides oversight with regard to our Code of Business Conduct and Ethics, which applies to our Chief Executive Officer, Chief Financial Officer and any other accounting officer, controller or persons performing similar functions. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics by posting that information on our website. A copy of the Code of Business Conduct and Ethics is available on our website, www.hxcorp.com, via the Investors page. It is also available in print to any shareholder on request to the Corporate Secretary at Halifax Corporation of Virginia, 5250 Cherokee Avenue, Alexandria, VA 22312.

Consideration of Director Candidates Recommended or Nominated by Shareholders.  The Nominating and Corporate Governance Committee will consider properly submitted shareholder recommendations of director candidates. A shareholder who wishes to recommend a prospective director nominee should send a letter to the Chairman of the Nominating and Corporate Governance Committee at Halifax Corporation of Virginia, 5250 Cherokee Avenue, Alexandria, VA 22312. Such letter must be signed and dated and the following information must be included in or attached to the letter:

•	name and address of the shareholder making the recommendation;

•	proof that the shareholder was the shareholder of record, and/or beneficial owner, of the common stock as of the date of the letter;

•	the name, address and resume of the recommended nominee; and

•	the written consent of the recommended nominee to serve as a director of our Company if so nominated and elected.

The deadline for submitting the letter recommending a prospective director nominee for the annual meeting of shareholders related to the 2010 fiscal year, is October 7, 2010, provided the shareholder making the recommendation would like the Nominating and Corporate Governance Committee to consider recommending such recommended candidate to the full Board of Directors for inclusion into the proxy materials for the next year’s annual meeting of shareholders.

In addition, Section 10 of Article III of our Bylaws permits a shareholder to nominate directors for election at the annual shareholder meeting, provided the shareholder follows the procedures summarized below.

•	shareholder nominations for directors to be elected, which have not been previously approved by the Nominating and Corporate Governance Committee, must be submitted to the Chairman of the Nominating and Corporate Governance Committee in writing by certain deadlines specified in the Bylaws;

•	each shareholder nomination must set forth the following:

•	the name and address of the shareholder making the nomination and the person(s) nominated;

•	a representation that the shareholder is a holder of record, and/or beneficial owner, of voting stock and intends to appear in person or by proxy at the meeting to vote for the person(s) nominated;

•	description of all arrangements and understandings between the shareholder and each nominee and any other person(s), naming such person(s), pursuant to which the nomination was submitted by the shareholder;

•	such other information regarding the shareholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee, including, but not limited to, the principal occupation of each proposed nominee; and

•	the consent of each nominee to serve as a director if so elected.

Our Bylaws are available upon the shareholder’s written request, at no cost, to the Corporate Secretary at Halifax Corporation of Virginia, 5250 Cherokee Avenue, Alexandria, VA 22312.

Director Qualifications.  In order to be nominated for director, a director candidate must meet the following criteria:

•	the director must be a natural person over 21 years of age;

•	the director should have high-level business experience;

•	the director should have knowledge about the issues affecting our business and the industry in which we operate;

•	the director should have high moral character and share our values as outlined in our Code of Business Conduct and Ethics; and

•	the director should have sufficient time to devote their energy and attention to the diligent performance of their duties, including, but not limited to, reviewing corporate documents, SEC filings and other materials and attending Board of Directors and committee meetings, as applicable.

Additional special criteria apply to directors being considered to serve on a particular committee of our Board of Directors, including, but not limited to, the Audit Committee. For instance, the Nominating and Corporate Governance Committee will review whether the director nominee is independent, as independence is defined in the NYSE Amex Company Guide.

Identifying and Evaluating Nominees for Director.  The Nominating and Corporate Governance Committee assesses the appropriate size of our Board of Directors in accordance with our Articles of Incorporation, as amended, referred to as the Articles of Incorporation in this proxy statement, and Bylaws, whether any vacancies on our Board of Directors are expected and what incumbent directors will stand for re-election at the next annual meeting of shareholders. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board of Directors members as well as management, shareholders and other parties. The Nominating and Corporate Governance Committee makes recommendations to the full Board of Directors regarding proposed candidates to fill the vacancy. The Nominating and Corporate Governance Committee also has the sole authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, including those recommended by a shareholder or any other party.

In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service during the past term, including, but not limited to, the number of Board of Directors and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a Board of Directors member, as outlined above, including the director’s independence, as well as any special qualifications required for a member of a Board of Directors committee if such director serves on one or more committees of our Board of Directors and makes a recommendation regarding such director’s nomination for re-election to the full Board of Directors. When a member of the Nominating and Corporate Governance Committee is an incumbent director eligible to stand for re-election, such director does not participate in the discussion of such director’s recommendation for nomination for election as a director by the Nominating and Corporate Governance Committee.

In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined in the NYSE Amex Company Guide, and whether the nominee meets the qualifications for a Board of Directors member outlined above as well as any special qualifications applicable to a member of the Board of Directors committee, on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in case of a new candidate, the Nominating and Corporate Governance Committee makes a recommendation to our full Board of Directors as to whether to nominate the director nominee for election at the shareholders meeting.

Independence of Directors

Our Board of Directors has determined that Messrs. Grover, Toups, Hewitt and Young are independent as defined by the applicable rules of the NYSE Amex Company Guide. In addition, our Board of Directors has determined that a majority of its members are independent as defined by the applicable rules of the NYSE Amex Company Guide. In making this determination, our Board of Directors considered the relationship of Mr. Grover as a trustee of The Arch C. Scurlock Children’s Trust, one of our 10% shareholders.

Shareholder Communication with the Board of Directors

Our shareholders may communicate issues or concerns regarding our business or the functions of our Board of Directors to our Board of Directors or individual members of our Board of Directors, including the Chairman of the Nominating and Corporate Governance Committee, Compensation and Employee Benefits Committee or Audit Committee, by sending a letter to the Corporate Secretary at Halifax Corporation of Virginia, 5250 Cherokee Avenue, Alexandria, VA 22312.

Our Corporate Secretary will review all correspondence and will create a log of all correspondence received. The Secretary will periodically forward any correspondence received from a shareholder that deals with concerns regarding our business or with the functions of our Board of Directors or which our Secretary otherwise determines requires attention, to our Board of Directors or to the member of our Board of Directors to whom the correspondence is addressed. Directors may at any time review the log of all correspondence received and request copies of any such correspondence. Concerns relating to questionable accounting, internal controls or auditing matters will be brought to the attention of our Board of Directors in accordance with the procedures established by the Audit Committee with respect to such matters and set forth in our Whistle Blower Policy. A copy of our Whistle Blower Policy is available on our website, www.hxcorp.com, via the Investors page. It is also available in print to any shareholder on request to the Corporate Secretary at Halifax Corporation of Virginia, 5250 Cherokee Avenue, Alexandria, VA 22312.

Attendance at Annual Meetings of Shareholders

Our Board of Directors has adopted a policy that a majority of our directors attend the annual meeting of shareholders. All of our directors attended last year’s annual meeting of shareholders.

Fiscal 2009 Director Compensation

Our compensation program for outside directors is designed to enable us to attract, retain and motivate highly qualified directors to serve on our Board of Directors. It is also intended to further align the interests of our directors with those of our shareholders. The following table sets forth information regarding the compensation of our outside directors for the fiscal year 2009.

	Fees earned	Option
	or Paid in	Awards
	Cash	($)	Total
Name	($)	(1)(2)(3)(4)	($)

John H. Grover	$1,600	$598	$2,198
Chairman of the Board
Thomas L. Hewitt	1,600	598	2,198
Director
Gerald F. Ryles	1,600	598	2,198
Director
Arch C. Scurlock, Jr.	1,600	598	2,198
Director
John M. Toups	1,600	598	2,198
Director
Daniel R. Young	1,600	598	2,198
Director

(1)	As of March 31, 2009, the following represented the aggregate number of shares of common stock issuable upon the exercise of outstanding options granted to each of the above named directors: (i) Mr. Grover — 15,500; (ii) Mr. Hewitt — 18,500; (iii) Mr. Scurlock — 9,100; (iv) Mr. Toups — 15,500; and (vi) Mr. Young — 14,500.

(2)	This column represents the dollar amount recognized for financial reporting purposes with respect to the 2009 fiscal year for the fair value of stock options granted to each director in accordance with SFAS 123R. These amounts were calculated using the Black Sholes option-pricing model based on the following assumptions: an expected volatility of 49.00% to 84.35%, an expected term to exercise of 5.5 to 6.25 years and an interest rate of 2.8% to 4.94% and disregarding the estimate of forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense related to awards granted in and prior to the 2009 fiscal year, as applicable, and do not correspond to the actual value that will be recognized by each director.

(3)	On September 10, 2008 the above named directors were each issued options to purchase 2,000 shares of the Company’s common stock at $0.66 per share. The options vest in full one year from the grant date.

(4)	On March 26, 2009, the above named directors were each issued options to purchase 2,000 shares of the Company’s common stock at $0.32 per share. The options vest in 5 equal installments over a five year period commencing on the first anniversary of the date of grant.

Director Compensation Description

Under our Non-Employee Directors Stock Option Plan, each director was granted options to purchase 5,000 shares of common stock on the first of the month following the date of the annual meeting of shareholders on which he was initially elected and was granted options to purchase up to 2,000 shares of common stock on each annual re-election by the shareholders as one of our directors. Such options were granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant. No further options may be granted pursuant to our Non-Employee Directors Stock Option Plan. Each non-employee director is eligible to receive awards under our 2005 Stock Option and Stock Incentive Plan.

On September 10, 2008, the outside directors received options to purchase 2,000 shares of our common stock at an exercise price of $0.66 per share. This option award vests in one year from the date of grant.

On March 26, 2009, the outside directors were each issued options to purchase 2,000 shares of the Company’s common stock at an exercise price $0.32 per share. This option award vests at the rate of 20% per year commencing on the first anniversary of the option grant date.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Halifax Corporation of Virginia, referred to as the Company in this section, has reviewed and discussed the audited consolidated financial statements with management of the Company and Reznick Group, P.C. (“Reznick Group”), independent registered public accountant firm for the Company. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

The Audit Committee has discussed with Reznick Group the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380).

The Audit Committee has received the written disclosures and confirming letter from Reznick Group required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Reznick Group their independence from the Company.

Based on the reviews and discussions with management of the Company and Reznick Group referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2009 be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement.

Audit Committee
John M. Toups, Chairman
Daniel R. Young
Thomas L. Hewitt

EXECUTIVE COMPENSATION

Fiscal 2009 Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries during our fiscal years ended March 31, 2009, 2008 and 2007, respectively.

				Option	All Other
Name and Principal		Salary		Awards	Compensation
Position	Year	($)	Bonus	($)(1)	($)		Total

Charles L. McNew	2009	$230,863	$24,000	$—	$5,356	(2)	$260,219
President and Chief	2008	$253,078	$—	$—	$7,662	(3)	$267,137
Executive Officer	2007	$263,390	$—	$6,397	$8,201	(4)	$274,988

Joseph Sciacca	2009	$151,668	$14,000	$—	$10,567	(2)	$176,235
Former Vice President of	2008	$165,516	$—	$—	$12,117	(3)	$181,105
Finance and Chief	2007	$171,448	$—	$3,472	$12,004	(4)	$186,924
Financial Officer(5)

Hugh M. Foley	2009	$139,348	$8,000	$—	$3,820	(2)	$151,168
Vice President, Operations	2008	$153,269	$—	$—	$5,235	(3)	$161,062
	2007	$161,696	$—	$2,588	$5,381	(4)	$169,665

Douglas H. Reece	2009	$138,363	$11,000	$—	$10,332	(2)	$159,695
Vice President, Sales and	2008	$150,390	$—	$—	$10,707	(3)	$162,317
Marketing	2007	$157,085	$—	$1,220	$11,422	(4)	$169,727

(1)	Represents the dollar amount recognized for financial reporting purposes with respect to the 2008 and 2007 fiscal years for the fair value of stock options granted to each named executive officer in accordance with SFAS 123R. These amounts were calculated using the Black Sholes option-pricing model based on the following assumptions: an expected volatility of 49.99%, an expected term to exercise of 6.25 years and an interest rate of 4.94%, and disregarding the estimate of forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense related to awards granted in and prior to the 2007 fiscal year or prior to 2008 fiscal year, as applicable, and do not correspond to the actual value that will be recognized by each named executive officer.

(2)	Amounts in this column include: contributions to the 401(k) plans of Messrs. McNew, Sciacca, Foley and Reece in the amounts of $182, $119, $110 and $43, respectively; contributions to the heath insurance premiums of Messrs. McNew, Sciacca, Foley and Reece in the amounts of $174, $10,448, $3,710 and $10,289, respectively; and a $5,000 automobile allowance granted to Mr. McNew.

(3)	Amounts in this column include: contributions to the 401(k) plans of Messrs. McNew, Sciacca, Foley and Reece in the amounts of $2,530, $1,665, $1,553 and $410, respectively; contributions to the heath insurance premiums of Messrs. McNew, Sciacca, Foley and Reece in the amounts of $132, $10,452, $3,702 and $10,297, respectively; and a $5,000 automobile allowance granted to Mr. McNew.

(4)	Amounts in this column include: contributions to the 401(k) plans of Messrs. McNew, Sciacca, Foley and Reece in the amounts of $2,330, $1,667, $1,551 and $1,124, respectively; contributions to the heath insurance premiums of Messrs. McNew, Sciacca, Foley and Reece in the amounts of $871, $10,337, $3,830 and $10,298, respectively; and a $5,000 automobile allowance granted to Mr. McNew.

(5)	Mr. Sciacca resigned as our Vice President of Finance and Chief Financial Officer effective on January 4, 2010. Mr. Sciacca is serving as a consultant to us until September 2010.

Elements of compensation for our named executive officers include salary, options to purchase shares of our common stock and other perquisites, as applicable. We do not have a pension plan, do not pay non-equity incentive plan based compensation and do not offer nonqualified deferred compensation arrangements. Further, we did not grant stock equity incentive plan awards or issue stock awards in fiscal year 2009. As a result, the column related to this item has been deleted from the table above.

On January 4, 2010, Robert W. Drennen was appointed as our Chief Financial Officer. His annual base salary is set at $150,000.

Grants of Plan-Based Awards In Fiscal 2009

There were no plan-based awards granted to our named executive officers under our 2005 Stock Option and Stock Incentive Plan during fiscal 2009.

Option Exercises and Stock Vested in Fiscal Year 2009

No restricted stock awards held by our named executive officers vested during fiscal 2009 and no options were exercised by our named executive officers during fiscal 2009.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table sets forth the information regarding the outstanding equity awards to our named executive officers at March 31, 2009.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
	(#)	(#)	Exercise	Expiration
Name	Exercisable	Unexercisable(1)	Price	Date

Charles L. McNew	45,000	—	$5.75	10/2/2009
	25,000	—	5.50	5/16/2010
	25,000	—	4.05	3/17/2012
	10,000	—	3.10	3/17/2013
	25,000	—	4.45	4/21/2014
	5,000	—	3.40	9/7/2015
	3,000	12,000	3.00	7/21/2016

Joseph Sciacca	10,000	—	$5.50	12/3/2009
	15,000	—	5.50	5/16/2010
	10,000	—	5.50	5/16/2010
	10,000	—	4.05	3/17/2012
	6,000	—	3.10	3/17/2013
	10,000	—	4.45	4/21/2014
	5,000	—	3.40	9/7/2015
	1,500	6,000	3.00	7/21/2016

Hugh M. Foley	10,000	—	$7.56	2/28/2010
	2,500	—	4.05	3/17/2012
	5,000	—	3.10	3/17/2013
	12,500	—	4.45	4/21/2014
	5,000	—	3.40	9/7/2015
	1,000	4,000	3.00	7/21/2016

Douglas H. Reece	2,500	—	$3.00	12/4/2011
	500	—	4.05	3/17/2012
	2,500	—	5.02	9/14/2014
	5,000	—	3.40	9/7/2015
	1,000	4,000	3.00	7/21/2016

(1)	All unvested options to purchase common stock vest at a rate of 20% of the initial award each year on each anniversary of the date of grant, July 21, 2006.

Potential Payments Upon Termination or Change-in-Control

Severance Agreement with Mr. McNew

On March 31, 2003, we entered into an amended and restated Executive Severance Agreement with Mr. McNew, our President and Chief Executive Officer. This agreement provides severance benefits to Mr. McNew under certain circumstances and remains in effect so long as we continue to employ Mr. McNew. The agreement confirms that Mr. McNew’s employment is at will and provides for termination without additional compensation in the event of death, disability, resignation, retirement or termination for cause, referred to as the excluded circumstances in this document. “Cause” is defined as “gross negligence, willful misconduct, fraud, willful disregard of the Board of Directors’ direction or breach of a published Company policy.”

Termination for Any Reason Other Than in Connection with an Excluded Circumstance.  Under the terms of the agreement, except in connection with a change of control disposition, in the event that Mr. McNew’s employment is terminated other than in connection with an excluded circumstance, Mr. McNew would be entitled to receive his then current salary for a period of twelve months. Based on the foregoing, if Mr. McNew’s employment was terminated on March 31, 2009, Mr. McNew would be entitled to receive a severance payment of $230,863.

Termination in Connection with a Change of Control Disposition.  Under the terms of the agreement, a “change of control disposition” is generally deemed to occur if (i) 25% or more of the voting power of our stock is acquired by another entity or (ii) there is a sale of substantially all of our assets to another entity. In the event that Mr. McNew’s employment is terminated within one year of a change of control disposition, other than in connection with an excluded circumstance, Mr. McNew would be entitled to receive his then current salary for a period of twenty-four months. In the event that Mr. McNew’s employment is terminated for any reason within ninety days following a change of control disposition, Mr. McNew would be entitled to receive an amount equal to two times his then current salary. Based on either of the foregoing, if Mr. McNew’s employment was terminated on March 31, 2009, Mr. McNew would be entitled to receive a severance payment of $461,726.

The agreement provides that Mr. McNew may elect to receive his severance payments in a lump sum or in equal payments at intervals of no more often than semimonthly over a period of his choice that is not to exceed the number of months of compensation due to him.

General Requirements.  Pursuant to the terms of the agreement, Mr. McNew may not disclose, publish or use, or permit anyone else to disclose, publish or use, any of our proprietary or confidential information or trade secrets for any purpose unrelated to his employment at any time during or after his employment. Mr. McNew must also return to us all proprietary material that he possesses on the date his employment is terminated. In addition, should Mr. McNew’s employment be terminated for any reason other than “Cause,” Mr. McNew may not (i) directly or indirectly, sell, market, or otherwise provide any client or previously identified prospective client, products or services similar to or in competition with those sold or distributed by us, in any geographic area in which we offer any such products or services, or (ii) participate directly or indirectly in the hiring or soliciting for employment of any person we employ.

Termination/Separation Agreement with Joseph Sciacca

We had an amended and restated severance arrangement with Joseph Sciacca, our Chief Financial Officer. This agreement provided severance benefits to Mr. Sciacca under certain circumstances and remained in effect so long as we continued to employ Mr. Sciacca. The agreement confirmed that Mr. Sciacca’s employment was at will and provided for termination without additional compensation in the event of death, disability, resignation, retirement or termination for cause, referred to as the excluded circumstances in this proxy statement. “Cause” was defined as “gross negligence, willful misconduct, fraud, willful disregard of the Board of Directors’ direction or breach of a published Company policy.”

Under the terms of the agreement, except in connection with a change of control disposition, in the event that Mr. Sciacca’s employment was terminated other than in connection with an excluded circumstance, Mr. Sciacca would have been entitled to receive his then current salary for a period of twelve months.

Under the terms of the agreement, a “change of control disposition” was generally deemed to occur if (i) 25% or more of the voting power of our stock was acquired by another entity or (ii) there was a sale of substantially all of our assets to another entity. In the event that Mr. Sciacca’s employment was terminated within one year of a change of control disposition, other than in connection with an excluded circumstance, Mr. Sciacca would have been entitled to receive his then current salary for a period of one year. In the event that Mr. Sciacca’s employment was terminated for any reason within ninety days following a change of control disposition, Mr. Sciacca would have been entitled to receive an amount equal to one year’s then current salary.

If the employment of Mr. Sciacca was terminated without cause on March 31, 2009 and assuming the terms of the Amended and Restated Severance Agreement were in effect on such date, Mr. Sciacca would have been entitled to receive a payment of $151,668 over a twelve month period.

Mr. Sciacca resigned effective January 4, 2010. He currently serving as a consultant to us until September 2010.

Termination/Separation Agreements with other Executives.

We entered into a termination/separation agreement with Mr. Foley on January 17, 2003, Mr. Reece on April 19, 2006 and Mr. Drennan, our Chief Financial Officer, on December 2, 2009.

As per their respective termination/separation agreements, in the event that the employment of Messrs. Foley or Reece is terminated without cause, each individual would be entitled to receive his then current salary for a period of six months. In the event that the employment of Mr. Drennen is terminated without cause, he would be entitled to receive his then current salary for a period of three months. In each of the aforementioned termination/separation agreements, “Cause” is defined to mean: “A good faith finding by us of your failure to perform the duties reasonably assigned to you; dishonesty, gross negligence or misconduct, or your conviction, or your entry of a pleading of guilty or nolo contender, to any crime involving more turpitude or any felony.”

If the employment of Mr. Foley or Mr. Reece was terminated without cause on March 31, 2009, each would be entitled to receive a payment of $69,674 and $69,181, respectively, over a six month period. If Mr. Drennen’s employment was terminated as of the date of this proxy statement, he would be entitled to receive a payment of $37,500 over a three month period.

2005 Stock Option and Stock Incentive Plan

Restricted shares awarded to a participant in the 2005 Stock Option and Stock Incentive Plan will be forfeited and returned to us in the event of a termination of continuous service by the participant for any reason other than death or disability. In the event of death or disability, such shares will not be forfeited and will no longer be subject to restrictions. With respect to unexercised options granted under the 2005 Stock Option and Stock Incentive Plan, in the event of termination of employment for any reason other than death or disability, such options, will terminate three months after the date of termination of employment. In the event of death or disability, the participant’s executor, administrator, legal guardian or custodian, as applicable, may exercise the participant’s vested options within one year of termination of employment.

If the continuous service of a participant is involuntarily terminated for any reason, other than for cause, within 18 months of a change in control, any restricted period with respect to restricted stock awarded will lapse and such shares will become fully vested. A “change in control,” as defined in the 2005 Stock Option and Stock Incentive Plan, includes a change in holders of more than 50% of our outstanding voting stock within a 12 month period or any other event deemed to be a change in control by the Compensation Committee.

In the event of a change in control, options to purchase shares of our common stock awarded under the 2005 Stock Option and Stock Incentive Plan may be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option and the vesting date may accelerate accordingly. In addition, in the event of a sale or a proposed sale of the majority of our stock or assets or a proposed change in control, the Compensation Committee has the right to terminate options granted under the 2005 Stock Option and Stock Incentive Plan upon thirty days prior written notice, subject to the participant’s right to exercise such option to the extent vested prior to such termination.

If the change of control had occurred on March 31, 2009, our named executive officers would not have received the value of the potential benefit that each such executive might be entitled to receive upon a change of control under our 2005 Stock Option and Stock Incentive Plan because the per share exercise price of unvested options exceeded the $0.32 closing price per share of our common stock on March 31, 2009.

1994 Key Employee Stock Option Plan

Upon termination of a participant’s employment for reason other than death, disability or retirement (defined as termination of employment by a participant on or after attainment of age 65), the participant may, within three months from the date of such termination, exercise all or any part of the participant’s vested options, provided such termination was not for cause. If such termination was for cause, the right of the participant to exercise such options will terminate immediately.

Upon termination of a participant’s employment by reason of disability or retirement, the participant may, within two years after the date of retirement or the date which is six months after the participant is first absent from active employment due to disability exercise all or a part of the participant’s vested options. In the event of the death of a participant, the participant’s beneficiary shall have the right to exercise vested options until the expiration of the earlier of two years from the date of the participant’s death or the date of expiration of the options pursuant to the termination provisions of the 1994 Key Employee Stock Option Plan.

All unvested options expire at the date of the termination of employment. Notwithstanding the foregoing, the Compensation Committee may permit a participant, who terminates employment by retirement (prior to or after the attainment of age 65) and who will continue to render significant services to us or one of our subsidiaries after his or her retirement, to continue to accrue service with respect to the right to exercise his or her options during the period in which the individual continues to render such services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth as of the Record Date the number of shares of common stock beneficially owned by: (1) each person who owned of record, or is known by us to have beneficially owned, more than 5% of such shares then outstanding; (2) each director and nominee for director; (3) the current executive officers named in the Summary Compensation Table contained in this proxy statement; and (4) all executive officers, directors and director nominees as a group. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Halifax.

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class

Global Iron Holdings, LLC	986,060	(1)	31.1%
Michael Hirano Lindsay Wynter Thomas A. Waldman c/o Global Equity Capital, LLC 6260 Lookout Road Boulder, CO 80301

Nancy M. Scurlock	399,545	(2)	12.6%
10575 NW Skyline Boulevard Portland, OR 97231

The Arch C. Scurlock Children’s Trust	399,545	(3)	12.6%
c/o Ms. Kelly Thompson 46 S. Glebe Rd. #200 Arlington, VA 22204

Gary M. Lukowski	157,773	(4)	5.0%
11321 NE 120th Street Kirkland, WA 98034

Jai N. Gupta,	173,955	(5)	5.5%
Shashi A. Gupta and RSSJ Associates LLC 1173 Dolly Madison Blvd. McLean, VA 22101

Chester M. Arnold	305,727	(6)	9.6%
40 Fair winds Drive Osterville, MA 02655
John H. Grover	61,085	(7)	1.9%
John M. Toups	47,231	(8)	1.5%
Thomas L. Hewitt	45,631	(9)	1.4%
Arch C. Scurlock, Jr.	37,617	(10)	1.2%
Daniel R. Young	41,631	(11)	1.3%
Donald M. Ervine	500	(12)	*
Charles L. McNew	137,831	(13)	4.2%
Robert W. Drennen	—		—
Hugh M. Foley	52,165	(14)	1.6%
Douglas H. Reece	15,500	(15)	*
Directors and officers as a group (10 persons)	439,191	(16)	12.8%

*	Less than 1%.

(1)	Mr. Grover, Grofam, LP, Hewitt Family, LLC, Mr. McNew, Mr. Sciacca, Mr. Toups, Mr. Young, Ms. Scurlock, The Arch C. Scurlock Children’s Trust, Mr. Scurlock and Mr. Ervine and Parent are parties to a voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement” related to the shares of the Company’s common stock owned by such persons. In the voting agreement, Michael Hirano, Lindsay Wynter and Thomas A. Waldman are named as proxies for voting of the shares subject to the voting agreement on matters related to the Merger. The executive officers and directors of Parent may be deemed to be control persons of Parent. The executive officers and directors are: Catherine Babon Scanlon (President), Michael Hirano (Sole director, Sole LLC Manager and Vice President), Lindsay Wynter (Vice President and Chief Financial Officer), Thomas A. Waldman (Vice President and Secretary) and Michael Adkins (Vice President). Based on a Schedule 13D filed with the Securities and Exchange Commission on January 19, 2010.

(2)	Represents 392,961 shares held directly, as well as 6,583.5 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan, which are exercisable within 60 days of the Record Date. Ms. Scurlock is a party to the voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement.” Based on a Schedule 13D filed with the Securities and Exchange Commission on January 19, 2010.

(3)	Represents 392,961 shares held directly, as well as 6.583.5 shares subject to options granted pursuant to the Non-Employer Directors Stock Option Plan, which are exercisable within 60 days of the Record Date. Arch C. Scurlock, Jr., our director, is a trustee and beneficiary of this trust. Additionally, John H. Grover, our director, is a trustee of this trust. Messrs. Scurlock and Grover disclaim beneficial ownership of the shares beneficially owned by the trust because they do not have voting or investment control in accordance with rules and regulations promulgated under the Exchange Act. The Arch C. Scurlock Children’s Trust is a party to the voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement.” Based on a Schedule 13D/A filed with the Securities and Exchange Commission on January 19, 2010.

(4)	Based on a Schedule 13D filed with the SEC on September 9, 2003, in which Mr. Lukowski, our former employee, reported sole voting and dispositive power over 157,773 shares held directly.

(5)	Based on a Schedule 13D/A filed with the SEC on September 8, 2003 by Jai N. Gupta, Shashi A. Gupta and RSSJ Associates LLC. Represents 121,655 shares held directly by RSSJ Associates LLC and 52,300 shares held directly by Jai M. Gupta. Mr. and Mrs. Gupta are the sole owners of RSSJ Associates LLC and, as a result, are deemed to beneficially own 173,955 shares held directly by RSSJ Associates LLC.

(6)	Based on an amended report on Schedule 13G/A filed with the SEC on January 19, 2009 by Chester M. Arnold. Represents 199,756 shares held directly by Mr. Arnold with sole voting and dispositive power and 105,971 shares held by Mr. Arnold’s wife, over which Mr. Arnold disclaims beneficial ownership.

(7)	Represents 1,500 shares held by the John H. Grover Revocable Trust, 41,285 shares owned by Grofam, L.P. and 18,300 shares subject to options granted pursuant the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of July 28, 2009. Excludes shares held by The Arch C. Scurlock Children’s Trust, of which Mr. Grover serves as trustee (see note 3 above). Grofam L.P. and Mr. Grover are parties to the voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement.”

(8)	Represents 28,931 shares held directly as well as 18,300 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date. Mr. Toups is a party to the voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement.”

(9)	Represents 24,331 shares held by the Hewitt Family, LLC and 21,300 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date. The Hewitt Family, LLC is a party to the voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement.”

(10)	Represents 17,150 shares held directly and 20,467 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date. Excludes shares held by The Arch C. Scurlock Children’s Trust, of which Mr. Scurlock serves as a trustee and is a beneficiary (see note 3 above). Mr. Scurlock is a party to the voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement.”

(11)	Represents 24,331 shares held directly as well as 17,300 shares subject to options granted pursuant to the Non-Employee Directors Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date. Mr. Young is a party to the voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement.”

(12)	Represents 500 shares subject to options granted pursuant to the 2005 Stock Option and Stock Incentive Plan which are exercisable within 60 days of the Record Date. Mr. Ervine is a party to the voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement.”

(13)	Represents 8,500 shares held directly, 24,331 shares held indirectly by a trust for a retirement account, 105,000 shares subject to options granted pursuant to the 1994 Key Employee Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date. Mr. McNew is a party to the voting agreement described under “Proposal I — Approval of the Merger and Related Matters — The Voting Agreement.”

(14)	Represents 12,165 shares held indirectly by a trust for a retirement account, as well as 40,000 shares subject to options granted pursuant to the 1994 Key Employee Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date.

(15)	Represents 15,500 shares subject to options granted pursuant to the 1994 Key Employee Stock Option Plan and 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date.

(16)	Represents 78,912 shares held directly, 103,612 shares held indirectly, 256,667 shares subject to options granted pursuant to the 1994 Key Employee Stock Option Plan and the 2005 Stock Option and Stock Incentive Plan, which are exercisable within 60 days of the Record Date.

TRANSACTIONS WITH RELATED PERSONS

On June 29, 2007, we amended our 8% promissory note in the aggregate principal amount of $500,000 dated November 2, 1998, as amended June 29, 2005, and 8% promissory note in the aggregate principal amount of $500,000 dated November 5, 1998, as amended June 29, 2005, to extend the maturity date of each promissory note to July 1, 2009. All other terms and conditions of the promissory notes remain the same. The holders of the 8% promissory notes are The Arch C. Scurlock Children’s Trust and Nancy M. Scurlock. Each holder owns more than 10% of our common stock. Arch C. Scurlock, Jr., a beneficiary and trustee of The Arch C. Scurlock Children’s Trust, and John H. Grover, a trustee of The Arch C. Scurlock Children’s Trust, are members of our Board of Directors. During our 2007 fiscal year, we paid $50,000 of accrued interest on the promissory notes. During our 2009 fiscal year, we did not make any interest payment on the promissory notes. At March 31, 2009, the aggregate balance of the promissory notes was $1.0 million.

Joseph Sciacca, our former Chief Financial Officer and Treasurer resigned, effective January 4, 2010, to pursue other opportunities. In connection with his resignation, we entered into a consulting arrangement with Mr. Sciacca which provides for his provision of consulting services to us until September 30, 2010 for a monthly payment of $12,534 per month.

On May 24, 2007, the Audit Committee adopted written policies and procedures regarding related party transactions. Our related party transactions policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which we or any of our subsidiaries was, is or will be a participant and the amount involved exceeds $1,000, and in which any related party had, has or will have a direct or indirect interest. Under this policy, the Audit Committee must approve all related party transactions between us or one of our subsidiaries and a director, nominee for director, executive officer, five percent shareholder, certain related entities or immediate family members of a director, executive officer or five percent shareholder that would be required to be disclosed in our proxy statements. The policy also authorizes the Chairperson of the Audit Committee to approve, or reject, proposed related party transactions in those instances in which it is not practicable or desirable for us to wait until the next Audit Committee meeting. Pursuant to the policy, the Audit Committee or the Chairperson of the Audit Committee, as applicable, is authorized to approve only those related party transactions that are reasonably necessary to our business and fair to us, as the Audit Committee or its Chairperson determines in good faith.

All interested parties who wish to communicate with our Audit Committee may do so by addressing their written correspondence to the Audit Committee at Halifax Corporation of Virginia, 5250 Cherokee Avenue, Alexandria, VA 22312.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all directors, officers, including our chief executive officer, chief financial officer, principal accounting officer, controller and persons performing similar functions, and employees. Copies of our Code of Conduct and Ethics are available without charge upon written request directed to Halifax Corporation of Virginia, Attn: Secretary, 5250 Cherokee Avenue, Alexandria, VA 22312.

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP, referred to as Grant Thornton in this document, served as our independent public accountant and our subsidiaries from July 2004 to January 7, 2008. On January 7, 2008, the Audit Committee of the Company elected to dismiss Grant Thornton as the Company’s independent auditor effective January 7, 2008. The reports of Grant Thornton, on the financial statements of the Company during the two-year period ended March 31, 2007, did not contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two-year period ended March 31, 2007 and interim period from April 1, 2007 through January 7, 2008, (1) the Company did not have any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports, and (2) no reportable events as described in Item 304(a)(1) of Regulation S-K occurred except that, as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007, we were advised by Grant Thornton that control deficiencies in our internal control over financial reporting relating to income tax reporting existed as of March 31, 2007 that constituted a material weakness within the meaning of the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 as a result of the lack of qualified personnel to properly review and administer the Company’s tax matters. In July 2007, management completed the remediation of the material weakness by retaining an outside professional service firm to assist in the area of income tax reporting.

On January 25, 2008, the Audit Committee formally approved Reznick Group as our independent public accountant for the fiscal year ended March 31, 2009. No consultations occurred between the Company and Reznick Group during the two most recent fiscal years and any subsequent interim period prior to Reznick Group’s appointment regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K. In the course of its discussions concerning the appointment, the Company did provide and discuss with Reznick Group the information in the Company’s Current Report on Form 8-K with respect to the dismissal of the Company’s former independent registered public accounting firm which was filed with the Securities and Exchange Commission on January 11, 2008.

The audit committee appointed Reznick Group to serve as our independent public accountant for the fiscal year ending March 31, 2010. Representatives of Reznick Group are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Independent Public Accountant Fee Information

Aggregate fees for professional services rendered for us by Reznick Group for the fiscal years ended March 31, 2009 and 2008 were as follows:

	2009	2008

Audit Fees	$230,899	$227,611
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$230,899	$227,611

All services performed by Reznick Group were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining Reznick Group’s independence.

Audit Fees.  The audit fees billed by Reznick Group for the fiscal year ended March 31, 2009 and March 31, 2008 were for professional services rendered for the audits of our financial statements, quarterly reviews, issuance of consents, and assistance with the review of documents filed with the SEC.

Audit-Related Fees.  There were no audit related fees billed for the fiscal years ended March 31, 2009 and 2008.

Tax Fees.  There were no tax fees billed for the fiscal years ended March 31, 2009 and 2008.

All Other Fees.  There were no other fees billed for the fiscal years ended March 31, 2009 and 2008.

Pre-Approval Policies and Procedures

The Audit Committee must approve all auditing services and non-audit services provided by our independent public accountant. The non-audit services specified in Section 10A(g) of the Exchange Act may not be provided by our independent public accountant. The Audit Committee will periodically review fees for services rendered with the full Board of Directors.

We were advised by Reznick Group that no member of Reznick Group has any direct or indirect interest in our business or any of our subsidiaries or has had, since its appointment, any connection with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act in this document, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. We believe that all of the filing requirements were complied with by our officers and directors and by the beneficial owners of more than 10% of our common stock. On making the foregoing statements, we relied upon copies of the reporting forms that we received and certain written representations.

PROPOSAL III — ADJOURNMENT OF THE SHAREHOLDER MEETING

In the event that there are not sufficient votes to constitute a quorum or to approve the Merger Proposal to be considered at the time of the annual meeting and the Merger contemplated thereby cannot be approved unless the annual meeting is adjourned to a later date or dates in order to permit further solicitation of proxies, if necessary, the Company has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The Company’s Board of Directors recommends that its shareholders vote FOR the adjournment proposal. If it is necessary to adjourn a meeting, no notice of such adjourned meeting is required to be given to shareholders, other than an announcement before adjournment at the annual meeting of the place, date and time to which the meeting is adjourned, so long as a new record date is not needed for the adjourned meeting. If a new record date for the adjourned meeting is required to be fixed, a notice of the adjourned meeting will be given to all persons who are shareholders as of the new record date.

SHAREHOLDER PROPOSALS

Pursuant to the proxy rules under the Exchange Act, our shareholders are notified that the deadline for providing us with timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at our annual meeting of shareholders related to the 2010 fiscal year will be October 7, 2010. As to all such matters which we do not have notice on or prior to October 7, 2010, discretionary authority shall be granted to the persons designated in the proxy card related to the 2010 annual meeting of shareholders. A shareholder proposal regarding the annual meeting of shareholders related to the 2010 fiscal year must be submitted to our office located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, by October 7, 2010 to receive consideration for inclusion in our proxy materials related to the 2010 fiscal year. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, other than the approval of the minutes of the last shareholders’ meeting, which action shall not be construed as approval or disapproval of any of the matters referred to in such minutes, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy cardholders.

ANNUAL REPORT

This proxy statement is accompanied by the Annual Report to Shareholders for the year ended March 31, 2009, which includes a copy of our annual report on Form 10-K for the year ended March 31, 2009 as filed with the SEC, as well as the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2009, AND ANY AMENDMENTS THERETO, WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO: HALIFAX CORPORATION OF VIRGINIA, 5250 CHEROKEE AVENUE, ALEXANDRIA, VA 22312, ATTENTION: CORPORATE SECRETARY.

Annex A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
GLOBAL IRON HOLDINGS, LLC
A DELAWARE LIMITED LIABILITY COMPANY,
GLOBAL IRON ACQUISITION, LLC,
A DELAWARE LIMITED LIABILITY COMPANY
AND
HALIFAX CORPORATION OF VIRGINIA
A VIRGINIA CORPORATION

Dated January 6, 2010

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of January 6, 2010 by and among Global Iron Holdings, LLC, a Delaware limited liability Company (“Parent”), Global Iron Acquisition, LLC, a Delaware limited liability Company and a wholly-owned subsidiary of Parent (“Merger Sub”), and Halifax Corporation of Virginia, a Virginia corporation (the “Company”), with respect to the facts and circumstances set forth below. Parent, Merger Sub and the Company may be referred hereinafter each as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the board of directors or managers of each of the Parent, the Merger Sub and the Company has approved, and deems it fair to, advisable and in the best interests of its respective stockholders and members to consummate a merger of the Company with and into the Merger Sub (the “Merger”) on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to the Merger, the outstanding shares of capital stock of the Company shall be converted into the right to receive a per-share cash payment at the rate and subject to the conditions set forth herein;

WHEREAS, the board of directors of the Company has determined that the transactions contemplated by this Agreement are fair to and in the best interests of the Company and the Company Stockholders and has resolved to recommend that the Company Stockholders adopt this Agreement and approve the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, simultaneously with the execution and delivery of this Agreement, those individuals set forth on Schedule 1 who hold in the aggregate approximately 31% of the outstanding shares of Company Common Stock, are entering into an agreement pursuant to which such Persons will agree to, among other things, vote in favor of the Merger (the “Voting Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

1.1  Defined Terms.  Unless otherwise defined, capitalized terms used herein shall have the following meanings:

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence or proceeding.

“Affiliate” with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

“Applicable Tax Law” shall mean any Law of any Governmental Entity relating to Taxes, including regulations and other official pronouncements of such jurisdiction charged with interpreting such laws.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock Per Share Merger Consideration” means $1.20 cash.

“Company” unless the context clearly indicates otherwise (such as a reference to Company Common Stock), means the Company and its Subsidiaries on a consolidated basis.

“Company Board” means the Board of Directors of the Company.

“Company Common Stock” means the Common Stock of the Company, $0.24 par value per share.

“Company Debt” means the amount of Indebtedness of the Company (including prepayment penalties) outstanding as of the Effective Time, as evidenced by a payoff letter from the Company’s lenders providing for a release of all Encumbrances or other evidence reasonably satisfactory to Parent.

“Company Expenses” means the accrued (or incurred) and unpaid fees and expenses of financial advisors, proxy solicitors, legal counsel, accountants, transfer and paying agents, and all other third parties representing the Company, retention or change in control bonuses payable to Company employees, severance or termination payments incurred but not yet paid, payments required to obtain Company Consents, costs of D&O Insurance for Company directors and officers, director fees paid or payable outside the ordinary course of business, accrued but unpaid interest, fees, charges and other amounts payable in respect of the Credit Facility to the extent not otherwise included in Company Debt, and all other fees, expenses and out-of-pocket costs incurred by the Company or payable by the Company on behalf of other Persons, all in connection with the sale of the Company, including the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby.

“Company Optionholders” means the holders of Options.

“Company Stockholders” means the stockholders of the Company, as they may be constituted from time-to-time.

“Consent” means any consent, approval, notification, waiver, or other similar action required pursuant to a Contract or Law.

“Contract” means any contract, agreement, license, lease, arrangement, commitment, letter of intent, memorandum of understanding, promise, obligation, right or instrument, whether written or oral, to which Company is a party or to which any of its assets are bound.

“Copyrights” means all copyrights in both published works and unpublished works including any registrations and applications therefor and whether registered or unregistered.

“Credit Facility” means a credit facility with Sonabank in effect on the date hereof, or with any substitute lender under a loan agreement obtained in accordance with the terms hereof.

“Employee Benefit Plans” means all employee benefit plans or arrangements of any kind, including bonus, deferred compensation, incentive compensation, equity compensation, equity purchase, equity option, equity appreciation rights, restricted equity, severance or termination pay, fringe benefit, vacation, scholarship or tuition reimbursement, dependent care assistance, hospitalization, medical, life or other insurance, immigration assistance, salary continuation, employee loan or loan guarantee, split dollar arrangement, supplemental unemployment benefits, profit-sharing, savings, pension, retirement, or supplemental retirement plan, program, agreement or arrangement, and any other employee benefit plan, agreement, arrangement, or commitment maintained by the Company which covers any employee or former employee of the Company (or beneficiary or dependent of either), whether or not a plan described in Section 3(3) of ERISA.

“Encumbrance” means any mortgage, Security Interest, lien, hypothecation, pledge, charge, claim of ownership, option to purchase, or encumbrance of any kind, easement, deed of trust, assignment, deposit arrangement, priority or other preferential arrangement, title defect covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other general attribute of ownership, but does not include Permitted Liens.

“Equity Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require the Company to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) statutory pre-emptive rights or pre-emptive rights granted under the Organizational Documents of the Company; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to the Company.

“Equity Interest” means any and all shares of the Company’s capital stock or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right), and any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise representing the right to acquire directly or indirectly any ownership or equity interest, participation or security described above.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis in accordance with past practice.

“Governmental Entity” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

“Indebtedness” means, with respect to any Person, (a) any obligation of such Person (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities, or (iii) for the deferred purchase price of property or services; (b) any guarantee (or keepwell agreement) by such Person of any indebtedness of others described in the preceding clause (a); (c) any obligation to reimburse any bank or other Person for amounts paid under a letter of credit or similar instrument; (d) any factoring arrangement or obligation secured by or representing the disposition of assets that would be Acquired Assets but for the incurrence of such obligation (e) any other obligation upon which interest charges are customarily paid, or that was issued or assumed as full or partial payment for property, except trade accounts payable and similar liabilities arising in the Ordinary Course of Business and not more than 60 days from the invoice date and (f) any capital leases.

“Intellectual Property” means (a) any Marks, Patents, Copyrights, Trade Secrets or rights, licenses, software, methodologies and/or other claims that any Person may have regarding the foregoing or to prevent the modification of, to withdraw from circulation or control the publication or distribution of any Marks, Patents, Copyrights or Trade Secrets, (b) corporate names and fictitious names, technical and confidential information (including, without limitation, designs, plans, specifications, formulas, processes, methods, methodologies, shop rights, know-how, show-how, and other business or technical confidential information in each case whether or not such rights are patentable, copyrightable, or registerable), (c) computer software and hardware programs and systems, source code, object code, know-how, show-how, processes, formulas, specifications and designs, data bases, and documentation relating to the foregoing, (d) other proprietary information owned, controlled, created, under development or used by the Company or in which the Company has any interest whatsoever, whether or not registered, including rights or obligations under any license agreement or other agreement with any other Person, and (e) Internet domain names, and all registrations and applications for registration, and web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein), IP addresses and email addresses.

“In-The-Money Options” means Options, including all Options that have had their vesting periods accelerated immediately prior to the Effective Time in accordance with Section 2.12 hereof, that have an exercise price less than the Common Stock Per Share Merger Consideration, determined immediately prior to the Effective Time.

“Knowledge” of any Party shall mean the actual knowledge of the officers of that party after such officers shall have made all reasonable inquiries of those directly reporting to such officers likely to have such knowledge. For purposes of this definition, the officers of the Company to whom knowledge may be attributed are listed in Schedule 1.1(a) attached hereto.

“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Entity, each as amended and in effect as of the date hereof.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body.

“Marks” means all fictitious business names, trade names, corporate names, registered and unregistered trademarks, service marks, designs and general intangibles of like nature and applications, together with all goodwill related to the foregoing.

“Material Adverse Change (or Effect)” means an event, occurrence or change in facts or circumstances that has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Company, or a material adverse effect on the ability of the Parties to consummate the transactions contemplated hereby, or a Material Net Asset Decrease; provided, however that any reduction in the market price or trading volume of the Company Common Stock or changes in general economic conditions not disproportionately affecting the Company, in and of itself, shall not be deemed to constitute a Material Adverse Effect on the Company.

“Material Net Asset Decrease” means that the Net Assets of the Company as of a Measurement Date or immediately prior to the Effective Time are at least $400,000 less than the Net Assets at September 30, 2009, as reported in the Company’s Form 10-Q for the period then ended.

“Measurement Date” shall the last day of any month between the date of this Agreement and the Effective Time.

“Merger Consideration” shall mean the aggregate Common Stock Per Share Merger Consideration.

“Net Assets” means Total Assets less Total Liabilities, computed in accordance with GAAP consistent with past practice, except if past practice was not in accordance with GAAP, GAAP shall apply.

“Options” mean options or warrants to purchase Company Common Stock.

“Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Entity, arbitrator or mediator.

“Ordinary Course of Business” means, with respect to any Person, that Person’s ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a non-natural Person, including any amendments thereto.

“Out-of-the-Money Options” mean Options with an exercise price higher than the Common Stock Per Share Merger Consideration, determined immediately prior to the Effective Time.

“Outstanding Common Stock Equivalents” means the number of shares of Company Common Stock Outstanding, plus the number of In-The-Money Options, determined immediately prior to the Effective Time.

“Patents” means all (A) patents and patent applications and any continuations, continuations in part, renewals and applications therefor, and (B) any inventions and discoveries that may be patentable.

“Permit” means any permit, license, certificate, approval, consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorization required by any Law or Governmental Entity.

“Permitted Liens” means (i) Encumbrances for taxes, assessments, governmental charges, or claims which are not yet due and payable or are being duly contested in good faith by appropriate Actions, (ii) statutory liens of landlords and warehousemen’s, carriers’, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like liens (including Contractual landlords’ liens) arising in the Ordinary Course of Business or with respect to amounts not yet delinquent or being contested in good faith by appropriate Actions; (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other similar types of social security, (iv) Encumbrances set forth on Schedule 1.1(c), (v) restrictions on transfers of securities imposed by federal and state securities laws; and (vi) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company in the operation of its business; provided that none of the foregoing are, individually or in the aggregate, material.

“Person” means any individual, partnership, limited liability Company, corporation, association, joint stock Company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Entity.

“Registered Intellectual Property” shall mean all registered United States and foreign Patents, Marks, Copyrights, and applications therefor, if any, owned by the Company including continuation, divisional, and continuation in part, and reissue Patents, Marks, and Copyrights.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Security Interest” means any security interest, deed of trust, mortgage, pledge, Encumbrance, charge, claim, or other similar interest or right, except for Permitted Liens.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) testing, validation, verification and quality assurance materials; (iii) databases, conversion, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iv) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (v) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing; (vi) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing; and (vii) documentation, including user manuals, web materials, and architectural and design specifications and training materials, relating to any of the foregoing.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Authority” shall mean, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to any Taxes required to be filed with any Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.

“Total Assets” shall mean the total assets of the Company determined in accordance with GAAP.

“Total Liabilities” shall mean the total liabilities of the Company determined in accordance with GAAP, plus an estimate of accrued and unpaid Company Expenses and a projection of additional accrued but unpaid interest, fees and other amounts in relation to Company Debt as of the applicable measurement date.

“Trade Secrets” means all know-how, trade secrets, confidential information, customer lists, Software, databases, works of authorship, mask works, technical information, data, process technology, plans, drawings, blue prints know-how, proprietary processes, formulae, algorithms, models, user interfaces, inventions, discoveries, concepts, ideas, techniques, methods, methodologies and, with respect to all of the foregoing, related confidential data or information.

1.2  Other Defined Terms.  The following capitalized terms shall have the meanings given to them in the Sections set forth below:

Term	Section

1994 Plan	2.12
1997 Plan	2.12
2005 Plan	2.12
Acquisition Proposal	5.4(b)
Agreement	Preamble
Balance Sheet	4.6(b)
Certificate of Merger	2.2
Claims	4.21
Closing	2.3
Closing Date	2.3
COBRA	4.16
Common Stock	4.4
Company	Preamble
Company Board Recommendation	2.15(b)
Company Disclosure Schedules	4.27
Company Intellectual Property	4.15(a)
Company Property	4.21
Company SEC Reports	4.6(a)
Company Stock	4.4
Confidentiality Agreement	5.3
D&O Insurance	5.9
Dissenting Shares	2.11
DLLCA	2.1
Effective Time	2.2
Environmental Claims	4.21
Environmental Law	4.21
Expense Reimbursement	7.3(b)
Financial Statements	4.6(b)
Indemnified Persons	5.9
Key Employees	4.16
Letter of Transmittal	2.13(c)
Licensed Intellectual Property	4.15(a)
Merger	Recitals
Merger Solicitation Efforts	2.15(c)
Merger Special Meeting	2.15(a)
Merger Sub	Preamble
Option Agreement	2.13(a)
Option Consideration	2.12
Owned Intellectual Property	4.15(a)
Parent	Preamble
Party/Parties	Preamble
Paying Agent	2.13(a)
Paying Agent Agreement	2.13(a)

Term	Section

Preferred Stock	4.4
Proxy Statement	5.5
Representatives	5.4(a)
Requisite Stockholder Vote	4.24
SEC	4.6(a)
Securities Act	4.6(a)
Share Certificates	2.13(a)
Specified Definitive Acquisition Agreement	7.1(c)
Superior Proposal	5.4(b)
Surviving Company	2.1
Termination Date	7.1(b)
Termination Fee	7.3(b)
Voting Agreement	Recitals
VSCA	2.2

ARTICLE 2.

THE MERGER

2.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), at the Effective Time, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall thereupon cease, and Merger Sub shall be the successor or Surviving Company and shall continue its existence under the Laws of the State of Delaware as a wholly-owned subsidiary of Parent. Merger Sub, as the Surviving Company after the consummation of the Merger, shall be sometimes hereinafter referred to as the “Surviving Company.”

2.2  Effective Time.  Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated by filing a duly executed certificate of merger of Merger Sub and the Company (the “Certificate of Merger”) with the Office of the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DLLCA, as soon as practicable on the Closing Date, and with the State Corporation Commission of the Commonwealth of Virginia, as required under the Virginia Stock Corporation Act (“VSCA”), and shall take all other action required by Law to effect the Merger. The Merger shall become effective upon such filing or at such time thereafter as shall be agreed by the Parties and provided in the Certificate of Merger (the “Effective Time”).

2.3  Closing.  Unless this Agreement shall have been terminated pursuant to Article 7, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m., local time, at the offices of the Company, on the second business day after all of the conditions to the obligations of the Parties to consummate the Merger have been satisfied or waived (other than those conditions that, by their terms, are to be satisfied or waived on the Closing Date), or such other date, time or place as shall be agreed to in writing by the Parties (the “Closing Date”).

2.4  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

2.5  Certificate of Formation; Name.  The certificate of formation of Merger Sub shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with the DLLCA and such certificate of formation. At the Effective Time, the name of Merger Sub shall be changed to Halifax Technology, LLC.

2.6  Limited Liability Company Agreement.  Immediately prior to the Effective Time, the limited liability Company agreement of Merger Sub shall be amended so that the sections regarding indemnification therein shall be no less favorable to the indemnified persons than those relevant sections in the Company’s bylaws as in effect immediately prior to the Effective Time (the “Merger Sub LLC Agreement Amendment”) and such limited liability Company agreement, as so amended, shall be the limited liability Company agreement of the Surviving Company until thereafter amended as provided therein and by applicable law.

2.7  Additional Actions.  If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any further deeds, assignments or assurances in Law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the officers and directors of the Surviving Company are authorized to take, and will take, any and all such lawful actions.

2.8  Managers.  The managers of Merger Sub at the Effective Time shall be the same persons who are the initial managers of the Surviving Company, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company’s certificate of formation and limited liability Company agreement.

2.9  Officers.  The officers of the Company at the Effective Time shall be the same persons who are the initial officers of the Surviving Company, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company’s certificate of formation and limited liability Company agreement.

2.10  Merger Consideration, Conversion and Cancellation of Shares.  At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, or the holders of any of the following securities:

(a) Pursuant to Section 18-209 of the DLLCA, each share of Company Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Common Stock issued upon exercise of Equity Commitments of the Company, but excluding any Dissenting Shares and shares to be cancelled pursuant to Section 2.10(b)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive its designated share of the Common Stock Per Share Merger Consideration. The aggregate amount payable shall be deposited with the Paying Agent and disbursed to the Company Stockholders as provided in a Paying Agent Agreement (the “Paying Agent Agreement”) by and among Parent, the Company and the Paying Agent in customary form.

(b) Each share of stock held in the treasury of the Company or held by Parent, Merger Sub or any other Affiliate of Parent, if any, immediately prior to the Effective Time, shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) If between the date of this Agreement and the Effective Time the number of outstanding shares of capital stock of the Company shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like other than pursuant to the Merger, the amount payable to each holder of Shares shall be correspondingly adjusted.

(d) Subject to Section 2.11, as a result of the Merger and without any action on the part of the holders of Company Stock, at the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and shall cease to be outstanding and to exist and the holders thereof shall thereafter cease to have any rights with respect to such Company Common Stock except the right to receive the Common Stock Per Share Merger Consideration, as applicable, described in subsections (a) and (b) above upon the surrender of Share Certificates (as defined below) representing such shares of Company Common Stock to the Paying Agent in accordance with the terms of the Paying Agent Agreement.

2.11  Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, to the extent that the provisions of Section 13-1.730 of the VSCA are or, prior to the Effective Time become, applicable to the Merger, any shares of Company Common Stock that, as of the Effective Time, are held by holders who have as of the Effective Time preserved appraisal rights under the VSCA with respect to such shares (“Dissenting Shares”) shall not be converted into or represent the right to receive the Common Stock Per Share Merger Consideration, as the case may be, in accordance with Section 2.10, and the holder or holders of such shares shall be entitled only to such rights as may be provided to such holder or holders pursuant to the VSCA; provided, however, that if such appraisal rights shall not be perfected or the holders of such shares shall otherwise lose their appraisal rights with respect to such shares, then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such rights, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares), without interest thereon, the Common Stock Per Share Merger Consideration, as the case may be, in accordance with Section 2.10. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands and be consulted with respect to the Company’s response thereto. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

2.12  Options.  Each holder of a then outstanding In-The-Money Option to purchase shares of Company Common Stock, shall, in settlement thereof, receive from the Surviving Company, for each share of Company Common Stock subject to such an option, an amount equal to the excess of the Common Stock Per Share Merger Consideration over the exercise price for such option at the Effective Time, less applicable withholding tax (the “Option Consideration”). At the Effective Time, each In-The-Money Option shall be deemed cancelled and converted solely into the right to receive the Option Consideration, and each holder of an In-The-Money Option shall have the opportunity, promptly after the Effective Time, to surrender such option to the Surviving Entity. Each Out-of-the-Money Option shall be cancelled without consideration. The committee appointed by the Company Board to administer the Halifax Corporation of Virginia 2005 Stock Option and Stock Incentive Plan (the “2005 Plan”), Non-Employee Director Stock Option Plan (the “1997 Plan”) and Key Employee Stock Option Plan (the “1994 Plan”) shall adopt, in accordance with the 2005 Plan, the 1997 Plan and the 1994 Plan, resolutions (i) immediately prior to the Effective Time, accelerating the vesting periods of all Options and (ii) terminating all Options in accordance with this Agreement at the Effective Time, and take such other measures as necessary to effect such vesting or termination. Payments of Option Consideration may be made at a regularly scheduled payroll date of the Surviving Company, within 45 days of the Effective Date.

2.13  Payment of Cash for Shares.

(a) At or prior to the Effective Time, Parent shall irrevocably deposit or cause to be deposited with a paying agent appointed by Parent and reasonably acceptable to the Company (the “Paying Agent”), as agent for the holders of shares to be cancelled in accordance with Section 2.10(a) and (b) and Options to be cancelled in accordance with Section 2.12, cash in the aggregate amount of the Merger Consideration pursuant to a Paying Agent Agreement. Pending distribution pursuant to Section 2.13(b) of the cash deposited with the Paying Agent, such cash shall be held in trust for the benefit of the holders of the shares of Company Stock converted pursuant to the Merger and such cash shall not be used for any other purposes. Promptly, and in no event later than five (5) business days after the Effective Time, the Surviving Company shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of record of shares of Company Stock entitled to receive the Merger Consideration pursuant to Section 2.10 and Section 2.12 hereof, a letter of transmittal in a customary form reasonably acceptable to the Company (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing the shares of Company Stock (the “Share Certificates”) shall pass, only upon proper delivery of the Share Certificate(s) to the Paying Agent) and instructions for use in effecting the surrender of the Share Certificate(s) pursuant to such letter of transmittal. On the business day following the Closing (with respect to any Company Stockholders who has delivered a Letter of Transmittal and Share Certificate on or prior to the Closing), and as soon as practicable following surrender by any other Company Stockholder to the Paying Agent of a Letter of Transmittal and Share Certificate, in each case, duly completed and validly executed in accordance with the instructions thereto, the holder of such Share Certificate shall be paid in exchange therefor the Merger Consideration, as the case may be, for each share of Company Stock formerly evidenced by such Share Certificate, and such Share Certificate shall thereupon be cancelled. No interest shall accrue or be paid on the

Merger Consideration payable upon the surrender of any Share Certificate for the benefit of the holder of such Share Certificate and any required withholding taxes on the Merger Consideration may be withheld by the Surviving Company or the Paying Agent.

(b) The Surviving Company shall after the Merger have the funds necessary to pay the Option Consideration in cash to persons providing a notice of exercise of an In-the-Money Option under a valid Option Grant.

(c) Until so surrendered and cancelled in accordance with subsection (a), each such Share Certificate or Option Grant or other instrument shall, after the Effective Time, be deemed to represent only the right to receive the Merger Consideration or Option Consideration, and until such surrender and cancellation, no cash shall be paid to the holder of such outstanding Share Certificate or Option Grant or other instrument in respect thereof. From and after the Effective Time, the holders of shares of Company Stock or Options outstanding immediately prior to the Effective Time shall cease, except for Dissenting Shares and otherwise as required by law, to have any rights with respect to such shares of Company Stock or Options, other than the right to receive the Merger Consideration or Option Consideration as provided in this Agreement.

(d) If payment is to be made to a Person other than the registered holder of the shares of Company Stock represented by the Share Certificate or Option Grant or other instrument so surrendered in exchange therefor, it shall be a condition to such payment that the Share Certificate or Option Grant or other instrument so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent or Company any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of Company Stock or Options or establish to the satisfaction of the Paying Agent or Company that such tax has been paid or is not payable.

(e) After the Effective Time, there shall be no further transfers on the stock transfer books of the Company of the shares of Company Stock or Options that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Share Certificates or Option Grants representing the shares of Company Stock or Options are presented to the Surviving Company, they shall be cancelled and exchanged for the Merger Consideration or Option Consideration provided for, and in accordance with the procedures set forth in this Article 2.

(f) If any cash deposited with the Paying Agent for purposes of payment in exchange for the Shares remains unclaimed one year after the Effective Time, such cash shall be returned to the Surviving Company, upon demand, and any such holder who has not converted the shares of Company Stock into the Merger Consideration or Options into the Option Consideration or otherwise received the Merger Consideration or Option Consideration pursuant to this Agreement prior to that time shall thereafter look only to the Surviving Company for payment of the Merger Consideration or Option Consideration. Notwithstanding the foregoing, the Surviving Company shall not be liable to any holder of shares or Options for any amount paid to a public official pursuant to applicable unclaimed property laws. Any amounts remaining unclaimed by holders of shares of Company Stock or Options seven years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any Person previously entitled thereto.

(g) Any portion of the Merger Consideration made available to the Paying Agent to pay for Dissenting Shares for which dissenters’ rights have been perfected as provided in Section 2.11 hereof shall be returned to the Surviving Company upon demand.

(h) No dividends or other distributions with respect to capital stock of the Company with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for the shares.

(i) In the event that any Share Certificate or Option Grant or other instrument representing shares or Options shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate or other instrument to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such holder of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Share Certificate or

Option Grant or other instrument, the Paying Agent will issue in exchange for and in lieu of such lost, stolen or destroyed certificate or other instrument representing the shares or Options, the Merger Consideration or Option Consideration, and unpaid dividends and distributions on Shares deliverable in respect thereof, pursuant to this Agreement and the Merger, without interest and less any required withholding taxes.

(j) In the event that as a result of the computation of Common Stock Per Share Merger Consideration a holder of Company Stock or Options is entitled to an aggregate payment that includes a fraction of a cent, the Paying Agent shall eliminate such fraction and pay only the whole cent.

2.14  Other Equity Commitments.  Prior to the Effective Time, except as set forth in Section 2.12, the Company Board (or, if appropriate, any Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time of all the outstanding Equity Commitments of the Company heretofore granted, including without limitation those granted under any stock option plan of the Company other than the 1994 Plan or 2005 Plan or otherwise. Immediately prior to the Effective Time, each Equity Commitment, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of shares of Company Stock. The Company will take all steps to ensure that the Company is not or will not be bound by any Equity Commitments which would entitle any Person, other than Parent or its Affiliates, to own any Equity Interest in the Surviving Company or any of its subsidiaries or to receive any payment in respect thereof.

2.15  Stockholders’ Meeting.  Subject to Section 5.4, in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with the VSCA and any other applicable Law:

(a) duly call, give notice of, convene and hold a special meeting of the Company Stockholders as promptly as practicable following the date the preliminary Proxy Statement is cleared by the SEC for the purpose of considering and taking action upon the approval of this Agreement and approval of the Merger (the “Merger Special Meeting”);

(b) include in the materials distributed to the Company Stockholders the affirmative recommendation of the Company Board that the Company Stockholders adopt this Agreement and approve the Merger (the “Company Board Recommendation”); and

(c) use its commercially reasonable efforts to (i) solicit from Company Stockholders, as of the record date for the Merger Special Meeting, proxies in favor of the adoption of this Agreement and approval of the Merger and (ii) take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of the Company Stockholders as required by Virginia Law to effect the Merger (collectively “Merger Solicitation Efforts”).

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

CONCERNING PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company that:

3.1  Entity Status.  Parent is a limited liability Company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a limited liability Company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has the requisite respective power and authority to own or lease its properties and to carry on its business as currently conducted. Neither Parent nor Merger Sub is in breach of any provision of its respective Organizational Documents. Each of Parent and Merger Sub is qualified to do business in all jurisdictions where such qualification is required. There is no pending or threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of Parent or Sub.

3.2  Power and Authority; Enforceability.  Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Agreement, and to perform and consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of them of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and Merger Sub, respectively, and by

Parent as the sole stockholder of Merger Sub, and no other corporate action on the part of Parent or Merger Sub, respectively, is necessary to authorize the execution and delivery or performance by them of this Agreement or their consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and, assuming due authorization by the Company, is enforceable against, each of Parent and Merger Sub, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.3  Consents and Approvals; No Defaults.

(a) No consents or approvals of, or filings or registrations with, any Governmental Entity or with any third party are required to be made or obtained by Parent or Merger Sub in connection with its respective execution, delivery or performance of this Agreement and the Merger except for (i) the filing of the Certificate of Merger with the Secretary of State of each of the State of Delaware and the Commonwealth of Virginia, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the antitrust or competition laws of any foreign country.

(b) Subject to receipt of the consents and approvals, and the making of the filings, referred to in Section 3.3(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and compliance with the provisions hereof by Parent and Merger Sub do not and will not (i) result in any breach of the terms, conditions, or provisions of the Organizational Documents of Parent or Merger Sub; (ii) result in a breach of any provisions of, or result in the creation or imposition of (or the obligation to create or impose) any Encumbrance under, any of the terms, conditions or provisions of any Contract, Order or Permit to which Parent or Merger Sub is a party or by which it or any of its respective properties or assets may be bound or affected; or (iii) violate any Law or Order applicable to Parent or Merger Sub.

3.4  Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated herein and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

3.5  Regulatory Approvals.  Neither Parent nor Merger Sub has taken any action and has no Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any consents of a Governmental Entity necessary in connection with the consummation of the Merger, or any of the transactions contemplated by this Agreement.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES
CONCERNING THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows:

4.1  Corporate Status.  The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Virginia. Except as set forth on Schedule 4.1(a), the Company is duly qualified to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not result in a Material Adverse Effect. Schedule 4.1(b) sets forth the jurisdictions in which the Company is qualified to do business. The Company has delivered or made available to Parent correct and complete copies of its Organizational Documents, as amended to date. The Company is not in breach of any provision of its Organizational Documents.

4.2  Power and Authority; Enforceability.  The Company has the requisite power and authority to execute and deliver this Agreement and to perform and consummate the Merger and the other transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the Merger and the other transactions contemplated hereby have been duly authorized by the Company Board, and no other corporate action on the part of the Company (other than adoption of this Agreement and approval of the Merger by the Company Stockholders) is necessary to authorize the execution, delivery and performance by the Company of this Agreement or its consummation of such transactions. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

4.3  Consents and Approvals; No Defaults.

(a) No consents or approvals of, or filings or registrations with, any Governmental Entity are required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement except for (i) the Requisite Stockholder Vote, (ii) as may be required by the Exchange Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the Commonwealth of Virginia, and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the antitrust or competition laws of any foreign country.

(b) Except for the Consents with respect to Contracts set forth on Schedule 4.3(b), and subject to receipt of the consents and approvals, and the making of the filings, referred to in Section 4.3(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and compliance with the provisions hereof do not and will not (i) result in any breach of the terms, conditions, or provisions of, the respective Organizational Documents of the Company; (ii) result in a breach of any provisions of, or result in the creation or imposition of (or the obligation to create or impose) any Encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any material Contract, Order or Permit to which the Company is a party or by which it or any of its properties or assets may be bound or affected, (iii) require payment by, or the creation of any obligation (absolute or contingent) to pay on behalf of, the Company, any severance, termination, “golden parachute,” or similar payment pursuant to any employment agreement or arrangement or other Contract, or (iv) violate in any material respect any Law or Order applicable to the Company.

4.4  Capitalization.  As of the date hereof, the Company’s authorized capital stock (the “Company Stock”) consists of: 6,000,000 shares of Company Common Stock, of which 3,175,206 shares of Company Common Stock are issued and outstanding, and 1,500,000 shares of Preferred Stock, none of which are issued or outstanding. All of the issued and outstanding shares of Company Stock: (a) have been duly authorized and are validly issued, fully paid, and nonassessable and free and clear of all Encumbrances, (b) were issued in compliance in all material respects with all applicable state and federal securities Laws, and (c) were not issued in breach of any Equity Commitments. Except as set forth on Schedule 4.4(a), no Equity Commitments exist with respect to any Equity Interest of the Company, and no such Equity Commitments will arise in connection with the transactions contemplated hereby. Except as set forth on Schedule 4.4(b), there are no Contracts, purchase rights, subscription rights, conversion rights, exchange rights or other commitments to which the Company is a party or, to the Knowledge of the Company, to which persons other than the Company are party, which could cause the Company to vote or issue, sell or otherwise cause to become outstanding any of the Company’s Equity Interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding Equity Interests. Except as set forth on Schedule 4.4(c), there are no restrictions of any kind which prevent the payment of dividends by the Company. Other than the Voting Agreement, there are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of the Equity Interests of the Company. The Company does not own, or have any Contract to acquire, any Equity Interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business. True and complete copies of all organizational documents of the Company have been delivered or been made available to the Parent.

4.5  Company Subsidiaries.  Except as set forth in Schedule 4.5, The Company (i) has not had since December 31, 2005, and presently has, no subsidiaries, and (ii) has not since December 31, 2005 owned any capital stock, partnership, membership, joint venture or other ownership interest or Equity Interest in any Person. The ownership of the Company Subsidiaries, of record, is as shown on Schedule 4.5, and the Company owns, beneficially, all of their capital stock or equity interests. All of the shares, interests or other equity in the Company Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and not subject to any preemptive or similar rights, and there are no agreements with respect to payment of dividends by the Company Subsidiaries, the voting of their shares, or the redemption of their Equity Interests.

4.6  Reports and Financial Statements.

(a) The Company has filed all reports, schedules and forms required to be filed by it with the Securities and Exchange Commission (the “SEC”) since March 31, 2007 (collectively, including all exhibits thereto, the “Company SEC Reports”). None of Company SEC Reports, as of their respective filing dates (and, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of the Company (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP, except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of footnotes and to normal year-end adjustments that have not been and are not expected to be material in amount. All of such Company SEC Reports, as of their respective filing dates (and as of the filing date of any amendment to the respective Company SEC Report), complied as to form and substance in all material respects with the then-applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Exchange Act.

(b) The Company has furnished or made available to Parent copies of the following financial statements of the Company (collectively, the “Financial Statements”): (a) audited balance sheets as of March 31, 2007, 2008 and 2009, and the related audited statements of operations and cash flow for the period then ended, and (b) the unaudited balance sheets as of September 30, 2009 (the September 30, 2009 balance sheet being the “Balance Sheet”), and the related unaudited statements of operations and cash flows for the period then ended. The Financial Statements are in accordance with the regularly maintained books and records of the Company, were prepared pursuant to the related work papers, are complete and correct in all material respects, have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows for the respective periods covered thereby, except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of footnotes and to normal year-end adjustments that have not been and are not expected to be material in amount. The statements of operations and cash flows included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly set forth therein. Except as disclosed in the Financial Statements, the Company does not have any outstanding indebtedness for borrowed money nor has it guaranteed any such obligations.

(c) Except as set forth on Schedule 4.6(c), (i) the Company is not a party to any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC) and (ii) there are no outstanding loans to directors and officers of the Company as provided in Section 402 of the Sarbanes-Oxley Act. Except as disclosed in the Company SEC Reports, each director and officer of the Company has filed with or furnished to the SEC all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2007.

(d) Except as set forth in Schedule 4.6(d), the Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Code, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP to calculate net assets value and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(e) The Company’s auditor has at all times been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act and (iii) to the Knowledge of the Company in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC thereunder and the Public Company Accounting Oversight Board.

4.7  Undisclosed Liabilities.  Except as set forth on Schedule 4.7, the Company has no liabilities, obligations or commitments (absolute, accrued, contingent or otherwise) except (a) liabilities reflected on the Balance Sheet, (b) liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet, and which are normal and usual in amount and (c) Company Expenses.

4.8  Absence of Certain Changes or Events.  Except as set forth on Schedule 4.8, since March 31, 2009, the business of the Company has been conducted only in the Ordinary Course of Business and there has been no Material Adverse Change. Without limiting the generality of the foregoing, and except as set forth on Schedule 4.8, since March 31, 2009, the Company has not:

(a) borrowed any amount or incurred any material expenses or obligations of any kind (whether contingent or otherwise), except in the Ordinary Course of Business;

(b) entered into any material transactions or waived any material rights or entered into any transactions or waived any rights other than in the Ordinary Course of Business;

(c) increased the level of benefits under any Employee Benefit Plan, the salary or other compensation (including severance) payable or to become payable to employee or obligated itself to pay any bonus or other additional salary or compensation to any employee, other than, with respect to employees who are not officers, directors or senior managers of the Company, in the Ordinary Course of Business;

(d) entered into or amended any employment agreement or arrangement, or any severance or retention agreement or promoted any of the employees of the Company’s business;

(e) amended, rescinded or terminated (and not renewed) any existing material Contract;

(f) permitted any material Contract to expire or terminate (and not be renewed) by its terms;

(g) made any capital expenditure (or series of related capital expenditures) that is either material or outside the Ordinary Course of Business;

(h) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions);

(i) sold, transferred, disposed of, or agreed to sell, transfer, or dispose of, any of its assets, properties, Intellectual Property, other than in the Ordinary Course of Business;

(j) created or incurred, or discharged or satisfied, any material Encumbrance upon any of its assets or properties;

(k) made any change in its method of accounting or accounting practices;

(l) suffered the loss, damage or destruction of any material asset or property (whether or not covered by insurance);

(m) failed to repay any material obligation when due;

(n) initiated, compromised, or settled any material litigation or arbitration proceeding;

(o) made a material revaluation of any of its assets or liabilities, including any material write-offs, material increases or decreases in any reserves or any material write-up of the value of inventory, property, plant, equipment or any other asset;

(p) made a material change in Tax methods, material Tax elections or amendments or revocation thereof, or settled or compromised any material Tax dispute with respect to the Company;

(q) amended, or proposed to amend, the Organizational Documents of the Company;

(r) adopted, implemented or amended any stockholder rights plan;

(s) declared, set aside or paid any dividend or other distribution or payment (whether in cash, stock or property) with respect to the capital stock or other equity securities of the Company or made any redemption purchase or other acquisition of any of the securities of the Company, or made any other payment to any stockholder of the Company in its capacity as a stockholder;

(t) accelerated collection of account receivables or delayed or failed to pay accounts payable, other than in the Ordinary Course of Business, or any account payable contested in good faith;

(u) restructured or reorganized any of the business divisions or units of the Company;

(v) materially changed the amount of insurance coverage provided by its insurance policies;

(w) issued or committed to issue any Equity Interest or Equity Commitment; or

(x) entered into any commitment (contingent or otherwise) to do any of the foregoing.

4.9  Title to and Condition of Properties.  The Company has good, valid and marketable title to (i) all material tangible properties and assets (real and personal) other than leased assets, used by the Company in its business, including all the properties and assets reflected in the Balance Sheet except as indicated in the notes thereto and except for properties and assets reflected in the Balance Sheet which have been sold or otherwise disposed of in the Ordinary Course of Business, and (ii) all the tangible properties and assets purchased by the Company since the date of the Balance Sheet except for such properties and assets which have been sold or otherwise disposed of in the Ordinary Course of Business; in each case subject to no Encumbrances. The Company does not currently own any real property. The Company has a valid leasehold interest in or a valid license to use all of the property leased or licensed by it used in its business, free and clear of all Encumbrances. The properties and assets of the Company comprise all material properties and assets required for the continued conduct in all material respects of its business as now being conducted and are adequate for the purposes for which such properties and assets are currently used or held for use (other than such inadequacies that are not, individually or in the aggregate, material) and are in reasonably good repair and operating condition (subject to normal wear and tear).

4.10  Compliance with Laws.  The Company is, and since January 1, 2006 has been, in all material respects, in compliance with all applicable Laws and Orders. Except as disclosed on Schedule 4.10, the Company has not received any notice from, or otherwise been advised that, any Governmental Authority is claiming any violation or potential violation of any Law or Order other than violations which are not, individually or in the aggregate, material.

4.11  Litigation.  Except as disclosed on Schedule 4.11, there is no pending or, to the Knowledge of the Company, threatened, Action, whether private or public, affecting or brought by the Company. With respect to each such Action disclosed on Schedule 4.11, copies of all pleadings, filings, correspondence with opposing parties and their counsel, opinions of counsel, results of studies, judgments, orders, attachments, impositions of or recordings of Encumbrances have been made available to Parent. The Company is not subject to any outstanding Order. The Company has not settled any litigation since March 31, 2006, other than cash settlements involving less than $10,000.

4.12  Minute Books.  The minute books of the Company, as previously made available to Parent and its representatives, contain accurate records in all material respects of all material meetings of and corporate actions or written consents by the Company Stockholders and the Company Board.

4.13  Contracts.  Except as set forth on Schedule 4.13, none of the Contracts includes:

(a) Any Contract that involves the sale of goods and/or performance of services by the Company as a prime contractor of an amount or value (as measured by the revenue reasonably expected to be derived therefrom during the twelve (12) months ended September 30, 2009) in excess of $25,000 annually;

(b) Any Contract that involves the sale of goods and/or performance of services by the Company as a subcontractor of an amount or value (as measured by the revenue reasonably expected to be derived therefrom during the twelve (12) months ended September 30, 2009) in excess of $25,000 annually;

(c) Any Contract that requires the payment by or to the Company of more than $25,000 annually;

(d) Any Contract (other than the Company’s Organizational Documents) which contains restrictions with respect to payment of dividends or any other distribution in respect of the Company’s capital stock;

(e) Any employment Contracts (including any collective bargaining Contract or union agreement), or any consulting, independent contractor or subcontractor Contract involving payment by the Company of more than $25,000 annually, any severance Contract or any retention, transaction, change of control or similar bonus Contract, in each case, with respect to the employees or the Company;

(f) Any Contracts with respect to any property of the Company, real or personal, except for leases of personal property involving less than $15,000 per year;

(g) Any Contract to be performed relating to capital expenditures by the Company in excess of $15,000;

(h) Any Contract relating to indebtedness for borrowed money or the deferred purchase price of property (excluding trade payables in the Ordinary Course of Business);

(i) Any loan or advance by the Company to, or investment by the Company in, any Person, or any Contract relating to the making of any such loan, advance or investment or any Contract involving a sharing of profits;

(j) Any guarantee by the Company or other contingent liability of the Company in respect of any indebtedness or obligation of any Person;

(k) Any guarantee by another Person of any obligation (contingent or otherwise) of the Company;

(l) Any Contract limiting the ability of the Company to engage in its business or to compete with any Person with respect to its business;

(m) Any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company, other than in the Ordinary Course of Business;

(n) Any Contract requiring the Company to indemnify or hold harmless (i) any Person other than purchase orders and revenue earning Contracts entered into in the Ordinary Course of Business, (ii) any purchaser and/or licensee with respect to the Intellectual Property or (iii) any person who was a director or executive officer of an entity acquired by the Company and who did not become an employee, director or officer of the Company; or

(o) Any material amendment, modification or supplement in respect of any of the foregoing.

The Company has furnished or made available to Parent complete and accurate copies of all of the foregoing Contracts. All of the Contracts are legal, valid and binding obligations of the Company, and are in full force and effect. The Company has duly performed all of its material obligations under each Contract to the extent those obligations have accrued and no material default, violation, or breach by the Company, or, to the Knowledge of the Company, any other party, under any Contract has occurred which affects the enforceability of such Contract or any parties’ rights thereunder, including rights of termination, modification and acceleration.

4.14  Customers, Resellers and Suppliers. Schedule 4.14  sets forth a list of the Top 15 customers of the Company for each of the 12 month period ending March 31, 2009 and the 7 month period ending October 31, 2009, and the top 20 vendors to the Company for that same period (excluding from such list lessors and providers of legal and accounting services). Except as set forth on Schedule 4.14, there are no outstanding disputes with any current customer, reseller or vendor, other than disputes which would not be, individually or in the aggregate, material, and, inclusive of the customers and vendors listed on Schedule 4.14, no material customer, reseller or vendor has stated its intention not to continue to do business with the Company whether as a result of the transactions contemplated hereby or otherwise.

4.15  Intellectual Property.

(a) The Intellectual Property owned by the Company (“Owned Intellectual Property”) and licensed for use by the Company (“Licensed Intellectual Property”) encompasses all proprietary rights necessary for the conduct of the business of the Company as presently conducted, except where the failure of the Company to own or license any Intellectual Property would not be material (collectively, the “Company Intellectual

Property”). The Company owns the entire right, title and interest in and to all of the Owned Intellectual Property, free and clear of all Encumbrances, and has the right to use the Licensed Intellectual Property pursuant to the terms of the applicable license agreement. There are no Actions pending or, to the Knowledge of the Company, threatened, asserting the invalidity, misuse, infringement or unenforceability of any of the Company Intellectual Property. Schedule 4.15(a) sets forth all of the Registered Intellectual Property constituting a part of the Company Intellectual Property.

(b) Except as set forth on Schedule 4.15(b) hereto, to the Knowledge of the Company, the Company does not infringe upon or misappropriate any Intellectual Property of third parties, other than any such infringement or misappropriation which would not be, individually or in the aggregate, material. To the Knowledge of the Company, no third party has infringed upon or misappropriated in any material respect any rights of the Company with respect to the Company Intellectual Property.

(c) Except as set forth on Schedule 4.15(d) hereto, all of employees of the Company who have contributed to or participated in the conception and/or development or enhancement of the Company Intellectual Property (including any custom software) have executed an agreement that includes an acknowledgement that such contributions are the sole and exclusive property of the Company, all of the consultants and contractors of the Company who have contributed to or participated in the conception and/or development or enhancement of the Company Intellectual Property or the Business Software have executed an agreement that includes an acknowledgement that such contributions belong to the Company or its clients, and each Person who has had access to or otherwise been exposed to confidential or proprietary information regarding the Company, including employees, agents, consultants, and independent contractors, has entered into an agreement with the Company that includes provisions acknowledging and agreeing that such confidential or proprietary information shall be maintained in confidence and shall not be used other than as specifically authorized by the Company.

4.16  Employment Matters. Schedule 4.16  sets forth a complete and accurate list of each employee, his or her immigration status, location of employment, length of service and current annual rates of salary of and other compensation payments due all such employees, as well as a list of all existing employment, consulting Contracts or severance arrangements which constitute contractual obligations of the Company with respect to its employees. None of the employees of the Company are improperly classified by the Company as independent contractors or leased employees or as being exempt from overtime pay. There are no collective bargaining agreements with any union or other bargaining group for any employees of the Company, nor, to the Knowledge of the Company, has there been any union organizational efforts involving such employees during the past two (2) years. With respect to all employees, the Company is in compliance in all material respects with all provisions of Law pertaining to the employment and terminating of employees, including all Laws relating to labor relations, equal employment practices, fair employment practices, entitlements, prohibited discrimination, terms and conditions of employment, employment safety, wages and hours, independent contractor classification, withholding requirements, or other similar employment or hiring practices or acts, and the Company is not engaged in any unfair labor practice or is a party to any Action involving a violation or alleged violation of any of the foregoing Laws. The Company is and has been in material compliance with the Worker Adjustment Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Immigration and Nationality Act, as amended, and the Immigration Reform and Control Act of 1986. Except as set forth on Schedule 4.16(b), the consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the vesting or acceleration of the time of payment of any award or entitlement under any Employee Benefit Plan. Except as set forth on Schedule 4.16(c), no person holding title as an officer or senior manager of the Company (a “Key Employee”) has left the Company since March 31, 2006 and no current Key Employee has indicated any present or future intention to terminate his or her employment with the Company or not to engage in employment with the Surviving Company.

4.17  Employee Benefit Plans.

(a) Set forth on Schedule 4.17(a) is an accurate and complete list of each Employee Benefit Plan maintained within any jurisdiction of the United States. With respect to such U.S.-based Employee Benefit

Plans: (i) each Employee Benefit Plan is in compliance with applicable Law and has been administered and operated in all respects in accordance with its terms; (ii) each Employee Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code has been maintained pursuant to a prototype plan document which has received a favorable determination letter from the Internal Revenue Service; (iii) no Employee Benefit Plan is covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA; (iv) no Employee Benefit Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA; (v) the Company nor, to the Knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan that would result in the imposition of a penalty pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code; (vi) no Employee Benefit Plan provides for post-employment or retiree welfare benefits, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code; (vii) all contributions required to be made to each Employee Benefit Plan have been timely made; and (viii) no claim, action or litigation is pending or, to the Knowledge of the Company, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such claims which were denied). With respect to each U.S.-based Employee Benefit Plan, the Company has delivered or caused to be delivered to Parent true and complete copies of the written plan document setting forth such plan, the Internal Revenue Service determination letter issued to the prototype sponsor with respect to each Employee Benefit Plan intended to be “qualified” under Section 401(a) of the Code, and the most recently filed Internal Revenue Service Form 5500-series for each such plan required to file such form.

(b) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under any Employee Benefit Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect of such Plan for the most recent plan year. The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute an event under any Employee Benefit Plan, which either alone or upon the occurrence of a subsequent event) will or may result in any payment, acceleration, vesting or increase in benefits to any employee, former employee or director of the Company.

4.18  Permits.  The Company holds all Permits needed to lawfully conduct its business as presently conducted, except for any Permits the absence of which would not be expected to be material. Schedule 4.18 contains a true and complete list of all such Permits. All such Permits are in full force and effect and no Action or claim is pending nor, to the Knowledge of the Company, is threatened to revoke or terminate any such Permit or declare any Permit invalid in any material respect. The Company has taken all necessary action to maintain such Permits.

4.19  Accounts Receivable; Inventory.

(a) All notes and accounts receivable of the Company are (a) valid, bona fide claims against debtors for sales and deliveries of goods, performance of services and other transactions in the Ordinary Course of Business, and (b) to the Knowledge of the Company, are not subject to any defenses, set-offs or counterclaims, in excess of the reserve for accounts receivable set forth on the Balance Sheet. The Company has fully performed all obligations with respect all accounts receivable of the Company which it was obligated to perform to the date hereof.

(b) The Company’s inventory, taken as a whole, is in all material respects of a quality and quantity usable and salable in the normal course of the business of the Company. The values at which the inventory is carried on the Financial Statements reflect the historical inventory valuation policy of the Company. Except as set forth on Schedule 4.19 and Inventory in transit in the Ordinary Course of Business, all Inventory is located at the Company’s facilities. Except as set forth on Schedule 4.19, the Company is under no liability or obligation with respect to the return of any Inventory in the possession of distributors, wholesalers, or other customers.

4.20  Taxes.  The Company has filed or caused to be filed, within the times and in the manner prescribed by Applicable Tax Law, all Tax Returns which are required to be filed by, or with respect to, the Company. Such Tax Returns reflect accurately all liability for Taxes of the Company for the periods covered thereby, other than liabilities which are not, individually or in the aggregate, material. All Taxes payable by, or due from, the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company, other than Taxes which are not, individually or in the aggregate, material. No examination of any such Tax Return of the Company is currently in progress. No material adjustment relating to any Tax Return of the Company has been proposed in writing by any Tax Authority (insofar such adjustment relates to the activities or income of the Company). There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any such Tax Return of the Company. The Company has not received approval to make or agreed to a change in any accounting method or has any written application pending with any Tax authority requesting permission for any such change. The Company is not bound by any contractual obligation requiring the indemnification or reimbursement of any Person with respect to the payment of any Tax, other than Taxes which are not, individually or in the aggregate, material. No claim has ever been made in writing by any Tax authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. No issues have been raised by the relevant Tax authorities on audit that are of recurring nature and that would, individually or in the aggregate, have a material effect upon the Taxes of the Company. No Action is pending by any Tax authority for any audit, examination, deficiency, assessment or collection from the Company of any Taxes, other than Taxes which are not, individually or in the aggregate, material; no unresolved claim for any deficiency, assessment or collection of any Taxes has been asserted against the Company. To the Company’s Knowledge (with the extent of such Knowledge being measured only as of the date of this Agreement and not as of any future date), the Company does not have an existing limitation on its current accumulated federal net operating loss pursuant to Section 382 of the Code. There is no Contract covering any individual or entity treated as an individual included in the business or assets of the Company that could give rise to the payment by the Company or Parent or its Affiliates, of an amount that would not be deductible by reason of Sections 280G or 409A of the Code. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. The Company has delivered or made available to Parent complete and correct copies of all material federal, state, local and foreign income or franchise Tax Returns filed by the Company for the three most recent taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement. All formal or informal Tax sharing, Tax allocation and Tax indemnity arrangements, if any, will terminate prior to Closing and the Company will not have any liability or benefit thereunder on or after Closing. The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company shall promptly notify Parent of any material proceeding involving Taxes relating to the Company between the date of this Agreement and the Closing Date. No powers of attorney or other authorizations are in effect that grant to any person the authority to represent the Company in connection with any Tax matter or proceeding, and any such powers of attorney or other authorizations shall be revoked as of the Closing Date. The Company is not a party to or bound by any closing agreement or offer in compromise with any Tax Authority. The Company has not, since March 31, 2006, entered into any transaction that constitutes a reportable transaction within the meaning of Section 6707A(c) of the Code.

4.21  Properties.  Schedule 4.21 hereto sets forth a complete and accurate list of the Company’s real property leases. Each such lease is valid and enforceable by Seller. All rents and other payments due to date under each such lease have been paid in full, and there is no existing default, violation or breach by Seller, except in each case where such default, violation or breach would not reasonably be expected to be material. The Company has no material liabilities under environmental laws or regulations related to its use or occupancy of its facilities or from disposal of waste.

4.22  Insurance.  Schedule 4.22 sets forth a list and the material terms of all material insurance policies, letters of credit and surety bonds covering or relating to the Company and its assets. The Company has provided or made available to Parent a copy of each such policy, letter of credit or bond, each of which is in full force and effect. The Company has not (a) agreed to modify or cancel any such policy, letter of credit or bond, (b) received notice (whether oral or written) of actual or threatened modification or termination of any such policy or bond, (c) failed to pay any premiums with respect to such insurance policies on a timely basis, (d) received any notice of cancellation or termination with respect to any such policy, (d) failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by the Company as to which the insurers have denied coverage or otherwise reserved rights. The Company has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance with which it has carried insurance since April 1, 2006. Schedule 4.22 lists all material claims of the Company which are currently pending or which have been made with an insurance carrier, and all losses incurred with respect to self-insured risks, since April 1, 2006.

4.23  Affiliate Transactions.  Except as set forth on Schedule 4.23, since the date of the Company’s last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company under the Sarbanes-Oxley Act or pursuant to Item 404 of Regulation S-K promulgated by the SEC.

4.24  Requisite Stockholder Vote.  The only vote of the Company Stockholders required to adopt this Agreement and approve the Merger is the affirmative vote of two-thirds of the Company Common Stock outstanding on the record date fixed for, and entitled to vote at, the Merger Special Meeting (the “Requisite Stockholder Vote”), pursuant to Section 13.1-718 of the VSCA.

4.25  Opinion.  The Company has received the written opinion of The Woodward Group dated the date of this Agreement, to the effect that, as of such date, the Per Share Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Agreement is fair to such holders from a financial point of view. A true and correct copy of such written opinion has been delivered to Parent.

4.26  Brokers.  The Company has not paid or become obligated to pay any fee or commission to any broker, finder, financial advisor or investment banker in connection with the transactions contemplated by this Agreement, except as set forth in Schedule 4.26, which fees have been paid in full by the Company and no further amounts are due arising out of the transactions contemplated hereby.

4.27  Disclosure Generally.  The representations and warranties in this Article 4 and the disclosures of the Company contained in the disclosure schedules attached hereto (the “Company Disclosure Schedules”) do not contain any untrue statement of material fact or omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make any such representations, warranties or disclosures not misleading.

4.28  Inapplicability of Anti-takeover Statutes.  As of the date hereof and at all times on or prior to the Effective Time, the Company Board has and will take all actions necessary so that the restrictions applicable to business combinations contained in the VSCA are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Voting Agreement and to the consummation of the Merger and the transactions contemplated thereby. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Agreement, the Voting Agreement, the Merger or any of the transactions contemplated thereby.

ARTICLE 5.

COVENANTS

The Parties covenant and agree as follows:

5.1  Notices and Consents.  Each Party will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any consents of Governmental Authorities and other Persons, if any, required in connection with the transactions contemplated herein including in connection with the matters referred to in Sections 3.3 and 4.3, respectively, and to use such Party’s commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Entity to the transactions contemplated herein. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other Party and its advisors prior to filing or responding. Nothing in this Section 5.1 will require that Parent or its Affiliates divest, sell, or hold separately any of its assets or properties, nor will this Section 5.1 require that Parent, its Affiliates, or the Company take any actions that could affect the normal and regular operations of Parent, its Affiliates, or the Surviving Company after the Closing Each of the Parent, on the one hand and the Company, on the other hand, shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Authority in connection with the Merger or any Party’s filings under the Exchange Act; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Parent or the Company that relate to the consummation of the Merger. Each of the Parent and the Company will use commercially reasonable efforts to promptly notify the other if, in the course of such Party’s investigations with respect to the other, such Party obtains Knowledge that any representation or warranty of the other is, or is reasonably expected to be, untrue or inaccurate so as to have a Material Adverse Effect.

5.2  Operation of Business.  Except as specifically contemplated by this Agreement, from the date hereof through the Closing Date, the Company shall conduct its business in the Ordinary Course of Business, and will use all commercially reasonable efforts to preserve intact in all material respects its advantageous business relationships, to keep available the services of its employees and to maintain satisfactory material relationships with its customers and other Persons having a business relationship with it. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of Parent, which shall not be unreasonably withheld, take or undertake or incur or permit to exist any of the acts, transactions, events or occurrences specified in Section 4.8 including, without limitation (a) compromising or settling any material litigation, (b) accelerating collection of account receivables other than in the Ordinary Course of Business, (c) delaying or failing to pay accounts payable other than in the Ordinary Course of Business or any account payable contested in good faith, (d) making any material election relating solely to the Company with respect to Taxes of the Company after the date hereof, and (e) entering into any material Affiliate Transactions other than on an arm’s-length basis, except to the extent that any Contract may expire by its own terms, in which case the Company shall promptly notify Parent of the same, and the Company shall, promptly upon Parent’s request, use its commercially reasonable efforts to renew or extend such Contract. The Company shall (i) keep intact all existing insurance arrangements or comparable replacement or renewal policies and Employee Benefit Plans existing as of the date hereof until the Closing, (ii) continue to take commercially reasonable action that may be necessary or advisable to protect and preserve the Company Intellectual Property and (iii) use commercially reasonable efforts to cause any material Contract that is expiring to be renewed.

5.3  Access to Information.  Upon reasonable prior notice, the Company shall afford full access to the officers, employees, accountants, counsel and other representatives of Parent (including financing sources and their employees, accountants, counsel and other representatives), during normal business hours during the period prior to the Effective Time, to all its officers, employees, properties, books, Contracts, and records, in order that Parent and its representatives may have the opportunity to make such investigations as they shall desire of the affairs of the Company; provided, however, that any such access shall be coordinated through senior management of the Company (and Company counsel) and the Company shall have the right to approve in advance the script, if any, to be used in connection with such access, such approval not to be unreasonably withheld. No such investigation performed or information received by Parent or its representatives shall affect in any way the liability of the Company with respect to any representations, warranties or covenants contained herein. Without limiting the generality of the foregoing, (i) the Company or Parent, as the case may be, shall, as promptly as practicable, inform the other Party in writing of any change or event which renders any representation or warranty in or any Schedule to this Agreement inaccurate or incomplete in any material respect and (ii) the Company shall, as promptly as practicable, inform Parent in writing of any changes or proposed changes in accruals, assets or liabilities related to Taxes, it being understood that no such disclosure after the date hereof shall in any way limit either Party’s liability for any breach of any representation or warranty set forth in this Agreement. Any disclosure of confidential information by the Company shall be subject to the terms of the confidentiality agreement dated September 11, 2009, among Parent’s Affiliate, and the Company (the “Confidentiality Agreement”).

5.4  Acquisition Proposal.

(a) The Company shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of, the Company (collectively, the “Representatives”) to, and it shall use commercially reasonable efforts not to permit any employee of the Company to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Immediately after the execution and delivery of this Agreement, the Company will cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal provided, that notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.4 or any other provision hereof shall prohibit the Company or the Company Board from taking and disclosing to the Company Stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company may furnish information concerning its businesses, properties or assets to any Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) and may negotiate and participate in discussions and negotiations with such Person or group concerning a Superior Proposal (as defined below), provided (i) that such Person or group shall have entered into a confidentiality agreement (which shall be no less restrictive than the confidentiality agreement executed by Parent in connection with this Agreement and the transactions contemplated hereby) and (ii) that:

(1) such Person or group has submitted an Acquisition Proposal that the Company Board has determined in good faith is or would reasonably be expected to result in a Superior Proposal;

(2) in the good faith opinion of the Company Board, after consulting with independent legal counsel to the Company, such action is required to discharge the Company Board’s fiduciary duties to the Company Stockholders under applicable Law; and

(3) the Company has notified Parent in writing of its intention to engage in such discussions or negotiations or to provide such confidential information not less than 24 hours prior to so doing.

Except after receipt by the Company of a Superior Proposal, the Company Board shall not (a) withdraw or modify the Company Board Recommendation, or (b) propose to approve or recommend, any Acquisition Proposal, or (c) enter into any agreement with respect to any Acquisition Proposal, or (d) terminate any Merger Solicitation Efforts, or (e) postpone, adjourn or cancel the Merger Special Meeting. Notwithstanding anything to the contrary in this Agreement, the Company shall as promptly as practicable (and in no event later than 24 hours after the receipt of an Acquisition Proposal) advise Parent orally and in writing of the receipt by it after the date hereof of any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry and the identity of the Person making any such Acquisition Proposal or inquiry and shall furnish Parent with any nonpublic information to be furnished to such Person making an Acquisition Proposal or inquiry concurrent with furnishing such Person with such nonpublic information (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company will keep Parent fully informed of the status and details of any such Acquisition Proposal and any modification or proposed modification thereto.

(b) The term “Acquisition Proposal” as used herein means any offer, proposal or other indication of interest for a merger, consolidation, tender offer, exchange offer, acquisition or similar transaction or any other business combination involving the Company, any proposal, offer or other indication of interest to acquire in any manner a substantially equity interest in, or a substantial portion of the business assets of the Company, any proposal, offer or other indication of interest with respect to any recapitalization or restructuring of the Company, or any proposal, offer or other indication of interest with respect to any other transaction similar to any of the foregoing with respect to the Company, other than the transactions contemplated by this Agreement so long as such offer, proposal or indication of interest is provided to the Company during the term of this Agreement. The term “Superior Proposal” as used in this Section 5.4 means any Acquisition Proposal not solicited after the date of this Agreement on terms which the Company Board determines in good faith, taking into consideration such matters that it deems relevant to be more favorable to the Company Stockholders than the Merger (based on advice of the Company’s financial advisor that the value of the consideration provided for in such proposal is superior to the value of the Merger Consideration), for which financing (which shall be no less certain than the financing secured or expected to be secured by Parent), to the extent required, is (based upon the advice of the Company’s financial advisor) capable of being obtained in a reasonable time period.

5.5  Preparation of Proxy Statement; Stockholders Meeting.  Promptly following the date of this Agreement, and no less than fourteen (14) days thereafter, the Company shall prepare and file with the SEC the proxy statement to be sent to the Company Stockholders in connection with the Merger Special Meeting (the “Proxy Statement”). The Company shall ensure that, at the time the Proxy Statement is filed with the SEC or mailed to the Company Stockholders or at the time of the Merger Special Meeting, or at the time of any amendment or supplement thereof, the information (except for information furnished to the Company by or on behalf of Parent) contained in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Parent shall ensure that, at the time the Proxy Statement is filed with the SEC or mailed to the Company Stockholders or at the time of the Merger Special Meeting, or at the time of any amendment or supplement thereof, the information contained in the Proxy Statement and furnished to the Company by or on behalf of the Parent (as indicated to the Company in writing) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon or responses thereto or requests by the SEC for additional information. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement shall be made by the Company without providing Parent a reasonable opportunity to review and comment on the parts thereof relating to the transactions contemplated hereby. The Company shall cause the Proxy Statement to be mailed to the Company Stockholders as soon as practicable subsequent to its filing with the SEC. If at any time prior to the Merger Special Meeting any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company Stockholders.

5.6  Covenants to Satisfy Conditions.  Each of the Company and Parent will use its commercially reasonable efforts to ensure, and to cause its respective Affiliates to ensure, that the conditions set forth in Article 6 are satisfied, insofar as such matters are within the control of such Party. Parent and the Company further covenant and agree, with respect to any pending or threatened Action, preliminary or permanent injunction or other Order, that would adversely affect the ability of the Parties to consummate the transactions contemplated herein, to use their respective commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

5.7  Publicity.  Except to the extent otherwise required by Law, none of the parties shall issue or authorize to be issued any press release or similar announcement concerning this Agreement or any of the transactions contemplated hereby without the prior written approval of the other, which approval shall not be unreasonably withheld.

5.8  Merger Sub.  Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

5.9  Officers and Directors.  Parent agrees that all rights to indemnification existing on the date hereof in favor of the present or former officers and directors of the Company (the “Indemnified Persons”) with respect to actions taken in their capacities as directors or officers of the Company on or prior to the Effective Time as provided in the Organizational Documents of such Person (as in effect on the date hereof) and as provided in any Contract listed on Schedule 5.9 shall survive the Merger and continue in full force and effect following the Effective Time for a period equal to the statute of limitations for any such claims against such officers and directors, and the obligations related thereto will be assumed by Parent for such period. Prior to the Closing, the Company shall purchase a “tail” or similar insurance policy providing the Company’s present and former officers and directors liability insurance (“D&O Insurance”) for a period following the Effective Time of no less than three years, and shall accrue the premiums for such insurance policy as a Company Expense. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Company of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.9, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.9, and none of the actions described in clause “(i)” or clause “(ii)” shall be taken until such provision is made. Notwithstanding any other provision in this Agreement to the contrary, the provisions of this Section 5.9 may not be amended or modified without the approval of each of the Indemnified Persons.

5.10  Section 16 Matters.  The Company Board shall adopt a resolution in advance of the Effective Time providing that the disposition by the officers and directors of the Company of Company Common Stock, Options, or other equity securities of the Company pursuant to the Merger or the other transactions contemplated by this Agreement is intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

5.11  Net Asset Statements.  As soon as practicable following each Measurement Date, the Company shall deliver to Parent a statement of Net Assets as of the Measurement Date, together with detailed work papers which support the calculation of Net Assets. In addition, no later than five business days prior to the date scheduled for the Merger Special Meeting, the Company shall deliver to Parent its good faith estimate of Net Assets as of the Effective Time, which estimate shall be in form and substance reasonably acceptable to Parent, together with detailed work papers which support the calculation of estimated Net Assets. With each delivery under this Section 5.11, an estimate of Company Expenses shall also be provided, and the final estimate provided before the Effective Time shall include as support evidence reasonably acceptable to the Parent to the effect that the amounts shown thereon to be due and payable will satisfy the Company’s or the Surviving Company’s entire obligation to each payee shown on the schedule as being entitled to receive $5,000 or more. The Company shall make available its executive officers and finance staff to confer with representatives of Parent regarding the statements and estimates provided, and the Company will at the request of Parent and in good faith modify any statement or estimate that appears to be incorrect prior to the vote at the Merger Special Meeting.

ARTICLE 6.

CLOSING CONDITIONS

6.1  Conditions to Obligations of all Parties to Effect the Closing.

The obligations of the Parties to effect the Closing shall be subject to the satisfaction or waiver, in whole or in part, at or prior to the Closing, of each of the following conditions unless waived in writing by Parent and the Company:

(a) No Injunction.  No Law or Order shall have been enacted, entered, issued or promulgated by any Governmental Entity (and be in effect) which declares this Agreement invalid or unenforceable in any material respect or which prohibits consummation of the Merger or the transactions contemplated herein, and all Consents and Orders of any Governmental Entity required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time.

(b) Stockholder Vote.  The Requisite Stockholder Vote shall have been received.

6.2  Conditions to Obligations of Parent and Merger Sub to Effect the Closing.

The obligations of the Parent and Merger Sub to effect the Closing shall be subject to the satisfaction or waiver, in whole or in part, at or prior to the Closing, of each of the following conditions unless waived in writing by Parent:

(a) Representations and Warranties are True.  The representations and warranties of the Company set forth in Article 4 shall be accurate as of the Closing Date as if made on and as of the Closing Date (except as to any such representation and warranty which speaks as of a specific date, which must be accurate as of such date), except that for purposes of this Section 6.2(a) all inaccuracies in such representations and warranties shall be disregarded if such inaccuracies (considered collectively) would not constitute, individually or in the aggregate, a Material Adverse Effect.

(b) Covenants.  Each material covenant, agreement and condition contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

(c) Demands for Appraisal.  The shares of Company Stock with respect to which a demand for appraisal pursuant to Section 13-1.730 et seq of the VSCA has been properly made and not withdrawn shall not be greater than 5% of the issued and outstanding Company Common Stock entitled to vote at the Merger Special Meeting for the purposes of the calculation of such 5% limitation.

(d) Voting Agreement.  The Voting Agreements shall not have been amended, modified or terminated.

(e) Exchange of Notes.  The holders of the Company’s $1,000,000 subordinated notes shall have exchanged such notes for $1,000,000 in notes of the Surviving Company pursuant to an Agreement among Parent, Merger Sub and such holders dated as of the date hereof.

(f) Litigation.  Except as disclosed on Schedule 4.11, there shall not be pending or threatened any Action that could reasonably be expected to have a Material Adverse Effect, or that could be reasonably expected to materially and adversely affect the Surviving Company’s cash balance or net working capital due to the costs involved in defense or prosecution thereof, not otherwise covered by insurance, following the Closing.

(g) No Material Adverse Effect.  There shall not have occurred and be continuing any event or occurrence, nor any fact or circumstance discovered, that would reasonably be expected to have a Material Adverse Effect.

(h) Closing Certificate.  Prior to the Effective Time, Parent shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in Section 6.2 have been fulfilled.

6.3  Conditions to Company’s Obligations to Effect the Closing.

The obligations of the Company to effect the Closing shall be subject to the satisfaction or waiver, in whole or in part, at or prior to the Closing, of each of the following conditions unless waived in writing by the Company:

(a) Representations and Warranties are True.  The representations and warranties of Parent and Merger Sub set forth in Article 3 shall be true and correct as if such representations and warranties were made as of the Closing (except as to any such representation and warranty which speaks as of a specific date, which must be true or correct as of such date).

(b) Covenants.  Each material covenant, agreement and condition contained in this Agreement to be performed by Parent or Merger Sub on or prior to the Closing shall have been performed or complied with in all material respects.

(c) Closing Certificate.  Prior to the Effective Time, the Company shall have received a certificate, dated as of the Closing Date, signed by a manager or executive officer of each of Parent and Merger Sub, certifying that the conditions specified in Section 6.3 have been fulfilled.

ARTICLE 7.

TERMINATION

7.1  Termination of Agreement.

Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Effective Time, whether before or after stockholder approval of the Merger:

(a) By mutual written consent of the Parties;

(b) By either of the Company or Parent if: (i) any Governmental Entity shall have issued an Order, or taken any, Action which permanently restrains, enjoins or otherwise prohibits the payment for shares pursuant to the Merger and such Order or Action shall have become final and non-appealable; provided, however, that the Party seeking to terminate this Agreement shall have used its commercially reasonable efforts to remove or lift such Order or Action; (ii) the Merger has not been consummated on or before 180 days following the date of execution of this Agreement (the “Termination Date”); or (iii) the Merger

Special Meeting shall have been held, the polls shall have closed at the Merger Special Meeting (or any adjustment or postponement thereof) and the Company Stockholders shall have failed, by the Requisite Stockholder Vote, to adopt this Agreement and approve the Merger; provided, however, that the right to terminate this Agreement under Section 7.1(b)(ii) or (iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the event or state of affairs that would otherwise have entitled it to terminate this Agreement thereunder and such action or failure to act constitutes a material breach of this Agreement;

(c) By the Company, in connection with entering into an agreement as permitted by Section 5.4 with respect to a Superior Proposal or if the Company Board shall have recommended to the Company Stockholders any Superior Proposal or, in either case, resolved by valid action to do so, provided, that the Company shall not be permitted to exercise the termination right contained in this Section 7.1(c) unless: (i) such Superior Proposal shall not have resulted from any breach of any of the provisions of Section 5.4 in any material respect or from any action taken by the Company or any of its representatives with the intent of circumventing any of the provisions set forth in Section 5.4, (ii) the Company Board, after satisfying all of the requirements set forth in Section 5.4(a) and otherwise causing the Company to comply in all material respects with the provisions of this Agreement, shall have authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Proposal (the “Specified Definitive Acquisition Agreement”), (iii) the Company shall have delivered to Parent a written notice (that includes a copy of the Specified Definitive Acquisition Agreement as an attachment) containing the Company’s representation and warranty that the Specified Definitive Acquisition Agreement has been duly executed and delivered to the Company by the other party thereto, that the Company Board has authorized the execution and delivery of the Specified Definitive Acquisition Agreement on behalf of the Company and that the Company will enter into the Specified Definitive Acquisition Agreement immediately upon termination of this Agreement pursuant to this Section 7.1(c), (iv) a period of at least five (5) business days shall have elapsed since the receipt by Parent of such notice, and the Company shall have made its representatives fully available during such period for the purpose of engaging in negotiations with Parent regarding a possible amendment of this Agreement or a possible alternative transaction, (v) any written proposal by Parent to amend this Agreement or enter into an alternative transaction shall have been considered by the Company Board in good faith, and the Company Board shall have determined in good faith (after having taken into account the advice of the Company’s outside legal counsel and the advice of an independent financial advisor of nationally recognized reputation) that the terms of the proposed amendment to this Agreement (or other alternative transaction) are not as favorable to the Company’s stockholders, from a financial point of view, as the terms of the transaction contemplated by the Specified Definitive Acquisition Agreement, and (vi) the Company shall have paid to Parent the Termination Fee and Expense Reimbursement, required to be paid to Parent pursuant to Section 7.3(c);

(d) By the Company, if any of Parent’s or Merger Sub’s representations and warranties shall fail to be true and correct, which failure shall have given rise to the failure of the condition set forth in Section 6.3(a) to be satisfied or Parent shall have failed to perform its covenants or other agreements contained in this Agreement which failure to perform would give rise to the failure of the condition set forth in Section 6.3(b) to be satisfied, which in each case, such failure is not cured in all material respects within ten (10) business days following receipt of written notice from the Company of such breach;

(e) By Parent, if the Company Board (A) withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner materially adverse to Parent or shall have resolved pursuant to valid Company Board action to do any of the foregoing, (B) shall have approved or recommended to the Company Stockholders any Acquisition Proposal other than the Merger, (C) shall have approved or recommended a Superior Proposal, or (D) resolved to do any of the foregoing;

(f) By Parent, if the Company shall have entered into, or publicly announced its intention to enter into a definitive agreement or an agreement in principle with respect to a Superior Proposal;

(g) By Parent, if this Agreement shall not have been approved and adopted by the Company Stockholders at least three business days’ prior to the Termination Date.

(h) By Parent, if any of the Company’s representations and warranties shall fail to be true and correct, which failure shall have given rise to the failure of the condition set forth in Section 6.2(a) to be satisfied or the Company shall have failed to perform its covenants or other agreements contained in this Agreement which failure to perform would give rise to the failure of the condition set forth in Section 6.2(b) to be satisfied, which in each case, breach or failure to perform is not cured in all material respects within ten (10) business days following receipt of written notice from Parent of such breach.

7.2  Manner and Effect of Termination.  Termination shall be effected by the giving of written notice to that effect by the Party seeking termination. If this Agreement is validly terminated and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect and no party shall be obligated to the others hereunder; provided, however, that termination shall not affect: (i) the rights and remedies available to a party as a result of the willful breach by the other party or parties hereunder, (ii) the obligations of the Company pursuant to Section 7.3 below or (iii) obligations under Sections 5.3 (with respect to confidentiality).

7.3  Certain Payments Upon Termination.

(a) In the event that this Agreement is terminated pursuant to Section 7.1(d), Parent shall promptly, but in no event later than ten (10) business days after the date of such termination, pay to the Company in immediately available funds reimbursement for all actual, reasonable fees and expenses of the Company (including, without limitation, expenses payable to all banks, investment banks and other financial institutions (which shall include, without limitation, fees and expenses of such banks’, firms’ and institutions’ legal counsel), and all actual, reasonable fees and expenses of counsel, accountants, financial printers, experts and consultants to the Company and its Affiliates), whether incurred prior to, on or after the date hereof, in connection with the transactions contemplated hereby including finance related expenses, up to a maximum aggregate amount of $120,000.

(b) If:

(i) prior to the effective date of Termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted, or made, and

(ii) the grounds of termination of this Agreement are any of Sections 7.1(b)(ii) (by either Company or Parent after the passage of time), 7.1(b)(iii) (by either Company or Parent following a negative shareholder vote), 7.1(f) (by Parent if the Company plans to accept the Acquisition Proposal), 7.1(g) (by Parent if the Company fails to timely hold a shareholder meeting) or 7.1(h) (by Parent due to breach of representation);

(c) then

(i) at or prior to the time of the termination of this Agreement, the Company shall (i) promptly, but in no event later than ten (10) business days after the date of such termination, pay to Parent in immediately available funds reimbursement for all actual, reasonable fees and expenses of the Parent (including, without limitation, expenses payable to all banks, investment banks, Affiliated financial advisors and other financial institutions (which shall include, without limitation, fees and expenses of such banks’, firms’ and institutions’ legal counsel), and all actual, reasonable fees and expenses of counsel, accountants, financial printers, experts and consultants to the Parent and its Affiliates), whether incurred prior to, on or after the date hereof, in connection with the transactions contemplated hereby including finance related expenses, up to a maximum aggregate amount of $200,000 (the “Expense Reimbursement”) and (ii) provided within one year from the date of termination of this Agreement the Company either consummates an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal, promptly pay to Parent a fee equal to $240,000 (the “Termination Fee”).

(d) If this Agreement is terminated pursuant to Sections 7.1(b)(iii) (negative shareholder vote), 7.1(g) (shareholder meeting not timely held), or 7.1(h) (breach of Company representation) but an Acquisition Proposal has not been disclosed, announced, commenced, submitted, or made, then the Company shall promptly pay to Parent the Expense Reimbursement, but shall not be obligated for a Termination Fee under any circumstances.

(e) In the event that this Agreement is terminated pursuant to Sections 7.1(c) (to accept an Acquisition Proposal) or 7.1(e) (withdrawal of Board recommendation), the Company shall promptly, but in no event later than ten (10) business days after the date of such termination, pay to Parent in immediately available funds an amount equal to the Expense Reimbursement, plus the Termination Fee.

ARTICLE 8.

MISCELLANEOUS

8.1  Entire Agreement.  This Agreement, together with the schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitute the entire agreement and understanding of the Parties in respect of its subject matters and supersede all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated herein other than the Confidentiality Agreement.

8.2  Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

8.3  Assignments.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. Notwithstanding the foregoing, Parent may, without the consent of the Company or the Company Stockholders, assign all of its rights under this Agreement in connection with the assignment of a security interest to any lender of Parent, Merger Sub or the Surviving Company, or to any Affiliate of Parent, provided that Parent remains liable for all of its obligations hereunder.

8.4  Notices.  All notices, requests, demands, claims and other communications hereunder will be in writing. Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient and such notice, request, demand, claim or other communication will be deemed given if delivered to the address set forth below using personal delivery, commercial courier, messenger service, telecopy (receipt confirmed), registered or certified mail (postage pre-paid, return receipt requested), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.

If to Parent, Merger Sub and after Closing to the Surviving Company	c/o Global Equity Capital, LLC 6260 Lookout Road Boulder, CO 80301 Attn: Chief Financial Officer Fax: (303) 531-1001

If to Company before Closing:	Halifax Corporation of Virginia 5250 Cherokee Avenue, Alexandria, VA 22312 Attn: President and CEO Fax:

Copy (which will not constitute notice) to:	DurretteBrawshaw PLC 600 East Main Street, 20th Floor Richmond VA 23219 Attention: William J. Seidel Fax: 804-775-6911

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.5  Specific Performance.  Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, prior to the Closing, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Section 8.8, in addition to any other remedy to which they may be entitled, at Law or in equity.

8.6  Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile, each of which will be deemed an original and all of which together will constitute one and the same instrument.

8.7  Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

8.8  Governing Law.  This Agreement and the performance of the transactions contemplated herein and obligations of the Parties hereunder will be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law principles.

8.9  Amendments and Waivers.  No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Parent and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

8.10  Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provisions.

8.11  Expenses.  Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated herein including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, provided, that if and only if the Closing occurs and the Merger becomes effective, the Company shall reimburse in cash at Closing the out of pocket expenses incurred by Parent or Merger Sub in connection with the transactions contemplated hereby.

8.12  Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. The word “including” means “including without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

8.13  Submission to Jurisdiction.  The Parties hereto hereby (a) submit to the nonexclusive jurisdiction of any state or federal court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

8.14  Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights upon any other Person except for Indemnified Persons pursuant to Section 5.9 hereof.

8.15  Attorney’s Fees.  If any claim or Action is commenced by either Party concerning this Agreement, the prevailing Party shall recover from the losing Party reasonable attorneys’ fees and costs and expenses, including those of appeal and not limited to taxable costs, incurred by the prevailing Party, in addition to all other remedies to which the prevailing Party may be entitled.

8.16  No Survival of Representations and Warranties.  None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Parent:	Company:

GLOBAL IRON HOLDINGS, LLC	HALIFAX CORPORATION OF VIRGINIA

By: /s/ Thomas A. Waldman	By: /s/ Charles L. McNew
Name: Thomas A. Waldman	Name: Charles L. McNew
Title: VP and Secretary	Title: President and CEO

Merger Sub:

GLOBAL IRON ACQUISITION, LLC

By: /s/ Thomas A. Waldman
Name: Thomas A. Waldman
Title: VP and Secretary

Schedule 1
John H. Grover
GroFam, LP
Hewitt Family, LLC
Charles L. McNew
Joseph Sciacca
John M. Toups
Daniel R. Young
Nancy M. Scurlock
The Arch C. Scurlock Children’s Trust
Arch C. Scurlock, Jr.
Donald M. Ervine

Annex B

January 5, 2010

Special Committee of the Board of Directors of
Halifax Corporation of Virginia
5250 Cherokee Avenue
Alexandria, VA 22312

Dear Sirs:

The Woodward Group, Ltd. (“Woodward”) has been engaged by the Special Committee of the Board of Directors of Halifax Corporation of Virginia (“Halifax” or the “Company”) to provide an opinion as to the fairness, from a financial point of view, to the Company’s common shareholders (the “Shareholders”) of an offer by Global Equity Capital, LLC to acquire, via a sponsored acquiring entity (collectively, “GEC”), (i) 100% of the Halifax issued and outstanding common stock for $1.20 cash per share (the “Merger Consideration”); and (ii) $325,000 of accrued subordinated note interest owed by Halifax (the “Transaction”).

Pursuant to the Transaction, options with exercise prices less than $1.20 per share that are not fully vested as of closing of the Transaction will become fully vested and exercisable at that time; there are 24,000 of such issued options, per management. The intrinsic value of such options, based on the Merger Consideration per share value of $1.20 and the option exercise prices, aggregates $17,040. Including the intrinsic value of the options and assumption of the accrued subordinated note interest, tax affected, the Transaction implies a total Halifax equity value of approximately $4.03 million.

In accordance with the terms of our engagement letter dated December 18, 2009, we submit this letter, which should be read in its entirety and sets forth our opinion that the Merger Consideration, from a financial point of view, is fair as of December 28, 2009 to Shareholders, based on market and economic information as of December 28, 2009; materials provided to and reviewed by Woodward; the statement of assumptions and limitations included herein; and the analyses completed by Woodward, which utilize market and economic information as of December 28, 2009.

Assumptions and Limitations

The materials included herein and the analyses provided in this report should be read in their entirety, including the following assumptions and limitations.

1.	Woodward’s opinion speaks only to fairness, from a financial point of view, to Halifax’s Shareholders as of December 28, 2009, based on market, economic, financial and other information and conditions as of December 28, 2009 as they existed and could be evaluated as of the close of business and speaks to no other date or time. Confidential forecasts and related information, including Woodward’s assumptions, should not be relied upon by any parties or used for any other purpose.

6 and 8 South Plum Street
Media, Pennsylvania 19063

Telephone	610.627.1636
Facsimile	610.627.1511
Web	www.woodwardgroup.com

Assumptions and Limitations—continued

2.	Woodward’s opinion does not speak to the solvency of Halifax, prior to or after giving effect to the Transaction. Woodward’s analyses assume that Halifax is, as of the date hereof, and will be through the foreseeable future, a going-concern business. Woodward’s opinion is not based on a liquidation analysis of the business or properties of Halifax.

3.	Woodward did not independently value or appraise Halifax’s assets or liabilities, including the real properties owned or expected to be owned by Halifax, its subsidiaries and affiliates. Woodward assumes that a physical inspection of the Company and its assets would not reveal any material facts not known to Woodward that would affect or change our analyses.

4.	Woodward has made no independent verification of the financial and operating data contained in Halifax’s internal, unaudited and audited financial statements and other information, including verbal representations made by Company management, and assumes no responsibility or liability for doing so. Woodward has accepted the information as presented, including the assumption that these materials do not contain a material misstatement of fact or omit a material fact and that Halifax’s unaudited financial statements, forecasts and budgets have been prepared in conformance with U.S. generally accepted accounting principles.

5.	Woodward assumes that no material changes to the unaudited financial information provided to Woodward by the Company or to the business and prospects of Halifax have occurred since September 30, 2009.

6.	Woodward assumes the financial projections provided to Woodward by Halifax are the best available estimates and judgments made by Halifax of the future financial performance of Halifax and that the Company’s forecasted capital structure and related information are the best available estimates and judgments made by the Company.

7.	Woodward assumes there exists no offer or offers to purchase or acquire the Company’s stock and/or assets and liabilities or any other type of corporate finance transaction, other than the offer represented by the Transaction.

8.	Woodward’s analyses do not speak to how Shareholders should vote with respect to any issue, to the extent any such vote occurs, or any related investment decisions by Shareholders, in the aggregate and/or individually.

9.	Woodward assumes that the information provided to Woodward and all verbal representations made to Woodward by Halifax and its advisors, are true, accurate and complete and fully responsive to Woodward’s due diligence requests. Woodward has accepted the information as presented, including the assumption that these materials do not contain a material misstatement of fact or omit a material fact.

Halifax Corporation of Virginia Special Committee

Assumptions and Limitations—continued

10.	Woodward assumes that any accounting or tax treatments resulting from the Transaction will not impact on the value of Halifax. Woodward did not analyze and makes no assumptions regarding Shareholders’ tax liabilities, if any, or any related issues resulting from the Transaction.

11.	Woodward did not investigate the creditworthiness or funding sources of or for GEC; Woodward assumes GEC will and can meet all Transaction obligations and that Shareholders will receive $1.20 cash Merger Consideration per share at the closing of the Transaction.

12.	Woodward assumes the warranties and representations provided in the draft Agreement and Plan of Merger by and among Global Iron Holdings, LLC, Global Iron Acquisition, LLC and Halifax Corporation of Virginia provided to Woodward on December 21, 2009 are correct, true and accurate and that exhibits to the final agreement will indicate no material differences from the information disclosed to Woodward as of December 28, 2009. Woodward assumes that this draft agreement represents all material agreements by and between the indicated parties with respect the Transaction and that there are no additional agreements by or between such parties, their consultants or advisors, which have not been provided to Woodward and are material.

13.	Woodward assumes that all Halifax employees, consultants or other similar parties have been paid salaries, benefits, wages, fees and remuneration at fair market values during the past five fiscal years through December 28, 2009 and that no employees, consultants or other similar parties, including directors, will benefit from the Transaction, other than as Shareholders.

14.	Woodward assumes all contracts, written, verbal or otherwise, with all Halifax clients provide payments and terms at market value and there are no extraordinary, future client payments existing as of December 28, 2009.

15.	Woodward assumes there existed no extraordinary, non recurring Halifax expenses during the past three fiscal years through December 28, 2009.

16.	Woodward relies on management’s review and affirmation of the historical and projected financial information contained in the exhibits hereto.

17.	Woodward does not offer an opinion on any previous purchases or sales of stock or assets by Halifax.

18.	Woodward assumes that the shares outstanding calculations, including information on Company options, provided by Halifax management are correct, true and accurate as of December 28, 2009.

Halifax Corporation of Virginia Special Committee

Assumptions and Limitations—continued

19.	Woodward’s analyses do not speak to the merits of alternative corporate strategies or corporate finance transactions or the underlying business decisions to effect the Transaction.

20.	Woodward assumes that all publicly available information it has reviewed is correct, true and accurate.

21.	Woodward assumes that, from a financial point of view, Halifax is managed as one entity and the financial results of its subsidiaries are fully consolidated into Halifax’s financial results and forecasts.

22.	Woodward relies on the representations of Halifax management that there are no known assets which are not represented on the Company’s balance sheet as of September 30, 2009, prepared in conformance with US generally accepted accounting principles.

23.	Woodward assumes that the Transaction is and will be, in all respects, lawful, comply with generally accepted accounting principles and that Halifax will not violate any covenants applicable to its corporate finance, governance or other related matters.

Materials Reviewed

During the course of our analyses and in arriving at our opinion, we conducted interviews with Halifax’s CEO and CFO, who, in our judgment, were capable of providing us with information necessary to complete various analyses. Materials provided to and reviewed by Woodward with respect to Halifax include:

1.	Halifax’s Forms 10-K, 10-Q and 8-K filed from October 1, 2007 through December 16, 2009.

2.	Publicly available data on Halifax and other companies, including common stock history, pricing and volume, in addition to industry, economic and financial information.

3.	Draft Agreement and Plan of Merger by and among Global Iron Holdings, LLC, Global Iron Acquisition, LLC and Halifax Corporation of Virginia provided to Woodward on December 21, 2009.

4.	Various schedules produced by the Company to GEC.

5.	Various amendments to the Company’s Articles of Amendment Restating the Articles of Incorporation and By-Laws.

6.	Minutes of the meetings of Halifax’s Board of Directors dated March 23, 2006, April 27, 2006, July 21, 2006, October 3, 2006, November 3, 2006, January 23, 2007, March 28, 2007, June 6, 2007, November 2, 2007, February 11, 2008, March 24, 2008, April 2, 2008, May 1, 2008, June 25, 2008, September 10, 2008, September 11, 2008,

Halifax Corporation of Virginia Special Committee

Materials Reviewed—continued

November 13, 2008, January 20, 2009, March 26, 2009, April 6, 2009, May 28, 2009, August 6, 2009, September 25, 2009 and October 21, 2009.

7.	Most likely and worst case forecasts prepared by Halifax management.

8.	Shares issued and outstanding and in-the-money options provided by Halifax management.

9.	Information provided by management and Company advisors through various discussions, including unaudited financial, insurance, contract, personnel, benefits and operating information.

Conclusion

In preparing our opinion, we have relied on the completeness and accuracy of the materials furnished to us by Halifax and its advisors and market and industry information as of December 28, 2009; we have not independently verified such data or information. In our examination of the materials furnished to us by Halifax and its advisors, we have assumed, without independent investigation or inquiry, the genuiness of all signatures, the legal capacity of natural persons and the authenticity of these materials.

Please be advised that during the two years preceding the date of this letter, the Special Committee of the Board of Directors retained Woodward to provide advice and an opinion with respect to a delisting of the Company’s shares from the NYSE Amex. There are no present or contemplated relationships between Halifax and Woodward that, in our opinion, would affect our ability to render a fair and independent opinion in this matter. Our opinion pertains only to the fairness of the Merger Consideration, from a financial point of view, to Shareholders as of December 28, 2009.

Our opinion is based on economic, market and other conditions in effect on December 28, 2009 and the materials provided to and reviewed by Woodward. In preparing our opinion, we have not undertaken an independent evaluation or appraisal of any of the assets or liabilities of Halifax and our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to Halifax or its underlying business decision to effect the Transaction.

Woodward’s analyses are summarized in its report; selecting portions of Woodward’s analyses or focusing on information in tabular form, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses performed by Woodward. Woodward arrived at its opinion based on the results of all analyses undertaken and assessed as a whole and we believe the totality of the factors considered and analyses performed

Halifax Corporation of Virginia Special Committee

Conclusion—continued

collectively support the determination of fairness of the Merger Consideration, from a financial point of view, to Shareholders.

Based on the foregoing analyses and reviews, other matters we considered relevant, our general knowledge and experience in matters involving mergers and acquisitions and corporate recapitalizations, and subject to the materials provided to and reviewed by Woodward and the assumptions and limitations detailed above, it is our opinion that the Merger Consideration is fair, from a financial point of view, to Shareholders as of December 28, 2009.

This opinion is being furnished only to the Halifax Special Committee in connection with their review of the Transaction and may not be relied upon by any other person for any other use. Woodward is under no obligation to revise or supplement this opinion should the materials, information or any economic, market or other condition change.

Sincerely,

The Woodward Group, Ltd.

Halifax Corporation of Virginia Special Committee

Annex C

Virginia Stock Corporation Act

Article 15

Appraisal Rights and Other Remedies

§13.1-729. Definitions.

In this article:

“Affiliate” means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive officer thereof.

“Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

“Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered by §§ 13.1-734 through 13.1-740, includes the surviving entity in a merger.

“Fair value” means the value of the corporation’s shares determined:

a. Immediately before the effectuation of the corporate action to which the shareholder objects;

b. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

c. Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision A 5 of § 13.1-730.

“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Interested transaction” means a corporate action described in subsection A of § 13.1-730, other than a merger pursuant to § 13.1-719 or 13.1-719.1, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:

1. “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

2. “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

a. Was the beneficial owner of 20% or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action;

b. Had the power, contractually or otherwise, to cause the appointment or election of 25% or more of the directors to the board of directors of the corporation; or

c. Was a senior executive officer or director of the corporation or a senior executive officer of any affiliate thereof, and that senior executive officer or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(1) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(2) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in § 13.1-691; or

(3) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

“Preferred shares” means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

“Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

“Senior executive officer” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

“Shareholder” means both a record shareholder and a beneficial shareholder.

(1985, c. 522; 1992, c. 575; 2005, c. 765; 2007, c. 165)

§13.1-730. Right to appraisal.

A. A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

1. Consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by § 13.1-718 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (ii) if the corporation is a subsidiary and the merger is governed by § 13.1-719;

2. Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

3. Consummation of a disposition of assets pursuant to § 13.1-724 if the shareholder is entitled to vote on the disposition;

4. An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

5. Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

B. Notwithstanding subsection A, the availability of appraisal rights under subdivisions A 1 through A 4 shall be limited in accordance with the following provisions:

1. Appraisal rights shall not be available for the holders of shares of any class or series of shares that is:

a. A covered security under § 18(b)(1)(A) or (B) of the Federal Securities Act of 1933, as amended; or

b. Traded in an organized market and has at least 2,000 shareholders and a market value of at least $20 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares; or

c. Issued by an open and management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.

2. The applicability of subdivision 1 of this subsection shall be determined as of:

a. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

b. The day before the effective date of such corporate action if there is no meeting of shareholders.

3. Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision 1 of this subsection at the time the corporate action becomes effective.

4. Subdivision 1 of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares where the corporate action is an interested transaction.

C. Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 1986, c. 540; 1988, c. 442; 1990, c. 229; 1992, c. 575; 1996, c. 246; 1999, c. 288; 2005, c. 765 ; 2007, c. 165)

§13.1-731. Assertion of rights by nominees and beneficial owners.

A. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders. B. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

1. Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subdivision B 2 b of § 13.1-734; and

2. Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765.)

§13.1-732. Notice of appraisal rights.

A. Where any corporate action specified in subsection A of § 13.1-730 is to be submitted to a vote at a shareholders’ meeting, the meeting notice shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article.

If the corporation concludes that appraisal rights are or may be available, a copy of this article and a statement of the corporation’s position as to the availability of appraisal rights shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

B. In a merger pursuant to § 13.1-719, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in § 13.1-734.

C. Where any corporate action specified in subsection A of § 13.1-730 is to be approved by written consent of the shareholders pursuant to § 13.1-657:

1. Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article; and

2. Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by subsections E and F of § 13.1-657, may include the materials described in § 13.1-734, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article.

D. Where corporate action described in subsection A of § 13.1-730 is proposed, or a merger pursuant to § 13.1-719 is effected, the notice referred to in subsection A or C, if the corporation concludes that appraisal rights are or may be available, and in subsection B shall be accompanied by:

1. The annual financial statements specified in subsection A of § 13.1-774 of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than 16 months before the date of the notice and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

2. The latest available quarterly financial statements of such corporation, if any.

E. The right to receive the information described in subsection D may be waived in writing by a shareholder before or after the corporate action.

(1985, c. 522; 2005, c. 765; 2007, c. 165.)

§13.1-733. Notice of intent to demand payment.

A. If a corporate action specified in subsection A of § 13.1-730 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

1. Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

2. Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

B. If a corporate action specified in subsection A of § 13.1-730 is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares may not execute a consent in favor of the proposed action with respect to that class or series of shares.

C. A shareholder who fails to satisfy the requirements of subsection A or subsection B is not entitled to payment under this article.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765 ; 2007, c. 165.)

§13.1-734. Appraisal notice and form.

A. If proposed corporate action requiring appraisal rights under § 13.1-730 becomes effective, the corporation shall deliver a written appraisal notice and form required by subdivision B 1 to all shareholders who satisfied the requirements of § 13.1-733. In the case of a merger under § 13.1-719, the parent corporation shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

B. The appraisal notice shall be sent no earlier than the date the corporate action specified in subsection A of § 13.1-730 became effective and no later than 10 days after such date and shall:

1. Supply a form that (i) specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, (ii) if such announcement was made, requires the shareholder asserting appraisal rights certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (iii) requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for the transaction;

2. State:

a. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision 2 b of this subsection;

b. A date by which the corporation must receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection A appraisal notice and form were sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

c. The corporation’s estimate of the fair value of the shares;

d. That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in subdivision 2 b of this subsection, the number of shareholders who returned the form by the specified date and the total number of shares owned by them; and

e. The date by which the notice to withdraw under § 13.1-735.1 must be received, which date must be within 20 days after the date specified in subdivision 2 b of this subsection; and

3. Be accompanied by a copy of this article.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765 ; 2007, c. 165.)

§13.1-735.

Repealed by Acts 2005, c. 765, cl. 2.

§13.1-735.1. Perfection of rights; right to withdraw.

A. A shareholder who receives notice pursuant to § 13.1-734 and who wishes to exercise appraisal rights must complete, sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subdivision B 2 b of § 13.1-734. If the form requires the shareholder to certify whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision B1 of § 13.1-734, and the shareholder fails to make the certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under § 13.1-738. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed form, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection B.

B. A shareholder who has complied with subsection A may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subdivision B 2 e of § 13.1-734. A shareholder who fails to withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

C. A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection B of § 13.1-734, shall not be entitled to payment under this article.

(2005, c. 765; 2007, c. 165.)

§13.1-736.

Repealed by Acts 2005, c. 765, cl. 2.

§13.1-737. Payment.

A. Except as provided in § 13.1-738, within 30 days after the form required by subsection B 2 b of § 13.1-734 is due, the corporation shall pay in cash to those shareholders who complied with subsection A of § 13.1-735.1 the amount the corporation estimates to be the fair value of their shares plus interest.

B. The payment to each shareholder pursuant to subsection A shall be accompanied by:

1. The (i) annual financial statements specified in Subsection A of § 13.1-774 of the corporation that issued the shares to be appraised, which shall be as of a date ending not more than 16 months before the date of payment and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not available, the corporation shall provide reasonably equivalent information, and (ii) the latest available quarterly financial statements of such corporation, if any;

2. A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to subdivision B 2 c of § 13.1-734; and

3. A statement that shareholders described in subsection A have the right to demand further payment under § 13.1-739 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this article.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765 ; 2007, c. 165.)

§13.1-738. After-acquired shares.

A. A corporation may elect to withhold payment required by § 13.1-737 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision B 1 of § 13.1-734.

B. If the corporation elected to withhold payment under subsection A, it shall, within 30 days after the form required by subdivision B 2 b of § 13.1-734 is due, notify all shareholders who are described in subsection A:

1. Of the information required by subdivision B 1 of § 13.1-737;

2. Of the corporation’s estimate of fair value pursuant to subdivision B 2 of § 13.1-737 and its offer to pay such value plus interest;

3. That they may accept the corporation’s estimate of fair value plus interest in full satisfaction of their demands or demand for appraisal under § 13.1-739;

4. That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

5. That those shareholders who do not satisfy the requirements for demanding appraisal under § 13.1-739 shall be deemed to have accepted the corporation’s offer.

C. Within 10 days after receiving a shareholder’s acceptance pursuant to subsection B, the corporation shall pay in cash the amount it offered under subdivision B 2 to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

D. Within 40 days after sending the notice described in subsection B, the corporation shall pay in cash the amount it offered to pay under subdivision B 2 to each shareholder described in subdivision B 5.

(1985, c. 522; 2005, c. 765; 2007, c. 165.)

§ 13.1-739. Procedure if shareholder dissatisfied with payment or offer.

A. A shareholder paid pursuant to § 13.1-737 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s stated estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under § 13.1-737). A shareholder offered payment under § 13.1-738 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s estimate of the fair value of the shares plus interest.

B. A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection A within 30 days after receiving the corporation’s payment or offer of payment under § 13.1-737 or 13.1-738, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765.)

§13.1-740. Court action.

A. If a shareholder makes a demand for payment under § 13.1-739 that remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to § 13.1-737 plus interest.

B. The corporation shall commence the proceeding in the circuit court of the city or county where the corporation’s principal office, or, if none in the Commonwealth, where its registered office, is located. If the corporation is a foreign corporation without a registered office in the Commonwealth, it shall commence the proceeding in the circuit court of the city or county in the Commonwealth where the principal office, or, if none in the Commonwealth, where the registered office of the domestic corporation merged with the foreign corporation was located at the time the transaction became effective.

C. The corporation shall make all shareholders, whether or not residents of the Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D. The corporation may join as a party to the proceeding any shareholder who claims to have demanded an appraisal but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that a shareholder has not complied with the provisions of this article, that shareholder shall be dismissed as a party.

E. The jurisdiction of the court in which the proceeding is commenced under subsection B is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

F. Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares plus interest exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value plus interest of the shareholder’s shares for which the corporation elected to withhold payment under § 13.1-738.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765.)

13.1-741. Court costs and counsel fees.

A. The court in an appraisal proceeding commenced under § 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

B. The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

1. Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of § 13.1-732, 13.1-734, 13.1-737 or 13.1-738; or

2. Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

C. If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

D. To the extent the corporation fails to make a required payment pursuant to § 13.1-737, 13.1-738 or 13.1-739, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

(Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765.)

§ 13.1-741.1. Limitations on other remedies for fundamental transactions.

A. Except for action taken before the Commission pursuant to § 13.1-614 or as provided in subsection B, the legality of a proposed or completed corporate action described in subsection A of § 13.1-730 may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

B. Subsection A does not apply to a corporate action that:

1. Was not authorized and approved in accordance with the applicable provisions of:

a. Article 11 (§ 13.1-705 et seq.), Article 12 (§ 13.1-715.1 et seq.), or Article 13 (§ 13.1-723 et seq.);

b. The articles of incorporation or bylaws; or

c. The resolutions of the board of directors authorizing the corporate action;

2. Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

3. Is an interested transaction, unless it has been authorized, approved or ratified by the board of directors in the same manner as is provided in subsection B of § 13.1-691 and has been authorized, approved or ratified by the shareholders in the same manner as is provided in subsection C of § 13.1-691 as if the interested transaction were a director’s conflict of interests transaction; or

4. Is adopted or taken by less than unanimous consent of the voting shareholders pursuant to § 13.1-657 if:

a. The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the adoption or taking of the corporate action was not effective at least 10 days before the corporate action was effected; and

b. The proceeding challenging the corporate action is commenced within 10 days after notice of the adoption or taking of the corporate action is effective as to the shareholder bringing the proceeding.

C. Any remedial action with respect to corporate action described in subsection A of § 13.1-730 shall not limit the scope of, or be inconsistent with, any provision of § 13.1-614.

(2007, c. 165; 2008, c. 91.)

Annex D

VOTING AGREEMENT

VOTING AGREEMENT, dated as of January 6, 2010 (this “Agreement”), among Global Iron Holdings, LLC (“Parent”), and the persons and entities listed on Exhibit A hereto (collectively, the “Shareholders”).

WHEREAS, Parent proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, its subsidiary Global Iron Acquisition, LLC (“Merger Sub”), and Halifax Corporation of Virginia (the “Company”), pursuant to which the Company would merge with and into Merger Sub (the “Merger”) and the Shareholders and the other shareholders in the Company would receive in exchange for each share of Company Common Stock, $1.20 in cash;

WHEREAS, as of the date hereof, the Shareholders own (both beneficially and of record) the shares of Common Stock, par value $0.24 per share, of the Company (“Company Common Stock”) shown on the attached Exhibit A opposite their name;

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Shareholders agree, and in order to induce Parent to enter into the Merger Agreement the Shareholders have agreed, to vote their shares in favor of the Merger and appoint certain persons affiliated with Parent as their attorney and proxy, in accordance with the terms of this Agreement, in respect of shares of Company Common Stock owned by the Shareholders (the “Shares”); and

WHEREAS, the Company’s Board of Directors has been informed of the decision of the Shareholders to enter into this Agreement and is recommending that the Shareholders approve the Merger;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT AND PROXY OF THE SHAREHOLDERS

1.1  Voting of the Shares.  Each Shareholder hereby agrees that during the period commencing on the date hereof (the “Effective Date”) and continuing until the termination of this Agreement as specified in Article III hereof (the “Termination Date”), at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Shareholder shall vote (or cause to be voted) the Company Common Stock held of record or Beneficially Owned (as defined herein) by such Shareholder, whether heretofore owned or hereafter acquired, (i) for the Merger and the adoption and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) against any proposals for any merger, consolidation, sale or purchase of any assets, reorganization, recapitalization, amendment of the articles of incorporation or bylaws, change in the board of directors, liquidation or winding up of or by the Company or any other extraordinary corporate transaction which shall be reasonably likely to prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement. Each Shareholder, in his, her or its capacity as a Shareholder only, further agrees not to commit or agree to take any action inconsistent with the foregoing. Nothing in this Agreement will be deemed to restrict or limit the right of the Shareholder or any affiliate of the Shareholder to act in his, her or its capacity as an officer or director of the Company consistent with his, her or its fiduciary obligations in such capacity, if advised by counsel such action is required under applicable law.

For purposes of this Agreement, “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

1.2  Proxy.  The Shareholders hereby irrevocably appoint Michael Hirano, Lindsay Wynter and Thomas A. Waldman (collectively the “Proxy Holders”), until the earlier to occur of the Effective Time (as defined in the Merger Agreement) or the Termination Date, as their limited attorney-in-fact and proxy, with full power of substitution, for and on behalf of the Shareholders, with authority and direction only to vote at any annual or special meeting, (by written consent or otherwise) the Shares and all other voting securities of the Company that the Shareholders are entitled to vote (at any meeting of shareholders of the Company, whether annual or special and whether or not an adjourned or postponed meeting, or by consent in lieu of any such meeting or otherwise) for the Merger and the adoption and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, and against any proposal that the Proxy Holders deem to be reasonably likely to prevent the consummation of the Merger and the transactions contemplated by the Merger Agreement. This Agreement confers no other authority to vote on any other matters. The proxy and power of attorney granted pursuant to this Agreement is irrevocable and coupled with an interest and cannot be terminated by any act of the Shareholders, including but not limited to the death of any individual Shareholder, or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events (except the occurrence of the Termination Date) and shall be binding upon all successors, assigns and legal representatives of the Shareholders. No subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Shareholders with respect thereto. The proxy granted hereby shall not be permitted to make a demand for appraisal rights with respect to the Shares pursuant to any dissenting shareholder or appraisal provision of applicable law. Each Shareholder in his, her or its capacity as a Shareholder only, further agrees not to act, or to agree to take any action, inconsistent with the foregoing. The proxy granted hereby includes the power to call, or, to the extent legally permissible, cause the Shareholders to call, a special meeting of shareholders of the Company to consider the Merger Agreement and the transactions contemplated thereby.

ARTICLE II

COVENANTS OF THE SHAREHOLDERS

2.1  No Disposition or Encumbrance of Shares.  The Shareholders hereby covenant and agree that, while this Agreement is in effect, except as contemplated by this Agreement, the Shareholders shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of the Shares, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Shareholders’ voting rights, charge or other encumbrance of any nature whatsoever (“Lien”) with respect to the Shares. The Shareholders further covenant and agree not to deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any additional proxy or give instructions with respect to the voting of any the Shares.

For purposes of this Agreement, a “Person” is an individual, association, trust, corporation, partnership, limited liability company, governmental body or any other entity or person.

2.2  Pre-Closing Transfer Restrictions.  Except as permitted by this Agreement, each Shareholder agrees, in his, her or its capacity as a Shareholder only, that until the earlier of the Effective Time (as defined in the Merger Agreement) or the Termination Date, each Shareholder will not (i) sell, hypothecate, transfer, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option, put, call or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of any of the Shares to any Person, (ii) trade or take any position, hedge or otherwise, with respect to the Shares, (iii) enter into any voting arrangement or understanding, whether by proxy, voting agreement or otherwise, with respect to any of the Shares or (iv) take any action that would have the effect of preventing or impeding the Shareholders from performing any of their obligations under this Agreement. Notwithstanding the foregoing, the completion, before or after the record date of an annual or special meeting to vote upon the Merger, of a transfer by operation of law or under the terms of an agreement or trust instrument existing on the date hereof, shall be permitted if the transferee executes a counterpart of this Agreement (and no such transfer shall effect the validity of the proxy granted pursuant to Section 1.2).

2.3  No Announcements; No Solicitation of Transactions.  Subject to and without prejudice to their fiduciary obligations as employees, officers or directors of the Company and except as permitted by the

Merger Agreement, each Shareholder agrees that between the date of this Agreement and the Termination Date, such Shareholder will not, and will use its reasonable efforts to cause its attorneys, accountants or financial advisors or other similar representatives or, in the case of a Shareholder that is an entity, its members, partners, directors, officers or employees, (“Representatives”) retained by it not to, directly or indirectly through another Person, (i) issue any press release or make any other public statement or announcement with respect to the Merger Agreement, this Agreement, the Merger or any of the transactions contemplated thereby or hereby, except as may be required by applicable law including without limitation through amendments to any applicable Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission; (ii) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided that the foregoing shall not limit or prohibit any Representative who is a director of the Company from exercising his or her fiduciary duty solely as a director of the Company in a manner consistent with the terms and conditions set forth in the Merger Agreement.

2.4  Dissenters’ Rights.  Each Shareholder hereby irrevocably waives any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to any of the Shareholder’s Shares which may arise with respect to the Merger.

2.5  Officers and Directors.  Notwithstanding anything contained to the contrary in this Agreement, in the event a Shareholder is a director or officer of the Company, nothing in this Agreement is intended or shall be construed to require such Shareholder, solely in his or her capacity as a director or officer of the Company, to act or fail to act in any manner inconsistent with his or her fiduciary duties in such capacity. Furthermore, no Shareholder who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein solely in his or her capacity as a director or officer, and nothing herein will limit or affect, or give rise to any liability of any Shareholder solely in such Person’s capacity as a director or officer of the Company.

ARTICLE III

TERMINATION

This Agreement shall terminate on the earliest to occur of (i) the Effective Time (as defined in the Merger Agreement) or, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) any material amendment (including without limitation a decrease in or a change in the form of the consideration paid to shareholders or any addition of a material obligation or additional liability on the part of the Shareholder) to the Merger Agreement that is adverse to the Shareholders. Nothing in this Article III shall relieve any party of liability for breach of this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1  Ownership of Shares.  The Shareholder represents and warrants to Parent that as of the date hereof, the Shareholder is the record or beneficial owner of (a) the number of Shares set forth opposite the Shareholder’s name on Exhibit A hereto and (b) any shares of Company Common Stock added to the definition of “Shares” pursuant to Section 1.1, and is, and (subject to the last sentence of Section 4.1) throughout the term of this Agreement will be, the record and beneficial owner of such Shares, free and clear of all Liens. Except as set forth on Exhibit A, the Shares owned by the Shareholder are owned free and clear of all Liens, other than any Liens created by this Agreement. The Shareholder further represents and warrants to Parent that Shareholder has the sole right and power to vote and dispose of the Shares, and none of the Shares is subject to any irrevocable proxy, power of attorney, voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act or state securities laws or as provided in this Agreement) of any of the Shares, which appointment or grant is still effective.

4.2  Third Party Beneficiary.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that Merger Sub shall also be entitled to enforce the rights of Parent.

4.3  Further Assurances.  The Shareholders and Parent will execute and deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

4.4  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

4.5  Entire Agreement.  This Agreement constitutes the entire agreement among Parent and the Shareholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Parent and the Shareholders with respect to the subject matter hereof.

4.6  Assignment.  This Agreement shall not be assigned by operation of law or otherwise.

4.7  Obligations of Successors.  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors, permitted assigns, heirs and beneficiaries.

4.8  Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Nothing in this Agreement is intended to confer on the Shareholders any rights with respect to consent on amendments or waivers to the Merger Agreement entered into or given by Parent or the Company.

4.9  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

4.10  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, reputable overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the Shareholder at the address shown for such Shareholder on the books and records of Company, or Parent c/o Global Equity Capital, LLC, 6260 Lookout Road, Boulder, Colorado 80301, Attention: Chief Financial Officer, telecopy (303) 531-1001.

4.11  Governing Law.  The validity and interpretation of this Agreement shall be governed by the laws of the State of Virginia, without reference to the conflicts of law principles thereof.

4.12  Headings; Certain Defined Terms.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Capitalized terms used but not defined herein have the meanings given in the Merger Agreement.

4.13  Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The signatures of the parties on this Agreement may be delivered digitally or by facsimile and any such digital copy or facsimile signature shall be deemed an original.

4.14  Agreement Several Among Shareholders.  Parent and each Shareholder agree that no Shareholder shall be liable for any breach hereof by another Shareholder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or representatives as of the day and year first written above.

GLOBAL IRON HOLDINGS, LLC

By:	/s/ Thomas A. Waldman
Name:     Thomas A. Waldman

Title:	VP and Secretary

SHAREHOLDERS:
HEWITT FAMILY, LLC

By:	/s/ Thomas L. Hewitt
Its:

GROFAM, L.P.

By:	/s/ John H. Grover

Its:	General Partner

/s/  John H. Grover
John H. Grover

/s/  Charles L. McNew
Charles L. McNew

/s/  Joseph Sciacca
Joseph Sciacca

/s/  John M. Toups
John M. Toups
/s/  Daniel R. Young
Daniel R. Young

/s/  Donald M. Ervine
Donald M. Ervine

[Shareholders signatures continue next page]

/s/  Nancy M. Scurlock
Nancy M. Scurlock

/s/  Arch C. Scurlock, Jr.
Arch C. Scurlock, Jr.

ARCH C. SCURLOCK CHILDREN’S TRUST,
dated December 9, 2002

By:	/s/ Mary Scurlock Adamson
Mary Scurlock Adamson, Trustee

By:	/s/ John H. Grover
John H. Grover, Trustee

By:	/s/ Arch C. Scurlock, Jr.
Arch C. Scurlock, Trustee

By	/s/ Nancy M. Scurlock
Nancy M. Scurlock, Trustee

EXHIBIT A

	Number of
Name	Shares of Record

John H. Grover	1,500
GroFam, LP	41,285
Hewitt Family, LLC	24,331
Charles L. McNew	32,831	*
Joseph Sciacca	28,779	**
John M. Toups	29,931
Daniel R. Young	24,331
Nancy M. Scurlock	392,961
The Arch C. Scurlock Children’s Trust	392,961
Arch C. Scurlock, Jr.	17,150
Donald M. Ervine	0

*	Includes 24,331 shares held of record in a retirement account over which voting control is available.

**	Includes 19,484 shares held of record in a retirement account over which voting control is available.

Annex E

AUDIT COMMITTEE CHARTER

HALIFAX CORPORATION OF VIRGINIA

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.	PURPOSE

There shall be a committee of the board of directors (the “Board”) to be known as the Audit Committee (the “Committee”) of Halifax Corporation of Virginia (the “Company”). The Committee’s purpose is to:

(A) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and

(B) prepare a Committee report as required by the rules of the Securities and Exchange Commission (“SEC”).

II.	COMPOSITION

The Committee shall have at least three (3) members, each of whom must meet the following conditions: (i) satisfy the independence standards specified in Section 121A of the American Stock Exchange Company Guide (the “AMEX Company Guide”) (except as set forth in Section 121B(2)(b) of the AMEX Company Guide); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)); and (iii) be able to read and understand fundamental financial statements, including a Company’s balance sheet, income statement, and cash flow statement. Additionally, the Company must certify that it has, and will continue to have, at least one member of the Committee who is financially sophisticated in that such member has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairperson of the Committee (or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the Committee between meetings.

A member of the Committee shall promptly notify the Committee and the Board if the member is no longer an independent director and such member shall be removed from the Committee unless the Board determines that an exception to the independent director requirement is available under the applicable section of the AMEX Company Guide with respect to such member’s continued membership and that an exception should be made.

III.	MEETINGS AND PROCEDURES

Consistent with the Company’s Articles of Incorporation, Bylaws and applicable state law, the following shall apply:

•	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

•	The Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each audit committee member. The Company shall make available to the Committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the Committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or entities (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

•	The chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee.

•	The chairperson, in consultation with other members of the Committee, shall set the length of each meeting and the agenda of items to be addressed at each meeting and shall circulate the agenda to each member of the Committee in advance of each meeting.

•	A majority of the members of the Committee shall constitute a quorum.

•	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests.

•	The Committee shall keep written minutes of its meetings, which minutes shall be maintained by the Company with the books and records of the Company. The chairperson may designate an officer or employee of the Company to serve as secretary to the Committee.

IV.	DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee shall be as follows:

•	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee;

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

•	Have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties;

•	Receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties;

•	Ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

•	Report regularly to the Board;

•	Make an annual performance evaluation of the Committee;

•	Review and assess the adequacy of the Committee’s charter annually;

•	Comply with all preapproval requirements of Section 10A(i) of the Exchange Act and all SEC rules relating to the administration by the Committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 C.F.R. § 210.2-01(c)(7);

•	Approve all related party transactions;

•	Make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board; and

•	Act as a qualified legal compliance committee as defined in 17 C.F.R. § 205.2.

V.	DELEGATION

Any duties and responsibilities of the Committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Committee or a subcommittee of the Committee.

VI.	LIMITATIONS

The Committee is responsible for the duties and responsibilities set forth in this charter, but its role is oversight and therefore it is not responsible for either the preparation of the Company’s financial statements or the auditing of the Company’s financial statements. The members of the Committee are not employees of the Company and may not be accountants or auditors by profession or experts in accounting or auditing. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the Committee described in this charter. The review of the financial statements by the Committee is not of the same character or quality as the audit performed by the independent auditors. The oversight exercised by the Committee is not a guarantee that the financial statements will be free from mistake or fraud. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

ANNUAL MEETING OF SHAREHOLDERS OF
HALIFAX CORPORATION OF VIRGINIA
March 2, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
Vote online until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON- You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and other information about the Company are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07821
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.   â
■    20730030000000001000 1                                                                 030210

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL, ALL OF THE DIRECTOR NOMINEES AND THE ADJOURNMENT PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

2.	To elect seven directors, each for a one year term to serve until his successor is duly elected and qualified.

NOMINEES:
☐	FOR ALL NOMINEES	O O	John H. Grover John M. Toups
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Daniel R. Young Thomas L. Hewitt
☐	FOR ALL EXCEPT (See instructions below)	O O	Arch C. Scurlock, Jr. Donald M. Ervine
		O	Charles L. McNew

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
1.
To consider and vote on a proposal to approve the Agreement and Plan of Merger by and among Global Iron Holdings, LLC, a Delaware limited liability company, Global Iron Acquisition, LLC, a Delaware limited liability company and Halifax Corporation of Virginia, dated January 6, 2010 and the transactions contemplated thereby, as the same may be amended from time to time (the “Merger Proposal”).
		☐	☐	☐

3.
To consider and vote on a proposal to adjourn the annual meeting, if necessary or appropriate to solicit additional proxies, if there are insufficient votes at the time of the meeting to achieve a quorum or approve the Merger Proposal (“Adjournment Proposal”).
		☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any of the postponements or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER PROPOSAL, ALL OF THE DIRECTOR NOMINEES AND THE ADJOURNMENT PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and choose to vote at the Annual Meeting or at any postponements or adjournments thereof, and after notification to the Secretary of Halifax Corporation of Virginia at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Halifax Corporation of Virginia or by duly executing a proxy bearing a later date prior to voting.

The undersigned acknowledges receipt with this Proxy, a copy of the Proxy Statement for the Annual Meeting of Shareholders to be held March 2, 2010 and 2009 Annual Report to Shareholders as well as the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■
HALIFAX CORPORATION OF VIRGINIA
5250 Cherokee Avenue
Alexandria, Virginia 22312
Annual Meeting of Shareholders to be held on March 2, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Robert W. Drennen, as proxy and attorney in fact with full power of substitution to represent and to vote for the undersigned all shares of Common Stock, $0.24 par value, of Halifax Corporation of Virginia that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Halifax Corporation of Virginia to be held on March 2, 2010 and at any postponement or adjournment thereof. The undersigned directs this proxy to vote as indicated on this proxy card.
THE PROXY AGENT MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE HALIFAX CORPORATION OF VIRGINIA PROXY STATEMENT.
(Continued and to be signed on the reverse side)

■	14475 ■